UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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NUCOR CORPORATION
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1915 Rexford Road   Charlotte, North Carolina 28211   Phone 704.366.7000

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

The 2025 annual meeting of stockholders (the “Annual Meeting”) of Nucor Corporation (“Nucor,” “we,” “us” or “our”) will be held at 9:00 a.m., Eastern Time, on Thursday, May 8, 2025 via live audio webcast at www.virtualshareholdermeeting.com/NUE2025, for the following purposes:

•	To elect the eight directors nominated by the Board of Directors;

•	To ratify the appointment of PricewaterhouseCoopers LLP to serve as Nucor’s independent registered public accounting firm for 2025;

•	To approve, on an advisory basis, Nucor’s named executive officer compensation in 2024;

•	To approve the Nucor Corporation 2025 Omnibus Incentive Compensation Plan; and

•	To conduct such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders as of the close of business on March 10, 2025 are entitled to receive notice of, and to vote at, the Annual Meeting by visiting www.virtualshareholdermeeting.com/NUE2025. To participate in the Annual Meeting via live audio webcast, you will need the 16-digit control number, which can be found on the proxy card, voting instruction form or notice provided or the instructions that you receive by e-mail. If you hold your shares in the name of a broker, bank, trustee or other nominee, you may contact your broker, bank, trustee or other nominee for assistance with your control number.

Nucor has designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would have at an in-person meeting, using online tools to ensure stockholder access and participation. Specifically, stockholders participating in the Annual Meeting will be able to vote their shares electronically and to submit questions during the meeting using the directions on the virtual meeting site, www.virtualshareholdermeeting.com/NUE2025, that day. Individuals interested in attending the Annual Meeting and who do not have a control number may register as a guest on the virtual meeting site but will not be able to vote or to submit questions during the meeting. The Annual Meeting will begin promptly at 9:00 a.m., Eastern Time. Please allow ample time for the online check-in process.

Whether or not you plan to participate in the Annual Meeting, we strongly encourage you to vote as soon as possible to ensure that your shares are represented at the meeting. The accompanying Proxy Statement explains more about voting. Please read it carefully.

This year we will once again be using the Securities and Exchange Commission rule that allows us to provide proxy materials to our stockholders via the Internet. By doing so, most of our stockholders will only receive a notice of the Annual Meeting containing instructions on how to access the proxy materials via the Internet and to vote online, by telephone or by mail. If you would like to receive a paper or e-mail copy of the proxy materials, you should follow the instructions in the notice for requesting a copy.

By order of the Board of Directors,

A. Rae Eagle

Vice President and

Corporate Secretary

March 24, 2025

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders To Be Held on May 8, 2025

The Notice of 2025 Annual Meeting of Stockholders and Proxy Statement and

the 2024 Annual Report to Stockholders are available at www.proxyvote.com.

YOUR VOTE IS VERY IMPORTANT. TO ENSURE THAT YOU WILL BE REPRESENTED AT THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY AS SOON AS POSSIBLE VIA THE INTERNET, BY TELEPHONE OR BY MAIL.

Dear fellow stockholders,

I appreciate your investment in Nucor and the vote of confidence in our team that it represents.

Your time is valuable, so allow me to briefly share what I most want you to know before you vote:

•  Nucor aims to be the safest, highest quality, lowest cost, most sustainable and most profitable steel and steel products company in the world.

•  In an increasingly resource-constrained world, Nucor is the largest recycler of scrap in North America.

•  The vast majority of Nucor’s suppliers and customers are in North America — a significant attribute as the risk of lengthy supply chains has become more apparent in recent years.

•  Nucor’s products are essential to the functioning of our economy and at the core of sectors that matter greatly to human productivity and security: construction, transportation, energy production and transmission, as well as manufacturing.

•  Sustainable value creation guides how we approach governance, compensation, capital allocation and risk management.

•  The results of our approach are evident in the following:

-  In 2024, we delivered the safest year in Nucor history.

-  Over the past 5 years, we have returned more than $12 billion to our stockholders via share repurchases and dividends, even as we invested over $16 billion to grow your company.

-  We have both paid and increased our regular quarterly dividend annually since 1973.

We therefore ask for your vote in favor of the items described in this Proxy Statement, welcome your input at any time of year, and thank you for your support.

Sincerely,

Leon J. Topalian

Chair, President and Chief Executive Officer

i

THE WORLD’S MOST SUSTAINABLE STEEL AND STEEL PRODUCTS MANUFACTURER

WHAT DOES IT MEAN TO BE SUSTAINABLE?

Sustainability is synonymous with the viability of a company, community, institution or societal practice over the long-term. It is generally thought of as a form of ethics that accommodates the economic, social and environmental needs of both current and future generations.

OUR COMMITMENT

Nucor’s commitment to Sustainability is at the heart of our mission as it guides both our actions today and the strategy that lays the foundation for our future.

ECONOMIC	SOCIAL	ENVIRONMENTAL
10% EPS compound annual growth rate (“CAGR”) since 1999	+ 90% Retention rate	Steel made from ~77% recycled content
11% Dividend CAGR since 1999	42% Improvement in safety over the last five years	CO2 intensity 40% of the global average
Strongest credit ratings in the Industry	Nucor’s scholarship program has granted more than 27,000 students ~$134 million since inception in 1974	Founded the Global Steel Climate Council to lead industry decarbonization

OUR MISSION

GROW THE CORE	EXPAND BEYOND	LIVE OUR CULTURE

Modernizing and growing our fleet

of industry leading EAF steel mills

and downstream, value-added

finishing capabilities to serve an

even wider array of customer needs

for the next 50 years and beyond.

	Expanding into new products and markets that leverage Nucor’s steelmaking heritage and our core competency as a leading industrial manufacturer.	Recognizing, by our actions and words that: 1. Nucor teammates are the true source of value creation for Nucor stockholders. 2. We must earn the trust of our partners and stakeholders every day.

OUR CHALLENGE IS TO BECOME THE WORLD’S SAFEST STEEL COMPANY

We live each day with gratitude for the families, customers and partners that make our work possible.

ii

iii

PROXY SUMMARY

The summary below highlights information contained elsewhere in this Proxy Statement. As the summary does not contain all of the information that you should consider, please refer to the complete Proxy Statement before voting.

2025 Annual Meeting of Stockholders

Time & Date:	9:00 a.m., Eastern Time, on Thursday, May 8, 2025
Place:	The Annual Meeting will be a virtual meeting, conducted exclusively via live audio webcast at www.virtualshareholdermeeting.com/NUE2025
Record Date:	March 10, 2025
Proxy Materials:

As set forth in more detail on page 64 of this Proxy Statement, “General Information – Delivery of Proxy Materials,” proxy materials for the Annual Meeting were sent to stockholders beginning March 24, 2025

Who Can Vote:	Stockholders as of the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting

Voting Matters

Proposals		Board Vote Recommendation	Page No. for Additional Information
1.	Election of eight directors nominated by the Board of Directors	FOR each nominee	3, 64
2.	Ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2025	FOR	24, 64
3.	Advisory vote to approve Nucor’s named executive officer compensation in 2024	FOR	56, 65
4.	Approval of the Nucor Corporation 2025 Omnibus Incentive Compensation Plan	FOR	57, 65

Director Nominees (page 3)

Name	Age	Director Since	Professional Background	Independent

Norma B. Clayton	66	2021	Retired Vice President, The Boeing Company	Yes

Patrick J. Dempsey	60	2016	Retired President and CEO, Barnes Group Inc.	Yes

Nicholas C. Gangestad	60	2023	Retired Senior Vice President and CFO, Rockwell Automation, Inc.	Yes

Christopher J. Kearney	69	2008	Retired Executive Chairman, Otis Worldwide Corporation	Yes

Laurette T. Koellner	70	2015	Retired President, Boeing International	Yes

Michael W. Lamach	61	2022	Retired Chairman and CEO, Trane Technologies plc	Yes

Leon J. Topalian	57	2020	Chair, President and CEO, Nucor Corporation	No

Nadja Y. West	64	2019	Retired Lieutenant General, U.S. Army	Yes

 2025 Proxy Statement 1

Corporate Governance Highlights (page 11)

Our commitment to good corporate governance stems from our belief that a strong governance framework creates long-term value for our stockholders. Our governance framework includes the following highlights:

Board and Governance Information
Highly qualified and engaged Board with relevant expertise to oversee our business and strategy	Yes	Empowered independent lead director with clearly articulated responsibilities	Yes
Size of current Board	8	Robust annual self-evaluations of Board, Board committees, Chair and CEO, and Lead Director	Yes
Current number of independent directors	7	Supermajority threshold for mergers	Yes
Average age of current directors	64	Proxy access	Yes
Average tenure of current directors	6.6 Years	Stockholder action by written consent	Yes
Current percentage of women and minority Board members	38%	Poison pill	No
All directors stand for annual election	Yes	Stock ownership guidelines for non-employee directors and executive officers	Yes
Majority vote resignation policy in uncontested director elections	Yes	Prohibition against hedging, short-selling and pledging	Yes
Number of Board meetings in 2024	5	Executive Officer Incentive Compensation Recoupment Policy aligned with SEC clawback rules and related NYSE listing requirements	Yes
Separate Chair and CEO	No	Comprehensive and strategic risk oversight	Yes

Annual Meeting Attendance and Voting Instructions

The Annual Meeting is to be held at 9:00 a.m., Eastern Time, on Thursday, May 8, 2025. The Annual Meeting will be a virtual meeting, conducted exclusively via live audio webcast at www.virtualshareholdermeeting.com/NUE2025.

To participate in the Annual Meeting via live audio webcast, you will need the 16-digit control number, which can be found on the proxy card, voting instruction form or notice provided or the instructions that you receive by e-mail. If you hold your shares in the name of a broker, bank, trustee or other nominee, you may contact your broker, bank, trustee or other nominee for assistance with your 16-digit control number. If you encounter any difficulties accessing the live audio webcast of the Annual Meeting during the online check-in process or during the meeting itself, including any difficulties with your 16-digit control number, please call the technical support number available on the virtual meeting site, www.virtualshareholdermeeting.com/NUE2025.

Nucor has designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would have at an in-person meeting, using online tools to ensure stockholder access and participation. Specifically, stockholders participating in the Annual Meeting will be able to vote their shares electronically and to submit questions during the meeting using the directions on the virtual meeting site, www.virtualshareholdermeeting.com/NUE2025, that day. Individuals interested in attending the Annual Meeting and who do not have a control number may register as a guest on the virtual meeting site but will not be able to vote or to submit questions during the meeting. The Annual Meeting will begin promptly at 9:00 a.m., Eastern Time. Please allow ample time for the online check-in process.

2   2025 Proxy Statement

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board of Directors currently consists of eight members and has no vacancies. On the recommendation of the Governance and Nominating Committee, the Board has nominated the following eight persons for election at the Annual Meeting: Norma B. Clayton; Patrick J. Dempsey; Nicholas C. Gangestad; Christopher J. Kearney; Laurette T. Koellner; Michael W. Lamach; Leon J. Topalian; and Nadja Y. West. If elected, each nominee will serve until his or her term expires at the 2026 annual meeting of stockholders or until his or her earlier death, resignation or removal. All of the nominees are currently serving as directors and were elected to the Board at the 2024 annual meeting of stockholders. Each nominee has agreed to be named in this Proxy Statement and to serve if elected.

Shares represented by all proxies received by the Board of Directors and not marked to withhold authority to vote for the nominees will be voted for their election. The Board knows of no reason why any of the director nominees should be unable or unwilling to serve, but if that should be the case, proxies received will be voted for the election of such other persons, if any, as the Board may designate.

Majority Voting in Uncontested Director Elections. We have a majority vote standard in uncontested director elections in order to address “holdover” terms for any incumbent directors. Under our Corporate Governance Principles, in an uncontested director election, any nominee for director who is an incumbent director and receives a greater number of votes “withheld” from his or her election than votes “for” his or her election must promptly tender his or her resignation to the Corporate Secretary of the Company following certification of the stockholder vote for consideration by the Board of Directors. In such event, within 120 days following certification of the stockholder vote, the Board will decide, after taking into account the recommendation of the Governance and Nominating Committee (in each case excluding the nominee(s) in question), whether to accept the resignation. The Governance and Nominating Committee and the Board may each consider all factors it deems relevant in deciding whether to accept a director’s resignation. Nucor will promptly disclose the Board’s decision and the reasons therefor in a Form 8-K filing with the Securities and Exchange Commission (the “SEC”). The resignation policy set forth in the Company’s Corporate Governance Principles does not apply to contested elections.

Vote Recommendation

The Board of Directors recommends a vote “FOR” the election of each of the eight director nominees named in this proposal.

 2025 Proxy Statement 3

INFORMATION CONCERNING EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS OF THE NOMINEES

The Board of Directors consists of a diverse group of individuals that provide dedicated and effective oversight of the Company. All of our director nominees possess integrity, independent perspective, strong work ethic, strength of conviction, collaborative approach to engagement, inquisitiveness and the willingness to appropriately challenge management. In addition to these attributes, when evaluating potential Board members, the Board considers a wide range of experience, qualifications and skills, many of which are identified in the matrix below, that it believes contribute to a well-rounded perspective suitable to growing our Company and protecting the interests of our stockholders. While we look to each director nominee to be knowledgeable in the areas identified in the matrix, the areas do not comprise all of the diverse experience, qualifications and skills our director nominees possess and routinely contribute to our Company. In addition, the absence of a ✓ in the matrix does not mean that the director nominee does not possess that experience, qualification or skill; however, the mark indicates that the area is a particularly prominent experience, qualification or skill that the director nominee brings to the Board.

Director Nominee Skills Matrix, Diversity Highlights and Demographics

Age / Tenure (years)	Clayton 66 / 4	Dempsey 60 / 8	Gangestad 60 / 2	Kearney 69 / 16	Koellner 70 / 10	Lamach 61 / 3	Topalian 57 / 5	West 64 / 6

Experience, Qualifications, Skills

Manufacturing/Operations	✓	✓	✓	✓		✓	✓

Finance/Capital Allocation	✓	✓	✓	✓	✓	✓	✓	✓

CEO Leadership		✓		✓		✓	✓

Business Development/Growth Strategy	✓	✓	✓	✓	✓	✓	✓	✓

Talent Development & Succession Planning	✓	✓	✓	✓	✓	✓	✓	✓

Global Business	✓	✓	✓	✓	✓	✓	✓	✓

Sustainability		✓	✓	✓		✓	✓

Risk Management & Controls	✓	✓	✓	✓	✓	✓	✓	✓

Public Company Governance		✓	✓	✓	✓	✓	✓

Technology	✓	✓	✓	✓	✓	✓	✓	✓
Diversity Highlights

Self-Identified Gender	Female	Male	Male	Male	Female	Male	Male	Female

Self-Identified Ethnicity	African American or Black	White	White	White	White	White	White	African American or Black

4   2025 Proxy Statement

INFORMATION CONCERNING EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS OF THE NOMINEES

Our Director Nominees

NORMA B. CLAYTON Age: 66 Independent Director Since 2021 Committees: • Audit • Compensation and Executive Development • Governance and Nominating

Ms. Clayton was Vice President for Learning, Training and Development at The Boeing Company, an aerospace manufacturer, from July 2007 until her retirement in March 2016. Prior to this role, she led a number of important assignments at Boeing, including a Global Sourcing Initiative to increase growth and productivity of Boeing’s global supply chain from July 2006 to July 2007. Ms. Clayton joined Boeing in February 1995. During her tenure with the company, she held a variety of leadership roles within the Defense, Space & Security segment of Boeing, including Vice President of Supplier Management and Procurement from August 2004 to June 2006, Vice President and General Manager of the Maintenance and Modification Centers from April 2002 to July 2004 and Vice President of Quality and Lean Manufacturing from June 1998 to April 2002. Prior to her time with Boeing, Ms. Clayton held leadership positions at General Electric Company, General Motors Company, Lockheed Martin Corporation and RCA. She serves as Chair of the Board of Trustees of Tuskegee University and has served on the Board of Trustees since 2009.

Other Current Public Company Directorships • The Goodyear Tire & Rubber Company (since 2022)

Qualifications

Ms. Clayton brings to the Board extensive experience in the areas of business management, manufacturing operations, technology and innovation leadership, human resources and international business.

PATRICK J. DEMPSEY Age: 60 Independent Director Since 2016 Committees: • Audit • Compensation and Executive Development (Chair) • Governance and Nominating

Mr. Dempsey served as Executive Vice Chairman of Barnes Group Inc., a global provider of highly engineered products, differentiated industrial technologies and innovative solutions, serving a wide range of end markets and customers, from July 2022 until October 2022. He was Barnes Group’s President and Chief Executive Officer from 2013 until 2022. Prior to that, Mr. Dempsey served as Barnes Group’s Senior Vice President and Chief Operating Officer from 2012 to 2013. Mr. Dempsey joined Barnes Group in 2000 and held a number of other positions, including President, Windsor Airmotive; Vice President, Barnes Group; President, Barnes Aerospace; President, Barnes Distribution; and President, Logistics and Manufacturing Services. Prior to joining Barnes Group, Mr. Dempsey held leadership positions at United Technologies Corporation’s (now known as RTX Corporation) Pratt and Whitney Division and the Interturbine Group of Companies. Mr. Dempsey is a past Chair of the Executive Committee of the Manufacturers Alliance.

Former Public Company Directorships Held In Past Five Years • Barnes Group Inc. (2013 – 2022)
Qualifications Mr. Dempsey brings to the Board extensive experience in the areas of business management, technology leadership, corporate strategy and international business development.

 2025 Proxy Statement 5

INFORMATION CONCERNING EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS OF THE NOMINEES

NICHOLAS C. GANGESTAD Age: 60 Independent Director Since 2023 Committees: • Audit • Compensation and Executive Development • Governance and Nominating

Mr. Gangestad served as Senior Vice President and Chief Financial Officer of Rockwell Automation, Inc., the world’s largest company dedicated to industrial automation and digital transformation, from March 2021 to September 2024. Prior to joining Rockwell Automation, he had a long career with 3M Company. 3M is a diversified technology company with a global presence in the fields of manufacturing, worker safety, healthcare and consumer goods. Mr. Gangestad served in various roles with 3M, including Senior Vice President and Chief Financial Officer from 2014 to 2020; Vice President, Controller and Chief Accounting Officer from 2011 to 2014; Director of Corporate Accounting from 2007 to 2011; and Vice President, Finance and Information Technology from 2003 to 2007.

Other Current Public Company Directorships • Genpact Limited (since 2024)

Qualifications

Mr. Gangestad brings more than three decades of finance experience to the Board. Through his previous roles at Rockwell Automation and 3M, he has expertise in compliance, financial planning, treasury and tax, as well as significant leadership experience with global companies, all of which brings valuable perspective to the Board.

CHRISTOPHER J. KEARNEY Lead Director Since September 2022 Age: 69 Independent Director Since 2008 Committees: • Audit • Compensation and Executive Development • Governance and Nominating (Chair)

Mr. Kearney served as Executive Chairman of the board of directors of Otis Worldwide Corporation, the world’s largest manufacturer, installer and service provider of elevators and escalators, from April 2020 until February 2022. He founded Eagle Marsh Holdings, LLC, a business and real estate investment firm, in 2016 and has served as its managing partner since its establishment. Mr. Kearney previously served as Non-Executive Chairman of the board of directors of SPX FLOW, Inc., a global supplier of highly engineered flow components, process equipment and turn-key solutions for the power and energy, food and beverage and industrial end markets, from January 2016 until May 2017 and as Chairman, President and Chief Executive Officer of SPX FLOW from October 2015 through December 2015. Prior to the spinoff of SPX FLOW from SPX Corporation, a global multi-industry manufacturer, Mr. Kearney served as Chairman of SPX Corporation from 2007 through September 2015, and as President and Chief Executive Officer of SPX Corporation from 2004 through September 2015. He joined SPX Corporation in 1997 as Vice President, Secretary and General Counsel.

Other Current Public Company Directorships • Otis Worldwide Corporation (since 2020)
Former Public Company Directorships Held In Past Five Years • United Technologies Corporation (2018 – 2020)

Qualifications

In addition to his strong leadership skills developed as the Chief Executive Officer of a global manufacturing company, Mr. Kearney brings to the Board valuable business and mergers and acquisitions experience as well as corporate legal experience.

6   2025 Proxy Statement

INFORMATION CONCERNING EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS OF THE NOMINEES

LAURETTE T. KOELLNER Age: 70 Independent Director Since 2015 Committees: • Audit (Chair) • Compensation and Executive Development • Governance and Nominating

Ms. Koellner served as Executive Chairman of the board of directors of International Lease Finance Corporation, an aircraft leasing subsidiary of American International Group, Inc., a leading global insurance organization, from 2012 until its sale in 2014. Ms. Koellner served from 2006 to 2008 as President of Boeing International, a division of The Boeing Company, an aerospace manufacturer. Prior to that, Ms. Koellner served as President of Connexion by Boeing from 2004 to 2006. She also served as Executive Vice President, Chief Administration and Human Resources Officer of Boeing from 2002 to 2004 and was a member of the Office of the Chairman from 2002 to 2003. She served as President of Shared Services Group of Boeing from 2001 to 2002 and as Vice President and Corporate Controller of Boeing from 1999 to 2001. Prior to her time with Boeing, Ms. Koellner spent 19 years at McDonnell Douglas Corporation, where her roles included Vice President and Corporate General Auditor as well as Division Director of Human Resources.

Other Current Public Company Directorships • The Goodyear Tire & Rubber Company (since 2015) • Papa John’s International, Inc. (since 2014)
Former Public Company Directorships Held In Past Five Years • Celestica Inc. (2009 – 2025)

Qualifications

Ms. Koellner brings to the Board extensive international and financial expertise and strong executive leadership and strategic management skills. She has experience in corporate governance, human resources and risk management as well as significant public company board experience.

MICHAEL W. LAMACH Age: 61 Independent Director Since 2022 Committees: • Audit • Compensation and Executive Development • Governance and Nominating

Mr. Lamach served as Executive Chair of Trane Technologies plc, a global leader in climate control and climate-focused innovations for buildings, homes and transportation, from July 2021 until his retirement in December 2021. Previously, Mr. Lamach served as Chairman and Chief Executive Officer of Trane Technologies from its separation from Ingersoll-Rand plc in February 2020 to July 2021. Mr. Lamach served in a number of leadership roles with Ingersoll-Rand, including Chairman and Chief Executive Officer from June 2010 to February 2020, President and Chief Executive Officer from February 2010 to June 2010, President and Chief Operating Officer from 2009 to February 2010, President of Trane Commercial Systems from 2008 to 2009 and President of the Security Technologies Sector from 2004 to 2008. Prior to his time with Ingersoll-Rand, Mr. Lamach spent 17 years in a variety of management positions with Johnson Controls International plc. Mr. Lamach currently serves on the Board of Trustees of Johnson C. Smith University and is a past Chair of the Board of the National Association of Manufacturers.

Other Current Public Company Directorships • Honeywell International Inc. (since 2023) • PPG Industries, Inc. (since 2015)
Former Public Company Directorships Held In Past Five Years • Trane Technologies plc (2020 – 2021) • Ingersoll-Rand plc (2010 – 2020)

Qualifications

Mr. Lamach brings to the Board significant leadership, corporate governance, mergers and acquisitions, strategic and operational expertise gained from years of experience as the former chairman and chief executive officer of global companies.

 2025 Proxy Statement 7

INFORMATION CONCERNING EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS OF THE NOMINEES

LEON J. TOPALIAN Chair, President and Chief Executive Officer Age: 57 Director Since 2020

Mr. Topalian has served as Chair of the Board of Directors of Nucor since September 2022 and has served as President and Chief Executive Officer of Nucor since January 2020. Previously, Mr. Topalian served as President and Chief Operating Officer of Nucor from September 2019 to December 2019, as Executive Vice President of Beam and Plate Products from May 2017 to August 2019 and as Vice President of Nucor from 2013 to May 2017. Since joining Nucor in 1996 as a project engineer, Mr. Topalian has held a variety of leadership positions, including serving as General Manager of Nucor-Yamato Steel Company (Limited Partnership) and Nucor Steel Kankakee, Inc., Melting and Casting Manager at Nucor Steel South Carolina, Business Development Manager at Nucor’s corporate office, Operations Manager for Nucor’s former HIsmelt joint venture in Australia and Cold Mill Production Supervisor at Nucor Steel Berkeley in South Carolina. Mr. Topalian is on the board of the National Association of Manufacturers and currently serves as Vice Chair of the World Steel Association. He previously served on the board of the American Institute of Steel Construction. Mr. Topalian is married to the sister of K. Rex Query’s wife. Mr. Query is an executive vice president of Nucor and is a named executive officer in the Compensation Discussion and Analysis section of this Proxy Statement.

Qualifications Mr. Topalian brings to the Board a deep understanding of Nucor’s operations and unique organizational culture and values, gained through his 28 years of experience with the Company.

NADJA Y. WEST Age: 64 Independent Director Since 2019 Committees: • Audit • Compensation and Executive Development • Governance and Nominating

General West retired from the U.S. Army with the rank of Lieutenant General after serving for 37 years. From 2015 to 2019, General West served as the 44th U.S. Army Surgeon General and Commanding General of the U.S. Army Medical Command. Prior to that, General West served as Joint Staff Surgeon from 2013 to 2015, acting as the chief medical advisor to the Chairman of the Joint Chiefs of Staff. She also previously served as Commanding General of Europe Regional Medical Command and Commander of Womack Army Medical Center at Fort Bragg. She is the recipient of numerous military awards, including the Distinguished Service Medal, the Defense Superior Service Medal and the Legion of Merit. General West recently served as a consultant to the Department of Defense Suicide Prevention and Response Independent Review Committee.

Other Current Public Company Directorships • Tempus AI, Inc. (director since 2021, public company since 2024) • Johnson & Johnson (since 2020) • Tenet Healthcare Corporation (since 2019)

Qualifications

General West brings to the Board proven global operational and executive leadership skills and a strategic perspective derived from her years of service at the most senior levels in the U.S. Armed Forces. She also has expertise in government relations and human capital management.

8   2025 Proxy Statement

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The tables below give information concerning the beneficial ownership of Nucor’s common stock as of February 28, 2025 by all directors and director nominees, each executive officer listed in the Summary Compensation Table, all directors and executive officers as a group, and the persons who are known to Nucor to be the owners of more than 5% of the outstanding common stock of Nucor. “Beneficial ownership” is determined in accordance with SEC rules and regulations.

Executive Officers and Directors

	Shares Owned			Shares Subject to Options (1)	Shares Underlying Restricted Stock Units (1)	Total Beneficial Ownership	Percent of Class (2)
Name	Sole Voting and Investment Power		Shared Voting and Investment Power

Allen C. Behr	41,598	(3)	—	22,807	—	64,405	*

Norma B. Clayton	3,517		—	—	—	3,517	*

Patrick J. Dempsey	—		—	—	16,016	16,016	*

Nicholas C. Gangestad	1,000		—	—	1,006	2,006	*

Christopher J. Kearney	6,000		—	—	38,444	44,444	*

Laurette T. Koellner	—		—	—	18,884	18,884	*

Michael W. Lamach	—		125	—	2,246	2,371	*

Stephen D. Laxton	49,811	(3)	—	—	—	49,811	*

Daniel R. Needham	65,384	(3)	—	7,739	40,753	113,876	*

K. Rex Query	7,088		28,697	7,739	70,073	113,597	*

Leon J. Topalian	90,292	(3)	1,342	278,160	104,118	473,912	*

Nadja Y. West	—		—	—	8,394	8,394	*

All 19 directors and executive officers as a group	755,051		30,672	381,580	468,619	1,635,922	*
*	Represents holdings of less than 1%.

(1)	The number of shares beneficially owned subject to stock options or underlying restricted stock units (“RSUs”) includes shares of common stock that such person or group had the right to acquire on or within 60 days after February 28, 2025 upon the exercise of stock options or the vesting of RSUs. Holders of RSUs have no voting rights until such units vest and shares of common stock in respect of such vested RSUs are issued to the holders.

(2)	Based on 230,540,060 shares of Nucor common stock outstanding as of the close of business on February 28, 2025.

(3)	Includes 7,850 shares for Mr. Topalian, 6,707 shares for Mr. Laxton, 1,579 shares for Mr. Behr and 24,324 shares for Mr. Needham that they have elected to defer under the Nucor Corporation Senior Officers Annual Incentive Plan (the “AIP”). Also includes 33,831 shares for Mr. Needham that he has elected to defer under the Nucor Corporation Senior Officers Long-Term Incentive Plan (the “LTIP”). The deferred shares have no voting power.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Principal Stockholders

Name and Address	Amount and Nature of Beneficial Ownership		Percent of Class (1)
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	29,514,066	(2)	12.80%
State Farm Mutual Automobile Insurance Company and related entities One State Farm Plaza Bloomington, Illinois 61710	25,986,693	(3)	11.27%
BlackRock, Inc. 50 Hudson Yards New York, New York 10001	20,885,661	(4)	9.06%
State Street Corporation State Street Financial Center 1 Congress Street, Suite 1 Boston, Massachusetts 02114	12,020,137	(5)	5.21%

(1)	Based on 230,540,060 shares of Nucor common stock outstanding as of the close of business on February 28, 2025.

(2)	Based on a Schedule 13G/A filed with the SEC on February 13, 2024, reporting beneficial ownership as of December 29, 2023. That filing indicates that The Vanguard Group, Inc. has sole voting power as to none of the shares shown, shared voting power as to 321,239 of the shares shown, sole dispositive power as to 28,453,907 of the shares shown and shared dispositive power as to 1,060,159 of the shares shown.

(3)	Based on a Schedule 13G/A filed with the SEC on February 12, 2024, reporting beneficial ownership as of December 31, 2023. That filing indicates that State Farm Mutual Automobile Insurance Company has sole voting and dispositive power as to 19,840,158 of the shares shown and shared voting and dispositive power as to 61,651 of the shares shown; State Farm Life Insurance Company has sole voting and dispositive power as to 532,400 of the shares shown and shared voting and dispositive power as to 12,820 of the shares shown; State Farm Life & Accident Assurance Co. has sole voting and dispositive power as to none of the shares shown and shared voting and dispositive power as to 2,400 of the shares shown; State Farm Fire and Casualty Company has sole voting and dispositive power as to 2,800,000 of the shares shown and shared voting and dispositive power as to 13,857 of the shares shown; State Farm Investment Management Corp. has sole voting and dispositive power as to none of the shares shown and shared voting and dispositive power as to 829,700 of the shares shown; and State Farm Insurance Companies Employee Retirement Trust has sole voting and dispositive power as to 1,882,310 of the shares shown and shared voting and dispositive power as to 11,397 of the shares shown.

(4)	Based on a Schedule 13G/A filed with the SEC on January 25, 2024, reporting beneficial ownership as of December 31, 2023. That filing indicates that BlackRock, Inc. has sole voting power as to 18,898,338 of the shares shown, shared voting power as to none of the shares shown and sole dispositive power as to all of the shares shown.

(5)	Based on a Schedule 13G/A filed with the SEC on January 25, 2024, reporting beneficial ownership as of December 31, 2023. That filing indicates that State Street Corporation has sole voting power as to none of the shares shown, shared voting power as to 8,091,683 of the shares shown, sole dispositive power as to none of the shares shown and shared dispositive power as to 12,003,682 of the shares shown.

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Board of Directors. Our business and affairs are managed under the direction of the Board of Directors. In exercising its fiduciary duties, the Board represents and acts on behalf of the Company’s stockholders. Our Bylaws provide that the Board consists of a number of directors to be fixed from time to time by a resolution of the Board. The Board of Directors currently has eight members, seven of whom are independent.

Corporate Governance Principles. The Board has adopted Corporate Governance Principles setting forth a framework for our corporate governance with respect to the role and composition of the Board and Nucor’s management, responsibilities of directors, director qualification standards (including working to ensure Board diversity), functioning of the Board and its committees, compensation of directors, and annual performance evaluations of the Board, its committees, individual directors, the Chair or Non-Executive Chair of the Board (as applicable), Lead Director (if applicable) and our Chief Executive Officer (or “CEO”).

Codes of Ethics. The Board has adopted a Code of Ethics for Senior Financial Professionals that applies to the Company’s CEO, Chief Financial Officer, Corporate Controller and other senior financial professionals and includes guidelines relating to the ethical handling of actual or apparent conflicts of interest, compliance with laws and accurate financial reporting. In addition, the Board has adopted Standards of Business Conduct and Ethics, which apply to all teammates, officers and directors of the Company. The Company intends to post any amendments to, or waivers from, either of these documents (to the extent required to be disclosed pursuant to Form 8-K) on the Company’s website at www.nucor.com/esg.

Documents Available. Certain of the Company’s corporate governance materials, including the charters for the Audit Committee, the Compensation and Executive Development Committee and the Governance and Nominating Committee, the Corporate Governance Principles, the Code of Ethics for Senior Financial Professionals, the Standards of Business Conduct and Ethics, the Trading Policy and the Executive Officer Incentive Compensation Recovery Policy are available on the Company’s website at www.nucor.com/leadership or www.nucor.com/esg. The Company also makes available on its website at www.nucor.com/esg the Company’s Human Rights Policy and other supply chain documents, including a Supplier Code of Conduct, a policy on Combatting Trafficking in Persons and a policy on Eliminating Forced Labor from our Supply Chain, as well as a report on the Company’s Political Disclosures and Lobbying Oversight. In addition, the Company posts on its website at www.nucor.com/esg the Company’s Sustainability Accounting Standards Board Disclosure, the Company’s Financial Stability Board TCFD Report, the Company’s Safety Overview and the Company’s commitment to Inclusion, Equity and Diversity, including its EEO-1 Consolidated Employer Information Report. Any modifications to these documents will be reflected on the Company’s website.

Director Independence. The Board believes that a majority of its members are independent under the applicable New York Stock Exchange (“NYSE”) rules and SEC rules. The NYSE rules provide that a director does not qualify as “independent” unless the board of directors affirmatively determines that the director has no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). The NYSE rules recommend that a board of directors consider all of the relevant facts and circumstances in determining the materiality of a director’s relationship with a company. The Board has adopted Categorical Standards for Determination of Director Independence (the “Categorical Standards”) to assist the Board in determining whether a particular relationship a director has with the Company is a material relationship that would impair the director’s independence. The Categorical Standards establish thresholds at which directors’ relationships with the Company are deemed to be not material and, therefore, shall not disqualify any director or director nominee from being considered “independent.” The Categorical Standards are included as an appendix to Nucor’s Corporate Governance Principles, which are available on the Company’s website at www.nucor.com/esg.

In February 2025, the Board, with the assistance of the Governance and Nominating Committee, conducted an evaluation of director independence based on the Categorical Standards, the NYSE rules and the SEC rules. The Board considered all relationships and transactions between each director (and his or her immediate family members and affiliates) and each of Nucor, its management and its independent registered public accounting firm, including, with respect to Mr. Gangestad, who served as Senior Vice President and Chief Financial Officer of Rockwell Automation, Inc. until September 2024, that Nucor in the ordinary course of business purchased from Rockwell Automation goods and services in 2024 in an amount less than 0.5% of the consolidated gross revenues of Rockwell Automation. As a result of this evaluation, the Board determined those relationships that do

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exist or did exist within the last three years (except for Mr. Topalian’s in his capacity as Chair, President and CEO) all fall well below the thresholds in the Categorical Standards, the NYSE rules and the SEC rules. Consequently, the Board of Directors determined that General West and each of Messrs. Dempsey, Gangestad, Kearney and Lamach and each of Mses. Clayton and Koellner is an independent director. The Board also determined that each member of the Audit Committee, the Compensation and Executive Development Committee and the Governance and Nominating Committee (see membership information below under “Board Committees”) is independent, including that each member of the Audit Committee is “independent” as that term is defined under Rule 10A-3(b)(1)(ii) under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

Overboarding Policy. The Company’s Corporate Governance Principles provide that (i) in addition to service on the Board, directors may not serve on more than three public company boards and (ii) a director who is a CEO of a public company may serve on the board of that company and only one other public company board of directors.

The Governance and Nominating Committee annually evaluates each director’s prior service on and contributions to the Board, including consideration of each director’s public company leadership positions and other outside commitments prior to recommending a director or nominee for election to the Board. All of our directors are currently in compliance with our overboarding policy.

Director Retirement/Board Refreshment. The Company’s Corporate Governance Principles provide that the mandatory retirement date for a non-employee director is the annual meeting following the director’s 72nd birthday. The Board believes the mandatory retirement age is an important aspect of its refreshment efforts, which also include adding new directors to the Board as appropriate (including three new independent directors added to the Board in the past five years) and annually assessing the Board and its committees in a robust evaluation process. However, in select circumstances, where the Board deems it in the best interest of the Company and its stockholders after balancing considerations including the composition of the Board, tenure of its members, director qualifications and contributions to the Company, and any extenuating circumstances, the Board might extend the mandatory retirement age.

Board Leadership Structure. Mr. Topalian currently serves in the combined positions of Chair of the Board and President and CEO. Mr. Kearney serves as Lead Director of the Company. The Company’s Corporate Governance Principles provide that whenever the Chair of the Board is a member of management, there will be a Lead Director who is appointed by the independent members of the Board and will serve at the pleasure of the Board.

Based on thorough consideration of a number of factors, including, among others, the execution of our Company’s strategic priorities, the complexity and environment of our business, Mr. Topalian’s knowledge of our industry and risks, the various capabilities and tenure of our directors, the highly independent composition of the Board, and the meaningful and extensive responsibilities of the independent Lead Director, the Board believes the combined positions of Chair of the Board and President and CEO continue to serve the best interests of the Company and its stockholders at this time. The Board has a high level of confidence in Mr. Topalian’s leadership and continued ability to work closely and transparently with our independent directors. Moreover, the Board believes that, in the role of Chair and President and CEO, Mr. Topalian is best positioned to be aware of key issues facing the Company, serve as a highly effective bridge between the Board and management, and communicate efficiently with our stockholders. The Board believes that the combined Chair and President and CEO role together with the strong and longstanding independent leadership provided by Mr. Kearney as our Lead Director and each of the three standing Board committees, which are chaired by and composed solely of independent directors, provides an appropriate balance between effective independent oversight and strong, consistent leadership to drive execution of our strategic priorities.

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The Board has not adopted a formal policy regarding the need to combine or separate the offices of Chair of the Board and President and CEO. The Company previously separated the roles of Chair of the Board and President and CEO and, in the future, the Board may determine in certain circumstances that it is in the best interests of the Company and our stockholders for different persons to hold such positions. The Board’s leadership structure is outlined in the Company’s Bylaws and Corporate Governance Principles, as described below:

Chair of the Board	The Board has appointed the Company’s President and CEO as its Chair. Appointing Mr. Topalian as Chair (i) enhances alignment between the Board and management in strategic planning and execution as well as operational matters, and (ii) streamlines Board processes in order to conserve time for the consideration of the important matters the Board needs to address.

Lead Director	The independent Lead Director (i) provides leadership to the Board; (ii) chairs Board meetings in the absence of the Chair; (iii) sets the agenda for and leads executive sessions of the independent directors without the attendance of management; (iv) serves as a liaison between the Chair and the independent directors; (v) consults with the Chair and the Secretary of the Company to approve the agenda for each Board meeting and the information that shall be provided to the directors for each scheduled meeting; (vi) approves meeting schedules to assure that there is sufficient time for discussion of all agenda items; (vii) meets with the Chair between Board meetings as appropriate in order to facilitate Board meetings and discussions; (viii) has the authority to call meetings of the independent directors; and (ix) is available for consultation and direct communication with major stockholders.

Independent Directors	Independent directors currently comprise more than 87% of the Board and 100% of each of the Audit Committee, the Compensation and Executive Development Committee and the Governance and Nominating Committee.

Committee Chairs	All chairs of the Board’s committees are independent and are annually appointed by the Board, approve agendas and material for respective committee meetings and act as a liaison between committee members and the Board and management.

Board Committees. The Board has three standing committees: the Audit Committee, the Compensation and Executive Development Committee and the Governance and Nominating Committee. Each of these committees acts pursuant to a written charter adopted by the Board. Committee members and committee chairs are appointed by the Board. The current members and chairs of these committees are identified in the table below:

Director	Audit Committee	Compensation and Executive Development Committee	Governance and Nominating Committee

Norma B. Clayton	X	X	X

Patrick J. Dempsey	X	Chair	X

Nicholas C. Gangestad	X	X	X

Christopher J. Kearney	X	X	Chair

Laurette T. Koellner	Chair	X	X

Michael W. Lamach	X	X	X

Leon J. Topalian

Nadja Y. West	X	X	X

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The following table provides information about the operation and key functions of these committees:

Committee	Key Functions and Additional Information	Number of Meetings in 2024
Audit Committee

•  Assists the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s independent registered public accounting firm and (iv) the performance of the Company’s internal audit function and independent registered public accounting firm.

•  Appoints, compensates, retains and oversees the work of the Company’s independent registered public accounting firm.

•  Reviews and discusses with management and the Company’s independent registered public accounting firm the annual and quarterly financial statements.

•  Reviews and discusses with management the quarterly earnings releases.

•  Considers and pre-approves all auditing services, internal control-related services and permitted non-auditing services to be provided by the Company’s independent registered public accounting firm.

•  Monitors the adequacy of the Company’s reporting and internal controls.

•  Assists the Board in its oversight of enterprise risk management and financial risk exposures, including, but not limited to, legal and environmental claims and liabilities, cybersecurity and other financial exposures.

		7

Compensation and Executive Development Committee

•  Administers the compensation program for the senior officers.

•  Reviews, evaluates and determines compensation of the senior officers.

•  Reviews and approves employment offers, arrangements and other benefits for the senior officers.

•  Reviews the Company’s executive succession and management development plans.

•  Reviews, approves and administers policies with respect to the recovery of incentive-based compensation, including monitoring and overseeing compliance with the requirements of the 1934 Act and applicable NYSE listing standards.

•  Reviews and recommends to the Board compensation of the directors.

•  Oversees regulatory compliance and risk regarding compensation matters.

		4

Governance and Nominating Committee	• Develops and recommends to the Board for approval specific guidelines and criteria for selecting nominees for election to the Board. • Identifies, evaluates and recommends to the Board nominees for election to the Board, and, as a part of such role, works to ensure that the Board is composed of individuals representing a diversity of thoughts, backgrounds, skills, experiences and expertise and includes in each third-party search for new director nominees, qualified candidates who reflect diverse backgrounds, including diversity of gender and race.	4

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Committee	Key Functions and Additional Information

•  Makes recommendations to the Board concerning (i) the size, composition and leadership of the Board, (ii) the committee structure of the Board, committee operations (including the ability to delegate to subcommittees) and committee reporting to the Board, (iii) the qualifications of committee members, (iv) the size, composition and leadership of each Board committee and (v) the responsibilities of each Board committee.

•  Develops and oversees the annual process of evaluating the performance of the Board and the Company’s management.

•  Develops and oversees the Company’s policy on political expenditures and reviews the Company’s political expenditures as well as the Company’s payments to trade associations and other tax-exempt organizations that may be used for political purposes. Periodically recommends to the Board changes with respect to the Company’s policy on political expenditures.

•  Administers the Company’s policies and procedures for the review and prior approval of related person transactions.

•  Oversees and makes recommendations to the Board regarding corporate sustainability and environmental, social and related governance (“ESG”) matters, including the Company’s ESG strategy, initiatives and policies.

•  Considers and recommends to the Board actions relating to corporate governance.

The Board has determined that Ms. Koellner is an “audit committee financial expert” within the meaning of the SEC rules and that she has accounting and related financial management expertise as determined by the Board in its business judgment. The Board has also determined that each member of the Audit Committee is financially literate as determined by the Board in its business judgment.

The Board may also establish other committees from time to time as it deems necessary.

Director Meetings. The Board held five meetings during 2024. Each incumbent director attended, or participated by means of remote communication, in 75% or more of the aggregate number of meetings of the Board and committees of the Board on which such director served during 2024. Pursuant to the Corporate Governance Principles, the independent directors meet in executive session prior to or after each quarterly Board meeting and as necessary prior to or after other Board meetings. Mr. Kearney, as Lead Director, presided over all executive sessions in 2024.

Attendance at Annual Meetings of Stockholders. Directors are expected to attend the Company’s annual meeting of stockholders. All eight of the Company’s directors in office at the time, including all of the Company’s current directors participated in the Company’s 2024 annual meeting of stockholders, which was held virtually via live audio webcast.

Annual Evaluation of Directors and Committee Members. The Board evaluates the performance of each director, each committee of the Board, the Chair or Non-Executive Chair of the Board (as applicable), Lead Director (if applicable), the CEO and the Board as a whole on an annual basis. In connection with this annual self-evaluation, each director anonymously records his or her views on the performance of each director, each committee of the Board, the Chair or Non-Executive Chair of the Board (as applicable), Lead Director (if applicable), the CEO and the Board as a whole. The entire Board reviews the results of these reports and determines what, if any, actions should be taken in the upcoming year to improve its effectiveness and the effectiveness of each director, each committee of the Board, the Chair or Non-Executive Chair of the Board (as applicable), Lead Director (if applicable) and the CEO.

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Board’s Role in Risk Oversight.
 The Board oversees the Company’s risk profile and management’s processes for assessing and managing risk, both as a whole Board, and through its committees. At least annually, the full Board reviews strategic risks and opportunities facing the Company. Among other areas, the Board is involved in overseeing risks related to the Company’s overall strategy, business results, capital structure, capital allocation and budgeting, and executive officer succession. Certain other important categories of risk are assigned to designated Board committees (which are composed solely of independent directors) that report back to the full Board.
The Audit Committee is specifically charged with the responsibility of meeting periodically with management, the Company’s General Counsel and outside counsel to discuss the Company’s major financial risk exposures, including, but not limited to, legal and environmental claims and liabilities, cybersecurity, risk management and other financial exposures, and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Company’s Corporate Controller annually conducts a risk assessment, which includes input from senior officers, and prepares for the Audit Committee’s review a report and a presentation identifying and evaluating the key risks facing the Company, how those risks interrelate, how they affect the Company and how management addresses those risks. After completing a review and analysis of the report and the presentation, the Audit Committee meets with management to provide its comments on the report and the presentation and to provide guidance on areas that the Audit Committee believes management and the Corporate Controller should consider in identifying and evaluating the risks facing the Company.
The Compensation and Executive Development Committee oversees Nucor’s executive compensation plans to ensure they do not incentivize excessive risk-taking by our senior officers. Although a significant portion of our executives’ compensation is performance-based, we believe our compensation plans are appropriately structured and do not pose a material risk to Nucor.
The Governance and Nominating Committee oversees issues that may create governance risks, such as Board composition and structure, director selection and director succession planning.
The Board believes that its leadership structure supports the Company’s governance approach to risk oversight. Mr. Topalian is involved directly in risk management as a member of the Company’s management team. As Chair of the Board, and together with the independent committee chairs in their respective areas, Mr. Topalian also maintains oversight roles at the board level. In addition, Mr. Kearney, as Lead Director, maintains the ability to set the agenda for and lead executive sessions of the non-employee
directors without the attendance of management.
Compensation Consultant.
 The Compensation and Executive Development Committee has sole authority under its charter to retain compensation consultants and to approve such consultants’ fees and retention terms. The Compensation and Executive Development Committee has retained Pearl Meyer & Partners, LLC (“Pearl Meyer”) to act as its independent advisor and to provide it with advice and support on executive compensation issues. The Compensation and Executive Development Committee has reviewed and confirmed the independence of Pearl Meyer as the committee’s compensation consultant. Neither Pearl Meyer nor any of its affiliates provides any services to Nucor except for services related solely to executive officer and director compensation. Please see “Executive Officer Compensation – Compensation Discussion and Analysis – 2024 Executive Compensation in Detail – Determination of 2024 Compensation” on page 32 of this Proxy Statement for a description of Nucor’s process for the consideration and determination of executive compensation and Pearl Meyer’s role in such process.
No Insider Trading, Hedging, Short Selling or Pledging.
 Nucor’s Trading Policy governs the purchase, sale, and other dispositions of Nucor securities by our directors, officers and employees, and by the Company. We believe this policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and listing standards applicable to the Company. Nucor’s Trading Policy also prohibits any hedging or short selling (profiting if the market price decreases) of Nucor securities by any director, officer or general manager of Nucor or any other employee of the Company whose function and responsibilities provide access to material, non-public information about Nucor. The Trading Policy also prohibits such persons from pledging Nucor securities as collateral in a margin account with a broker-dealer. A copy of the policy is available on our website at www.nucor.com/esg and is filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended December 31, 2024.

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Policy on Executive Officer Incentive Compensation Recoupment.
  The Compensation and Executive Development Committee has adopted the Executive Officer Incentive Compensation Recovery Policy (the “Clawback Policy”), which complies with the clawback rules adopted by the SEC pursuant to Section 10D and Rule
10D-1
of the Exchange Act, and the related NYSE listing requirements (together, the “Clawback Rules”). The Clawback Policy requires the Company to recover reasonably promptly any erroneously awarded incentive-based compensation received by current and former executive officers (as defined in the Clawback Policy) of the Company in the event that the Company is required to prepare an accounting restatement, in accordance with the Clawback Rules. The recovery of such compensation applies regardless of whether an executive officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. Under the Clawback Policy, the Company may recoup from current or former executive officers erroneously awarded incentive-based compensation received within a lookback period of the three most recently completed fiscal years preceding the date on which the Company is required to prepare an accounting restatement. A copy of the policy is available on our website at www.nucor.com/esg.
Policy on Transactions with Related Persons.
 The Company has a written policy and procedures for the review and approval in advance of any transactions that could potentially be required to be reported under the SEC rules for disclosure of transactions with the Company’s directors and executive officers, business and other organizations with which its directors or executive officers are affiliated, members of their immediate families and other related persons. This policy is administered by the Governance and Nominating Committee of the Board of Directors. The policy includes certain categories of pre-approved
transactions that are based upon exceptions to the SEC’s rules for disclosure of such transactions. For transactions that are not pre-approved,
the Governance and Nominating Committee, in determining whether to approve a transaction with a related person or an organization with which a related person is affiliated, takes into account, among other things, (i) whether the transaction was undertaken in the ordinary course of business of the Company; (ii) the approximate dollar value of the transaction; (iii) the purpose, and potential benefits to the Company, of the transaction; and (iv) the related person’s interest in the transaction, including whether the related person or his or her immediate family member participated in the negotiation of the terms of the transaction or received any special benefits from the transaction.
Transactions with Related Persons
. In 2024, Lauren Burnham, a melting and casting day supervisor (and interim melt shop manager) at Nucor and the daughter of Douglas J. Jellison, an executive officer of Nucor who retired in June 2024, was paid compensation of approximately $235,100. Also in 2024, Thomas Burnham, a day supervisor at Nucor and the son-in-law
of Mr. Jellison, was paid compensation of approximately $182,700. Also in 2024, Victor Query, a facility manager at Nucor and the son of K. Rex Query, an executive officer of Nucor, was paid compensation of approximately $142,500. The foregoing transactions were approved under Nucor’s policy on transactions with related persons.
Director Nomination Process
. The Governance and Nominating Committee has a process of identifying and evaluating potential nominees for election as members of the Board. The Governance and Nominating Committee has a policy that potential nominees will be evaluated no differently regardless of whether the nominees are recommended by a stockholder, a Board member or Nucor’s management. The Governance and Nominating Committee considers potential nominees from all of these sources, develops information from many sources concerning the potential nominees, evaluates the potential nominees as to the qualifications that the committee and the Board have established and in light of the current skill, background and experience of the Board’s members and the future, ongoing needs of the Company and makes a decision whether to recommend any potential nominee for consideration for election as a member of the Board. In the past, Nucor has engaged third-party search firms to assist the Governance and Nominating Committee in identifying and evaluating potential director nominees, and Nucor may do so again in the future.
The Governance and Nominating Committee is committed to ensuring that the Board is composed of individuals representing a diversity of thoughts, backgrounds, skills, experiences and expertise. Pursuant to the Company’s Corporate Governance Principles and the charter for the Governance and Nominating Committee, in evaluating potential nominees for election and reelection as members of the Board, the Governance and Nominating Committee considers persons representing a diversity of thoughts, backgrounds, skills, experiences

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and expertise and includes in each third-party search for new nominees, qualified candidates who reflect diverse backgrounds, including diversity of gender and race. In addition, the potential nominee must:

•	be a person of the highest integrity and be committed to ethical standards of personal and corporate behavior;

•	have significant business experience or other organizational leadership experience that will allow the nominee to contribute significantly to the Company as a member of the Board;

•
if not a member of the Company’s management, not have any relationships, directly or through an immediate family member, with the Company that would make him or her not able to serve as an independent director within the meaning of any rules and laws applicable to the Company;

•	have a willingness and an ability to make the necessary time commitment to actively participate as a member of the Board;

•	have a collaborative approach to engagement, inquisitiveness and the willingness to appropriately challenge management; and

•	be able to represent the interests of all of Nucor’s stockholders and not merely those of one stockholder or a special interest group.
The Governance and Nominating Committee also believes there are certain specific qualifications and skills that one or more members of the Board of Directors must possess. These include experience in manufacturing operations, financial knowledge and capital allocation expertise, CEO leadership experience, ability to oversee business development and drive overall growth, experience in talent development and succession planning, global business, sustainability matters, risk management and controls, public company governance and technology. For additional information, see page 4, “Information Concerning Experience, Qualifications, Attributes and Skills of the Nominees.”
The Governance and Nominating Committee assesses the Board’s effectiveness in balancing these considerations when reviewing the composition of the Board, and has determined that all of the nominees for election as directors at the Annual Meeting collectively possess the personal characteristics, level of commitment to the Company, tenure, diversity, skills and experience that align with the Company’s long-term strategy and that enable the Board to operate in an engaged and effective manner.
Recommending Directors.
 Stockholders may recommend a director nominee to be considered for Nucor’s 2026 annual meeting of stockholders by submitting the nominee’s name in accordance with provisions of the Company’s Bylaws, which require advance notice to the Company and certain other information. In general, under the Bylaws, the written notice must be delivered to, or mailed and received at, the Company’s principal executive offices not later than the close of business on the 120 th
 day before the first anniversary of the Annual Meeting nor earlier than the close of business on the 150 th
 day before the first anniversary of the Annual Meeting. As a result, notice of director nominees submitted by a stockholder pursuant to the provisions of Nucor’s Bylaws (other than proxy access director nominees) must be delivered, or mailed and received, not earlier than the close of business on December 9, 2025 and not later than the close of business on January 8, 2026. However, in the event that the date of the 2026 annual meeting of stockholders is more than 30 days before or more than 60 days after May 8, 2026, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the close of business on the 120 th
 day prior to the date of the 2026 annual meeting of stockholders and not later than the close of business on the later of the 90 th
 day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10 th
 day following the day on which public announcement of the date of such meeting is first made by the Company.
The notice must contain certain information about both the nominee and the stockholder submitting the nomination as set forth in Nucor’s Bylaws. With respect to the nominee, the notice must contain, among other things, (i) the nominee’s name, age and business and residential addresses; (ii) the nominee’s background and qualifications, including, without limitation, the nominee’s principal occupation or employment; (iii) the class or series and number of shares or other securities of the Company directly or indirectly owned of record or beneficially by the nominee or any Stockholder Associated Person (as defined in Nucor’s Bylaws); (iv) any

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IRECTORS

derivative positions held of record or beneficially by the nominee as well as any hedging transactions or similar agreements; (v) a written statement executed by the nominee (A) acknowledging that as a director of the Company, the nominee will owe a fiduciary duty under Delaware law with respect to the Company and our stockholders, (B) disclosing whether the nominee or any Stockholder Associated Person is a party to an agreement, arrangement or understanding with, or has given any commitment or assurance to, any person or entity as to how the nominee, if elected as a director of the Company, will act or vote on any issue or question, (C) disclosing whether the nominee or any Stockholder Associated Person is a party to an agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with the nominee’s service or action as a director of the Company, (D) agreeing to update continually the accuracy of the information required by the immediately preceding clauses (B) and (C) for as long as the nominee is a nominee or a director of the Company and (E) agreeing if elected as a director of the Company to comply with all corporate governance codes, policies and guidelines applicable to directors; and (vi) any other information regarding the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with a contested solicitation of proxies for the election of directors. With respect to the stockholder submitting the nomination, the notice must contain: (1) the name and address, as they appear on the Company’s books, of the stockholder and any Stockholder Associated Person; (2) the class or series and number of shares or other securities of the Company directly or indirectly owned of record or beneficially by the stockholder or any Stockholder Associated Person; (3) any derivative positions held of record or beneficially by the stockholder or any Stockholder Associated Person as well as any hedging transactions or similar agreements; (4) any other information regarding the stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with a contested solicitation of proxies for the election of directors; and (5) a written statement whether either the stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of the Company’s voting shares. A stockholder who is interested in recommending a director nominee should request a copy of Nucor’s Bylaws by writing to the Company’s Corporate Secretary at Nucor Corporation, 1915 Rexford Road, Charlotte, North Carolina 28211. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the “universal proxy rules,” stockholders who intend to solicit proxies in support of director nominees at the 2026 annual meeting and who are not nominating directors through proxy access as described below must include the additional information required by Rule
14a-19(b)
under the 1934 Act.
Nominating Directors through Proxy Access.
 A stockholder, or a group of up to 20 stockholders, that has owned continuously for at least three years shares of Nucor common stock representing an aggregate of at least 3% of the voting power of our issued and outstanding shares, may nominate and include in Nucor’s proxy materials for an annual meeting of stockholders a number of director nominees equal to the greater of (i) two nominees or (ii) 20% of the Board, provided that the stockholder(s) and the director nominee(s) satisfy the requirements specified in our Bylaws. A stockholder, or a group of stockholders, who is interested in submitting a proxy access director nomination should request a copy of Nucor’s Bylaws by writing to the Company’s Corporate Secretary at Nucor Corporation, 1915 Rexford Road, Charlotte, North Carolina 28211.
For the 2026 annual meeting of stockholders, notice of proxy access director nominees must be delivered to, or mailed and received at, the Company’s principal executive offices not later than the close of business on the 120 th
 day nor earlier than the close of business on the 150
th
 day before the first anniversary of the date the definitive proxy statement was first released to stockholders in connection with the Annual Meeting. As a result, notice of proxy access director nominees must be delivered, or mailed and received, not earlier than the close of business on October 25, 2025 and not later than the close of business on November 24, 2025. However, in the event that the date of the 2026 annual meeting of stockholders is more than 30 days before or more than 60 days after May 8, 2026, notice by the stockholder, or the group of stockholders, to be timely must be so delivered, or mailed and received, not earlier than the close of business on the 150 th
 day prior to the date of the 2026 annual meeting of stockholders and not later than the close of business on the later of the 120 th
 day prior to the date of such annual meeting or the 10
th
 day following the day on which public announcement of the date of such meeting is first made by the Company.
How to Communicate with the Board of Directors and
Non-Management
Directors.

S
tockholders and other interested parties can communicate directly with any of the Company’s directors by sending a written communication addressed to the individual director c/o Corporate Secretary at Nucor Corporation, 1915 Rexford

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Road, Charlotte, North Carolina 28211. Stockholders and other interested parties wishing to communicate with Mr. Kearney, as Lead Director, or with the non-management directors
as a group may do so by sending a written communication addressed to Mr. Kearney c/o Corporate Secretary at the above address. All such communications are promptly reviewed before being forwarded to the addressee. Nucor generally will not forward to directors a communication that the Company determines to be primarily commercial in nature, relates to an improper or irrelevant topic or requests general information about the Company.

20   2025 Proxy Statement

DIRECTOR COMPENSATION
In 2024, the Compensation and Executive Development Committee engaged Pearl Meyer to evaluate Nucor’s director compensation against the peer group of industrial and materials companies listed in the table on page 31 and director compensation survey data. The benchmarking showed that Nucor’s average total compensation was below the median of the peer group. In view of the benchmarking results, the annual cash retainer for Board service, the additional retainer for the Governance and Nominating Committee Chair and the value of the annual stock award were each increased by $5,000 effective May 2024. The following director compensation amounts reflect these increases:

Board/Committee Position	Annual Cash Retainer ($)
Non-employee Director	140,000
Additional Retainer:
Lead Director	40,000
Audit Committee Chair	25,000
Compensation and Executive Development Committee Chair	20,000
Governance and Nominating Committee Chair	20,000
In addition to the cash fees described above,
non-employee
directors are granted each June 1 shares of Company common stock under the Nucor Corporation 2014 Omnibus Incentive Compensation Plan, as amended and restated (the “2014 Plan”). Directors may elect to receive their shares in the form of deferred stock units. The number of shares of Company common stock awarded was equal to the quotient of $170,000 divided by the closing price of a share of Nucor common stock on the grant date (rounded down to the next whole share). All directors, other than Ms. Clayton, elected to receive their grant in the form of deferred stock units in 2024. The deferred stock units are fully vested on the grant date but are payable in the form of shares of Nucor common stock only after the termination of the director’s service on the Board.
The table below summarizes the compensation of each
non-employee
director who served on the Board for his or her Board and committee services during 2024. Directors who are also employees of Nucor (for 2024, Mr. Topalian) do not receive compensation (other than their compensation as employees of Nucor) for their service on the Board.

Name	Cash Fees ($)	Stock Awards ($) (1)		Total ($)
(a)	(b)	(c)		(h)

Norma B. Clayton	138,750	170,000	(2)	308,750

Patrick J. Dempsey	158,750	170,000	(3)	328,750

Nicholas C. Gangestad	138,750	170,000	(3)	308,750

Christopher J. Kearney	197,500	170,000	(3)	367,500

Laurette T. Koellner	163,750	170,000	(3)	333,750

Michael W. Lamach	138,750	170,000	(3)	308,750

Joseph D. Rupp	48,750	—	(4)	48,750

Nadja Y. West	138,750	170,000	(3)	308,750
(1)	The amounts shown represent the grant date fair value of annual equity awards. Our policy and assumptions made in the valuation of share-based payments are contained in Notes 2 and 16 of Item 8 of our Annual Report on Form
10-K
for the year ended December 31, 2024.

(2)	The number of shares granted and fully vested on June 1, 2024, based on the closing price of Nucor common stock on May 31, 2024 of $168.85, was 1,006 shares.

(3)	The number of deferred stock units granted and fully vested on June 1, 2024, based on the closing price of Nucor common stock on May 31, 2024 of $168.85, was 1,006 units.

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(4)	Mr. Rupp retired as a director effective May 9, 2024 and, therefore, did not receive a stock award in 2024.
The table below summarizes the total number of vested deferred stock units granted to the non-employee
directors under the 2014 Plan, the Nucor Corporation 2010 Stock Option and Award Plan (the “2010 Plan”) and the Nucor Corporation 2005 Stock Option and Award Plan (the “2005 Plan”) that were outstanding as of December 31, 2024.
Outstanding Equity Awards at Fiscal
Year-End

Name	Number of Vested Stock Units (#) (1)	Market Value of Vested Stock Units ($) (2)

Norma B. Clayton	—	—
Patrick J. Dempsey	16,016	1,869,227
Nicholas C. Gangestad	1,006	117,410
Christopher J. Kearney	38,444	4,486,799
Laurette T. Koellner	18,884	2,203,952
Michael W. Lamach	2,246	262,131
Nadja Y. West	8,394	979,664
(1)	Deferred stock units are granted June 1 each year and are fully vested on the grant date but are payable in the form of shares of Nucor common stock only after the termination of the director’s service on the Board of Directors. Ms. Clayton elected to receive her stock awards in the form of shares of Company stock. The shares are not an outstanding equity award and are not included in this table.

(2)	Represents the value of fully vested deferred stock units using the closing price of Nucor common stock of $116.71 on December 31, 2024.
Director Stock Ownership Guidelines.
 To ensure that
non-employee
directors become and remain meaningfully invested in Nucor common stock, each non-employee
director is required to own a minimum number of shares of Nucor common stock (including deferred units). A non-employee
director must meet the stock ownership requirement within five years of becoming a member of the Board. In 2024, the Compensation and Executive Development Committee reviewed the stock ownership guidelines for non-employee
directors and, after considering a number of factors including the increase in Nucor’s stock price since the stock ownership guidelines were last reviewed, reduced the stock ownership requirement from 7,000 to 4,000 shares. The number of shares non-employee
directors are required to hold is still substantially above peer company ownership guidelines. As of December 31, 2024, all of the non-employee
directors were in compliance with the ownership requirement or in the first five years after becoming a director.

22   2025 Proxy Statement

REPORT OF THE AUDIT COMMITTEE
The Audit Committee’s report with respect to the Company’s audited consolidated financial statements for the year ended December 31, 2024 is as follows:

1.	The Audit Committee has reviewed and discussed the audited consolidated financial statements with Nucor’s management.

2.	The Audit Committee has discussed with PricewaterhouseCoopers LLP (referred to in this report as “PwC”), the Company’s independent registered public accounting firm, the audited consolidated financial statements and the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC.

3.	The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC that firm’s independence.

4.	The Audit Committee has reviewed and discussed with Nucor’s management and PwC management’s report on Nucor’s internal control over financial reporting and PwC’s attestation report on the effectiveness of Nucor’s internal control over financial reporting.

5.	Based on the reviews and the discussions referred to in paragraphs (1) through (4) above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form
10-K
for the year ended December 31, 2024, for filing with the SEC.
THE AUDIT COMMITTEE
Laurette T. Koellner, Chair
Norma B. Clayton
Patrick J. Dempsey
Nicholas C. Gangestad
Christopher J. Kearney
Michael W. Lamach
Nadja Y. West
Fees Paid to Independent Registered Public Accounting Firm
For 2024 and 2023, fees billed for services provided by PwC were as follows:

	2024 ($)	2023 ($)

Audit Fees (1)	6,177,688	5,816,552
Audit-Related Fees	—	—
Tax Fees (2)	10,900	4,900
All Other Fees (3)	2,000	233,318
(1)	Audit fees consist of fees billed for professional services rendered in connection with the audit of Nucor’s annual consolidated financial statements and the review of Nucor’s interim consolidated financial statements included in Nucor’s Quarterly Reports on Form
10-Q
and for services normally provided in connection with statutory and regulatory filings or engagements. Audit fees also include fees billed for professional services rendered in connection with the audit of the effectiveness of internal control over financial reporting.

(2)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

(3)	All other fees consist of fees billed for pre-implementation system reviews in 2023 and for financial reporting literature in 2023 and 2024.

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The Audit Committee’s policy is to
pre-approve
all audit and permissible
non-audit
services to be performed by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. All such services provided for 2024 were pre-approved
by the Audit Committee. The Audit Committee concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence. The Audit Committee has delegated its authority to approve in advance all permissible non-audit
services to be provided by PwC to the Chair of the Audit Committee; provided, however, any such services approved by its Chair shall be presented to the full Audit Committee at its next regularly scheduled meeting.
PROPOSAL 2:
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed the firm of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm of Nucor for 2025. PricewaterhouseCoopers LLP has acted in such capacity for Nucor since 1989. The Audit Committee reviewed and discussed the performance of PricewaterhouseCoopers LLP for 2024 prior to its appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2025.
The Company expects that representatives of PricewaterhouseCoopers LLP will participate in the Annual Meeting, and the representatives will have an opportunity to make a statement if they desire to do so. The Company also expects that the representatives will be available to respond to appropriate questions from stockholders.
Stockholder ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2025 is not required by our Bylaws or otherwise. Nevertheless, the Board is submitting the appointment of PricewaterhouseCoopers LLP to the Company’s stockholders for ratification as a matter of good corporate governance. If the Company’s stockholders fail to ratify the appointment, the Audit Committee will reconsider its appointment of PricewaterhouseCoopers LLP. Even if the Company’s stockholders ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Nucor and its stockholders.
Vote Recommendation
The Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2025.

24   2025 Proxy Statement

EXECUTIVE OFFICER COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Performance Highlights

•	Delivered earnings of $8.46 per diluted share, resulting in a return on average stockholders’ equity (“ROE”) of 9.8%

•	Increased quarterly dividend for 52 nd consecutive year

•	Returned $2.74 billion to stockholders through share repurchases and dividend payments

•	Experienced safest year in Nucor history
Introduction
Our executive compensation program has consistently aligned with our performance as an industry leader that strives to generate profitable growth, maximize total stockholder return and promote a strong financial condition, while maintaining our commitment to safe and environmentally responsible operations.
Our stockholders are highly supportive of our program’s heavily leveraged, pay-for-performance
compensation structure. Approximately 92% of stockholders present in person or represented by proxy and entitled to vote on the matter at our 2024 annual meeting of stockholders approved the advisory vote on our 2023 named executive officer compensation.
Based on our outreach efforts, we believe our stockholders appreciate the features of our executive compensation program that are designed to promote stability and facilitate smooth succession planning throughout the organization, and that they understand the long-term nature of our projects and the critical need for a workforce that can weather business cycles and continue to deliver industry-leading returns over the long term. Many Nucor teammates develop and progress through the Company, which allows us to execute on our multi-year, large-scale initiatives without disruption. Growing and developing our team from within is fundamental to who we are, with our executive team having an average of over 20 years of service.
This year’s Compensation Discussion and Analysis (referred to in this section and the “Executive Compensation Tables” section as “CD&A”) reviews the objectives and elements of Nucor’s executive compensation program and discusses the 2024 compensation earned by our named executive officers (“NEOs” or “Executive Officers”) listed in the table below. It also explains actions the Compensation and Executive Development Committee of the Board of Directors (referred to in this section and the “Executive Compensation Tables” section as the “Committee”) took to keep the executive compensation program aligned with stockholder interests and expectations, positioning Nucor to continue to attract, retain and develop the best leadership talent in our industry.

Executive Officer	Principal Position
Leon J. Topalian	Chair, President and CEO
Stephen D. Laxton (1)	Chief Financial Officer and Executive Vice President
Allen C. Behr (2)	Executive Vice President - Raw Materials
Daniel R. Needham	Executive Vice President - Commercial
K. Rex Query (2)	Executive Vice President - Strategy
(1)	Mr. Laxton’s title changed from Chief Financial Officer, Treasurer and Executive Vice President on January 1, 2025.
(2)	Prior to May 12, 2024, Messrs. Behr and Query held the titles of Executive Vice President of Plate and Structural Products and Executive Vice President of Sheet Products, respectively.
Stockholder Outreach and Board Responsiveness
Over the course of 2024, members of our senior management team participated in approximately 370 investor meetings to share the details of our business strategy and explain the drivers of our performance. These meetings included in-person
sessions, video conferences and telephone calls.

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In addition to this ongoing investor relations activity, during the fourth quarter of 2024 and the first quarter of 2025, we conducted outreach to investment stewardship and portfolio management teams at our largest stockholders targeted to offer them an update on our priorities with respect to environmental and human capital management.
Through these interactions, we heard an appreciation for our culture and values, and continued endorsement for the principles at the core of our executive compensation program — maintaining a heavy emphasis on variable pay/total compensation and retaining key talent and team-based incentives that align with the long-term investment philosophies of our stockholders. Stockholders also consistently acknowledge our leadership on greenhouse gas (“GHG”) emissions and environmental stewardship broadly, as well as our consistent focus on the health and safety of our team.
In addition, we gained a better understanding of investor expectations surrounding both the evolution of our business strategy and our disclosures with respect to environmental and human capital management, as well as community and government relations. We have shared these learnings with our Board of Directors and tasked multidisciplinary teams with updating select Company policies and further enhancing our disclosures with respect to these topics.
Management presents summaries of the stockholder outreach activity and the feedback from stockholders to the Committee at its meetings throughout the year. The Committee regularly considers stockholder feedback as it makes compensation decisions.
EXECUTIVE SUMMARY
2024 Business Overview
In 2024, our team delivered our safest year ever. With consolidated net earnings of approximately $2 billion and diluted earnings per share of $8.46, our financial performance in 2024 is the result of years of work investing in strategically positioning and growing our portfolio of capabilities across the steel value chain.
Our number one cultural value is the safety and well-being of our Nucor team. 2024 was our safest year ever, with the fewest number of recordable and reportable injuries on record as our injury and illness rate declined for a seventh consecutive year. Our team achieved this performance during a period of rapid expansion, which is a testament to our continued focus on our goal of becoming the world’s safest steel company and on our mission to grow the core, expand beyond and live our culture.
By executing operationally across our business lines and, in parallel, investing in Nucor’s future, we are generating attractive returns for our stockholders and positively impacting our local communities. In December 2024, we announced an increase in our regular quarterly cash dividend to $0.55 per share. Nucor has increased its base dividend for 52 consecutive years – every year since it first began paying dividends in 1973.
We plan to continue to broaden our capabilities so Nucor remains well positioned to serve our customers. This long-term focus has enabled us to deliver industry leading performance in safety, profitability and sustainability, keeping pace with other leading industrial companies. We pioneered the use of recycling to make new steel, which has positioned Nucor as one of the cleanest steelmakers in the world, and we are capitalizing on the opportunity to supply the sustainable steel that is building our 21 st
century economy.

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How Corporate Social Responsibility Impacts Compensation Decisions

Share the Pain, Share the Gain: Nucor’s Approach to Executive Compensation
Nucor designed and built its executive compensation program with pay-for-performance
at its core. The result is a program that is highly leveraged – the majority of our executive compensation is variable and directly linked to Nucor’s relative performance and the value created for its stockholders. Below is an overview of the key features of our program:

•
Base salaries are generally positioned near, and typically below, the market median for similar size industrial and materials companies.
Accordingly, the Committee recognizes that Executive Officers may earn below median levels of compensation when Nucor’s performance is below its peers, even if an Executive Officer’s individual performance may be superior. This practice has resulted, and may result in the future, in Executive Officers earning less than their peer company counterparts.

•
The incentive plans measure performance relative to two performance comparator groups: the Steel Comparator Group and the General Industry Comparator Group.
The companies included in these comparator groups are reviewed annually by the Committee. Please see “The Role of Compensation Peer Companies and Performance Comparator Groups – Performance Comparator Groups” beginning on page 31 of this CD&A for more information. The incentive plans are designed to pay well when performance is high and potentially not pay any incentive if performance is poor.

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•
Through a multi-year business cycle, total compensation outcomes should be aligned with the median of Nucor’s steel company peers and other similar size industrial and materials companies.
The incentive plans are based on analysis that assumes some years of lower performance where no payouts may be earned and some years where maximum payouts may be achieved – to reflect fluctuations in economic activity and performance relative to peers.

•
A significant amount of equity must be held until retirement.
Nucor maintains a higher-than-market level stock ownership requirement, which aligns the interests of our Executive Officers with those of our stockholders.

•
Nucor takes an egalitarian approach to providing benefits to our employees.
In fact, certain benefits, such as Nucor’s Profit Sharing, Scholarship Program, Employee Stock Purchase Plan, Extraordinary Bonus and Service Awards Program are not available to Executive Officers, and Executive Officers do not receive significant executive perquisites, such as company cars, country club memberships or personal use of corporate aircraft.

The bottom line is that for any given year, if Nucor performs poorly, Executive Officers will be paid below the market median. On the other hand, if performance is outstanding, Executive Officers will be paid above the market median. By providing this balanced compensation approach, Nucor provides Executive Officers with a reasonable measure of security regarding the minimum level of compensation they are eligible to receive, while motivating them to focus on the business measures that will produce a consistently high level of performance for Nucor and return for its stockholders. Decisions about the actual amount or value of compensation granted to each Executive Officer are based on actual Nucor performance. Individual performance does not influence incentive plan payouts.
2024 Compensation Overview
Below is an overview of how our executive compensation plans functioned in 2024:

•	Base salaries: Base salaries were increased in 2024 as our compensation levels generally remain behind our peer group.

•
Annual incentives:
Our Executive Officers earned an above-target annual incentive under the Annual Incentive Plan (“AIP”), reflecting Nucor’s ROE and return on average invested capital (“ROAIC”) performance as compared to the Steel Comparator Group.

•
Long-term incentives:
The Long-Term Incentive Plan (“LTIP”) rewarded Executive Officers for Nucor’s outstanding performance during the three-year performance period ended December 31, 2024, resulting in a 170% of target payout, based on performance relative to the Steel Comparator Group (ranked second out of seven) and performance relative to the General Industry Comparator Group (ranked third out of 11). Please see “The Role of Compensation Peer Companies and Performance Comparator Groups – Performance Comparator Groups” beginning on page 31 of this CD&A for descriptions of the performance comparator groups. In 2024, performance restricted stock units (“RSUs”) were granted based on Nucor’s ROE performance for the preceding year. In addition, time vesting RSUs and stock options were granted in 2024.

The Committee has the right to exercise discretion to reduce an incentive plan payout to ensure that payouts from any incentive plan produce their desired result. However, the Committee may not exercise discretion to increase a payout. For 2024, the Committee reviewed the payouts and determined that the incentive plan payouts were appropriate and, therefore, did not reduce the incentive plan payouts.

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Best Practice Compensation Governance Features
Our executive compensation program is grounded in the following policies and practices, which promote sound compensation governance, reflect our executive compensation philosophy and further align our Executive Officers’ interests with those of our stockholders.

What We Do		What We Don’t Do
✓	Place a heavy emphasis on variable compensation	x	Provide “single trigger” change in control severance benefits or equity vesting
✓	Require significant stock ownership and holding requirements	x	Offer significant perquisites
✓	Subject incentive compensation to a clawback policy	x	Pay excise tax gross-ups on change in control payments
✓	Conduct annual compensation risk assessments	x	Permit hedging, pledging or short selling of Company stock
✓	Use an independent compensation consultant	x	Frequently change plan designs
✓	Reach out to discuss our compensation plans with our stockholders
WHAT GUIDES OUR PROGRAM
Program Aligned with Strategy
Nucor’s executive compensation program continues to support our strategy. We expect to achieve the sustained creation of incremental stockholder value by growing our core
steelmaking businesses through disciplined execution, selectively expanding beyond
our traditional product offerings into adjacent areas where we believe we can create and build on a sustainable competitive advantage and living our Nucor culture
each day.
Our culture values safety above all else, relies on trust and open communication to facilitate the teamwork that is essential to driving results and remains committed to the community stewardship that is critical to building trust among all our stakeholders, helping to ensure that we can all succeed together.
Our Executive Compensation Philosophy
Nucor believes that executive compensation should be commensurate and aligned with the performance of Nucor and the creation of long-term stockholder value. To this end, our executive compensation program is designed to pay above the market median when Nucor’s performance is outstanding and provide compensation below the market median when performance is below Nucor’s peers. The following key principles form the core of our executive compensation philosophy:

Key Principle	Description
Pay for Performance	A significant portion of total compensation should be variable and dependent upon the attainment of certain specific and measurable annual and long-term performance objectives.
Attraction and Retention	The executive compensation program should enable the Company to attract highly talented people with exceptional leadership capabilities and to retain high-caliber talent.
Team-Based Incentives

All of Nucor’s incentives are team-based. Across the organization, Nucor teammates win and lose together. When Nucor performs well, all teammates earn more. When our performance is less than expected, our teammates earn less. Our pay programs support our team-based culture.

Stockholder Alignment

Executive Officers should be compensated through pay elements (base salaries and annual and long-term incentives) designed to create long-term value for our stockholders and to reinforce a strong culture of ownership.

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Our executive compensation philosophy is supported by the following elements of our executive compensation program:

Compensation Element	Form	Description
Base Salary	Cash (Fixed)

Provides a guaranteed rate of pay commensurate with an Executive Officer’s job scope, level of responsibilities, experience and tenure, but generally positioned near, and typically below, the market median of similar positions at similar size industrial and materials companies.

Annual Incentives	Cash (Variable)	Provides Executive Officers an opportunity to receive annual cash incentive awards based on Nucor’s ROE and annual ROAIC.
Long-Term Incentives	Equity (Mix of Fixed and Variable) and Cash (Variable)	Rewards performance over multi-year periods and growth in long-term stockholder value.
These compensation elements provide a balanced mix of guaranteed compensation and variable, at-risk
compensation with an emphasis on performance-based annual and long-term incentives. The Committee annually considers adjustments to base salaries (which impact incentive plan opportunities) and periodically reviews the level of annual and long-term incentives to ensure that the mix of base salary and annual and long-term incentives, and the target incentive opportunities, are appropriate to accomplish the goal of paying near the market median total compensation for industrial and materials companies of similar size over a multi-year business cycle.
Pay Mix
As illustrated below, the majority of total direct compensation opportunity of our CEO and other Executive Officers is performance-based at-risk
(76% and 75%, respectively). In addition, the majority of target compensation of the CEO and other Executive Officers is long-term (73% and 59%, respectively). The graphs depict the mix of total target direct compensation set for our CEO and other Executive Officers for the 2024 plan year.

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The Role of Compensation Peer Companies and Performance Comparator Groups
Compensation Peer Companies.
 Nucor periodically benchmarks Executive Officer compensation to ensure that the compensation opportunities are reasonable. Nucor does not set compensation according to benchmark data. The Committee’s only formal relationship with benchmark data is generally to set base salaries near or below the market median.
In 2021 and again in 2024, Pearl Meyer provided the Committee with the results of its benchmarking of Nucor’s compensation against the 21 Compensation Peer Companies listed in the table below. We intend to use the 2024 benchmarking to set compensation in 2025 and future years. The 2021 benchmarking was used to set 2024 compensation. In addition to benchmarking Executive Officer compensation at target and actual levels of pay, the Committee completed an exercise to understand how the compensation of Executive Officers compared to compensation of the peer group at various levels of performance (below threshold, threshold, target and maximum). Nucor’s compensation philosophy is to pay below market when performance is below peers and to pay above market when performance is outstanding. The intent is to provide market levels of compensation over the business cycle.

3M Company	Emerson Electric Co.	PACCAR Inc.
Caterpillar Inc.	Freeport-McMoRan Inc.	Parker-Hannifin Corporation
Cleveland-Cliffs Inc.	General Dynamics Corporation	PPG Industries, Inc.
Cummins Inc.	Honeywell International Inc.	Steel Dynamics, Inc.
Danaher Corporation	Illinois Tool Works Inc.	Textron Inc.
Deere & Company	International Paper Company	Trane Technologies plc
Eaton Corporation plc	Northrop Grumman Corporation	United States Steel Corporation
Some of the above companies are included in the Steel Comparator Group or the General Industry Comparator Group used in the incentive plans as described below. However, these companies were chosen based on size and industry, while the companies used in the incentive plans are all steel companies in the case of the Steel Comparator Group or met the criteria discussed below in the case of the General Industry Comparator Group. The Committee does not benchmark compensation levels and practices against the companies in the Steel Comparator Group because some of them are substantially smaller than Nucor. The Committee does not benchmark compensation to the General Industry Comparator Group because compensation data from these companies may result in above median benchmark data due to their higher than median performance.
Performance Comparator Groups
.
 The Committee believes that performance should be measured both in absolute terms (meaning based on achieving or exceeding performance measures established by the Committee) and relative to other companies. Two performance comparator groups are used to measure relative performance: the Steel Comparator Group and the General Industry Comparator Group. These comparator groups are used in the AIP and the LTIP – they are not used for purposes of benchmarking compensation.
The Committee reviews the performance comparator groups annually. Companies may be added to or dropped from the performance comparator groups based on product mix (in the case of the Steel Comparator Group) or business changes, performance or product mix (in the case of the General Industry Comparator Group). The Committee designates the members of each performance comparator group at the beginning of each performance period. Since some of the performance periods are as long as three years, it is possible that the performance comparator group used for one performance period may differ from the group used in a different performance period.

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The performance comparator groups for performance periods that began in 2024 consist of the following companies:

Comparator Group	Criteria	Who They Are
Steel	› Must be a group of not less than five steel industry competitors; and › Competitors defined as companies with product offerings similar to Nucor’s.

•
  Cleveland-Cliffs Inc.
•
  Commercial Metals Company
•
  Radius Recycling, Inc. (formerly Schnitzer Steel Industries, Inc.)
•
  Steel Dynamics, Inc.
•
  Metallus Inc. (formerly TimkenSteel Corporation)
•
  United States Steel Corporation

General Industry	› Must be a group of not less than 10 companies in capital-intensive industries; and › Be well-respected, capital-intensive companies that have performed well over a long period of time.	• 3M Company • Caterpillar Inc. • Cummins Inc. • Emerson Electric Co. • General Dynamics Corporation • Honeywell International Inc.	• Illinois Tool Works Inc. • International Paper Company • Parker-Hannifin Corporation • PPG Industries, Inc.
2024 EXECUTIVE COMPENSATION IN DETAIL
Determination of 2024 Compensation
In making its determinations with respect to executive compensation for 2024, the Committee was supported by Nucor’s Vice President and Corporate Secretary, and Nucor’s Vice President of Human Resources. In addition, the Committee engaged the services of Pearl Meyer to serve as its independent compensation consultant and, in such capacity, to assist the Committee’s review and determination of the compensation of the Executive Officers. Pearl Meyer also was retained to assist the Committee with additional projects, including benchmarking Executive Officer compensation, reviewing and developing alternatives for the performance comparator groups, reviewing the incentive plans, monitoring trends in executive and non-employee
director compensation, preparing tally sheets and assisting in the preparation of this CD&A.
The Committee retained Pearl Meyer directly although, in carrying out its assignments, Pearl Meyer also interacted with Nucor management when necessary and appropriate. Specifically, the Vice President and Corporate Secretary and the Vice President of Human Resources interacted with Pearl Meyer to provide compensation and performance data for Executive Officers and Nucor. In addition, Pearl Meyer may, in its discretion, seek input and feedback from the CEO and the Chief Financial Officer regarding its work product prior to presenting such work product to the Committee to confirm the work product’s alignment with Nucor’s business strategy, determine what additional data needs to be gathered or identify other issues, if any.
The Committee frequently requested Mr. Topalian, as CEO, to be present at Committee meetings where executive compensation and Company performance were discussed and evaluated. Mr. Topalian was free to provide insight, suggestions or recommendations regarding executive compensation during these meetings or at other times; however, only independent Committee members were allowed to vote on decisions made regarding executive compensation.
The Committee met separately with the CEO to discuss his compensation, but the Committee made decisions regarding Mr. Topalian’s compensation in executive session, based solely upon the Committee’s deliberations. The Committee’s decisions regarding the compensation of Executive Officers (other than the CEO) were made after considering recommendations from the CEO.

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Base Salary
The Committee’s goal is to set Executive Officers’ base salaries near or below the market median base salary level for comparable positions at similar size industrial and materials companies, because of the Committee’s desire to orient Executive Officers’ total pay significantly toward variable, at-risk
incentive compensation. When promoted, Executive Officer salaries are set below the market median. As Executive Officers gain experience and perform, they may receive larger increases to move them closer to the median of the benchmark data. In 2024, salaries were increased at rates at or above market in order to bring salaries closer to the median. Base salaries for 2024 and 2023 were as follows:

Executive Officer	2024 Base Salary ($)	2023 Base Salary ($)	% Change
Leon J. Topalian	1,560,000	1,500,000	4.0%
Stephen D. Laxton	702,650	640,000	9.8%
Allen C. Behr	672,300	627,000	7.2%
Daniel R. Needham	672,300	614,200	9.5%
K. Rex Query	672,300	614,200	9.5%
Annual Incentives
The AIP provides Executive Officers an opportunity to receive annual cash incentive awards based on Nucor’s annual performance. The incentive opportunity is expressed as a percentage of base salary.
Seventy-five percent of the maximum award available under the AIP is earned based on Nucor’s ROE and 25% of the maximum award available under the AIP is earned based on Nucor’s annual ROAIC compared to the annual ROAIC of members of the Steel Comparator Group (identified on page 32). The allocation of the AIP award between the two performance measures is as follows:

		Maximum AIP Performance Award Payment (% of Base Salary)
Performance Measure	% of Maximum AIP Performance Award	CEO	Other Executive Officers
ROE	75%	300%	225%
Annual ROAIC—Steel Comparator Group	25%	100%	75%
Total Maximum AIP Performance Award		400%	300%
For 2024, the Committee set the threshold, target and maximum ROE levels as follows:

		Performance Award Payment (% of Base Salary)
	ROE	CEO	Other Executive Officers
Threshold	4.5%	20%	20%
Target	9.0%	100%	100%
Maximum	18.0%	300%	225%
A prorated incentive award is earned for ROE between 4.5% at threshold, 9% at target and 18% at maximum.

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The Committee also set the ROAIC portion of the AIP award for 2024 that could be earned based on Nucor’s annual ROAIC compared to the annual ROAIC of members of the Steel Comparator Group as follows:

		AIP Performance Award Payment (% of Base Salary)
Steel Comparator Group Rank (1)	% of Performance Award Opportunity	CEO	Other Executive Officers

1	100.00%	100.00%	75.00%
2	90.00%	90.00%	67.50%
3	75.00%	75.00%	56.25%
4	60.00%	60.00%	45.00%
5	45.00%	45.00%	33.75%
6	25.00%	25.00%	18.75%
7	0.00%	0.00%	0.00%
(1)	The table represents potential AIP awards for 2024 annual ROAIC performance. This portion of the incentive is intended to reward performance against other steel companies. The comparator group for future years may include more comparator companies. The potential awards are adjusted to reflect the number of comparator companies in the group.
Executive Officers may elect to defer up to
one-half
of their AIP award into Nucor common stock units. The AIP provides an incentive for Executive Officers to defer their AIP awards by providing a grant of additional Nucor common stock units equal to 25% of the number of common stock units deferred. An Executive Officer is always vested in the common stock units attributable to the deferred award. The deferral incentive units become vested upon the Executive Officer’s attainment of age 55, death or disability while employed by Nucor. The vested common stock units are distributed to the Executive Officer in the form of Nucor common stock following the Executive Officer’s retirement or other termination of employment. Dividend equivalents are paid on deferred common stock units (including the deferral incentive units) in cash within 30 days of when stockholder dividends are paid.
Three Executive Officers – Messrs. Topalian, Laxton and Needham – elected to defer a portion of their AIP award payout in 2024.
2024 Performance Results and AIP Payout
Based on Nucor’s ROE of 9.83% and being ranked third within the Steel Comparator Group for ROAIC for 2024, the CEO and the other Executive Officers earned total AIP awards of 193.44% and 167.78% of base salary, respectively, as follows:

	2024 Result	Performance Award Payment (% of Base Salary)
Performance Measure		CEO	Other Executive Officers

ROE	9.83%	118.44%	111.53%

Annual ROAIC — Steel Comparator Group	3 rd	75.00%	56.25%

Total		193.44%	167.78%

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These performance results for 2024 yielded the following AIP payouts:

	2024 Base Salary ($)	AIP Award Payout
Executive Officer		Deferred ($) (1)	Paid in Cash ($)	Total ($)
Leon J. Topalian	1,560,000	301,766	2,715,898	3,017,664
Stephen D. Laxton	702,650	117,891	1,061,016	1,178,907
Allen C. Behr	672,300	—	1,127,985	1,127,985
Daniel R. Needham	672,300	225,597	902,388	1,127,985
K. Rex Query	672,300	—	1,127,985	1,127,985
(1)	Messrs. Topalian and Laxton elected to defer 10%, and Mr. Needham elected to defer 20%, of their AIP payout and received additional stock units having a value equal to 25% of their deferred amount.
Long-Term Incentives
Long-term incentives are used to balance the short-term focus of the AIP by rewarding performance over multi-year periods and growth in long-term stockholder value. Executive Officers receive long-term incentives in the following forms:

•	Cash and restricted stock through the three-year performance-based awards under the LTIP;

•	RSUs that vest over time;

•	Performance RSUs based on ROE performance; and

•	Stock options.
The Committee believes that
one-half
of the three-year LTIP awards should be earned relative to performance as compared to the Steel Comparator Group and the other half earned relative to performance as compared to the General Industry Comparator Group. The Committee believes that this plan design provides an incentive to perform better than steel industry competitors, as well as other capital-intensive companies. The Committee also believes it is appropriate to provide a level of retention through time vesting RSUs, alignment with stockholders through stock options and an opportunity to earn performance RSUs based on ROE performance.
The Long-Term Incentive Plan – Long-term performance compensation based on relative ROAIC performance
Executive Officers earn incentive compensation under the LTIP based on Nucor’s performance during the LTIP’s performance periods. The performance periods commence every January 1 and last for three years.
The target award under the LTIP for each performance period is a number of shares of Nucor common stock. For the performance period that began January 1, 2022, the target number of shares was determined by dividing 170% (300% for the CEO) of each Executive Officer’s annual base salary rate as of the beginning of the performance period by the closing price of Nucor common stock on the last trading day immediately preceding the first day of the performance period.

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The targets for the performance period that began January 1, 2022 and ended December 31, 2024, for the Executive Officers were as follows:

Executive Officer	Base Salary at the Beginning of the Performance Period ($)	170% of Base Salary (300% for the CEO) ($)	Nucor Stock Price 12/31/21 ($)	Target Award Number of Shares (#)

Leon J. Topalian	1,400,000	4,200,000	114.15	36,793

Steve D. Laxton (1)	—	—	114.15	7,867

Allen C. Behr	563,000	957,100	114.15	8,384

Daniel R. Needham	560,000	952,000	114.15	8,339

K. Rex Query	560,000	952,000	114.15	8,339
(1)	During the performance period that began January 1, 2022 and ended December 31, 2024, Mr. Laxton was promoted to EVP effective March 6, 2022. His target number of shares was calculated by prorating his salary and target opportunity at the beginning of the performance period ($318,200 and 85%, respectively) and his salary and target opportunity upon his promotion ($550,000 and 170%, respectively).
The maximum award that an Executive Officer may earn under the LTIP is equal to 200% of the target number of shares.
Fifty percent of the LTIP award is based on Nucor’s ROAIC for the performance period relative to the Steel Comparator Group based on the table below. The remaining 50% of the award is based on Nucor’s ROAIC for the performance period relative to the General Industry Comparator Group based on the table below.
A maximum award of 200% of target may be earned if Nucor ranks first relative to the Steel Comparator Group (which earns 100% of target) and ranks first or second relative to the General Industry Comparator Group (which earns an additional 100% of target).

Steel Comparator Group (1)		General Industry Comparator Group (1)
Rank	Award as a % of Target	Rank	Award as a % of Target
1	100%	1 or 2	100%
2	90%	3 or 4	80%
3	75%	5 or 6	60%
4	60%	7 or 8	40%
5	45%	9	20%
6	25%	10 or 11	0%
7	0%
(1)	These tables represent the potential awards based on the LTIP performance period that began January 1, 2022 and ended December 31, 2024. The comparator group for other performance periods may include more or fewer comparator companies. The potential awards are adjusted to reflect the number of comparator companies in the group.
One-half
of each LTIP award is paid in cash and the other half is paid in restricted stock. Restricted stock vests one-third
on each of the first three anniversaries of the award date, or upon the Executive Officer’s attainment of age 55, death or disability while employed by Nucor.

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An Executive Officer may defer delivery of the restricted stock portion of an LTIP award until the Executive Officer’s retirement or other termination of employment. Nucor does not provide an incentive for the deferral of LTIP restricted stock awards. Dividend equivalents are paid in cash on deferred restricted stock awards within 30 days of when stockholder dividends are paid.
2024 Performance Results and LTIP Payout
Nucor’s ROAIC of 55.59% for the LTIP performance period that began January 1, 2022, and ended December 31, 2024 was ranked second relative to members of the Steel Comparator Group (second out of seven) and ranked third relative to members of the General Industry Comparator Group (third out of 11).
These rankings resulted in the following performance award as a percentage of targets:

Performance Measure	ROAIC	Ranking	Performance Award as a % of Target Number of Shares

ROAIC — Steel Comparator Group	55.59%	2 nd	90%

ROAIC — General Industry Comparator Group	55.59%	3 rd	80%

Total			170%
The resulting payouts were as follows:

Executive Officer	Target Award Number of Shares	Performance Award as a % of Target	Shares Earned

Leon J. Topalian	36,793	170%	62,549

Stephen D. Laxton	7,867	170%	13,374

Allen C. Behr	8,384	170%	14,253

Daniel R. Needham	8,339	170%	14,177

K. Rex Query	8,339	170%	14,177
Nucor paid
one-half
of the LTIP award in cash and the other half in the form of restricted shares of Nucor common stock in March 2025.
Time-Based Restricted Stock Units – Long-term time-vesting compensation
The Committee believes that a grant of time-based RSUs aligns Executive Officers’ interests with those of stockholders, provides significant retentive characteristics and balances the significant amount of performance-based compensation provided. The time-based RSUs represent approximately 7% to 13% of an Executive Officer’s compensation. Each June 1, time-based RSUs are granted to each Executive Officer.
One-third
of the time-based RSUs become vested on each of the first three anniversaries of the June 1 award date, upon the Executive Officer’s retirement (as defined below) or upon the Executive Officer’s death or disability while employed by Nucor.

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The total number of time-based RSUs granted is determined for each Executive Officer position by dividing the dollar amount shown below by the closing price of Nucor’s common stock on the annual June 1 grant date. The following schedule was effective for grants on June 1, 2024:

Position	Time-Based RSU Market Value ($)

President and Chief Executive Officer	2,000,000

Chief Financial Officer and Chief Operating Officer	300,000

Executive Vice Presidents	300,000
Performance-Based Restricted Stock Units — Long-term compensation based on ROE performance
Performance-based RSUs are granted based on Nucor’s ROE performance. The Committee believes that performance-based RSUs align Executive Officers’ interests with those of stockholders and provide significant retentive characteristics. Each June 1, performance-based RSUs are granted contingent on Nucor’s ROE for the prior year.
One-third
of the performance-based RSUs become vested on each of the first three anniversaries of the June 1 award date, upon the Executive Officer’s retirement (as defined below) or upon the Executive Officer’s death or disability while employed by Nucor.
The threshold ROE required for a grant of performance-based RSUs is 3%. The maximum number of performance-based RSUs is granted for ROE of 20% or more.
The number of performance-based RSUs granted is determined for each Executive Officer’s position as of May 31 of the performance year (2023 for the June 1, 2024 grants) by dividing the dollar amount shown below (prorated for ROE between any of the levels shown below) by the closing price of Nucor’s common stock on the annual June 1 grant date. The following schedule was effective for grants on June 1, 2024:

	Performance RSUs Market Value (Based on Prior Fiscal Year ROE)
Position	3% ROE ($)	10% ROE ($)	12.5% ROE ($)	15% ROE ($)	20% ROE ($)
President and Chief Executive Officer	750,000	1,100,000	2,500,000	3,000,000	5,000,000
Chief Financial Officer and Chief Operating Officer	450,000	625,000	750,000	1,530,000	2,500,000
Executive Vice Presidents	325,000	450,000	540,000	1,100,000	2,500,000
Retirement for purposes of the RSUs is defined as Committee-approved retirement upon termination of employment and completion of the following age and service requirements:

Age	65	64	63	62	61	60	59	58	57	56	55
Years of Service	-0-	2	4	6	8	10	12	14	16	18	20
2024 Performance-Based RSU Awards
On June 1, 2024, as a result of 2023 ROE of 23.0%, Executive Officers received performance RSUs with the following values:

Position	Grant Date Value of Performance-Based RSUs ($) (1)

Leon J. Topalian	5,000,000

Stephen D. Laxton	2,500,000

Allen C. Behr	2,500,000

Daniel R. Needham	2,500,000

K. Rex Query	2,500,000
(1)	The actual number of RSUs granted is rounded down to the nearest full unit.

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Stock Options — Long-term performance compensation based on stock price
The Committee grants stock options on the same date every year. On June 1, 2024, the Committee granted stock options to each Executive Officer in the amounts shown in the table below with the following grant values:

Position	Grant Date Value of Options Granted ($) (1)

President and Chief Executive Officer	1,750,000

Chief Financial Officer and Chief Operating Officer	250,000

Executive Vice Presidents	250,000
(1)	The actual number of stock options granted is rounded down to the nearest full option.
The stock options vest on the third anniversary of the grant date or upon the Executive Officer’s death, disability or retirement (same as for RSUs above) and have a
10-year
term.
Supplemental Retirement Plan
Human capital management has always been important to Nucor. Succession planning and leadership development are woven into our culture. The average tenure of our executive team exceeds 20 years. Our compensation programs are designed to retain employees for their career.
The supplemental retirement plan is designed to provide compensation at the end of an executive officer’s career. The plan covers our executive officers and provides:

•	A retirement benefit that is earned during their service as an executive officer;

•
A normal retirement benefit equal to 3.36 times their final monthly salary for 24 months upon retirement after age 60 or after age 55 and completion of seven years of service as an executive officer in a role that is
EVP-level
or above;

•
An early retirement benefit equal to either (i) the accrued retirement benefit reduced by 50% and further reduced by the fractional portion of the seven-year service period that was not completed, if the executive officer has not reached age 55, or (ii) the accrued retirement benefit reduced by the fractional portion of the seven-year service period that was not completed, if the executive officer has not completed the seven years of service as an EVP or above but has reached age 55;

•	A pre-retirement disability or not-for-cause termination benefit equal to the accrued retirement benefit reduced by the fractional portion of the seven-year service period that was not completed; and

•
A death benefit equal to either (i) the accrued retirement benefit, if the executive officer has completed seven years of service as an EVP or above or attained age 60, or (ii) the greater of 50% of the accrued retirement benefit or the accrued retirement benefit reduced by the fractional portion of the seven-year service period that was not completed, if the executive officer has neither attained age 60 nor completed seven years of service as an EVP or above.

The benefit under this plan is subject to strict restrictive covenants, including robust non-competition
and
non-solicitation
provisions. If the participant violates the restrictive covenants, the benefit is forfeited and subject to clawback.
This design is intentional — it strongly supports our human capital management objectives as they relate to succession planning and retention of our valuable internal talent pool. It works in conjunction with our highly variable pay program, which pays below market when performance is below expectations. Further details of this program are included in the Nonqualified Deferred Compensation Table on page 45.

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OTHER PRACTICES, POLICIES AND GUIDELINES
Stock Ownership Guidelines
Executive Officers have an opportunity to earn a significant number of Nucor shares, and the Committee considers executive stock ownership a key element of Nucor’s culture. Executive Officers are required to hold a significant number of shares as outlined below:

Chair, President and Chief Executive Officer	At least 100,000 shares
Chief Financial Officer and Chief Operating Officer	At least 35,000 shares
Executive Vice Presidents	At least 35,000 shares
The above guidelines are higher than the median guidelines for Nucor’s steel company peers and other industrial and materials companies of similar size. Based on our December 31, 2024 closing stock price of $116.71, the CEO must hold approximately 7.5 times his salary.
Executive Officers have five years to achieve ownership of the guideline number of shares. On an annual basis, the Committee monitors each Executive Officer’s compliance with the ownership guideline or, if applicable, the Executive Officer’s progress in achieving ownership of the guideline number of shares. If the Committee determines an Executive Officer is not in compliance or has not made sufficient progress toward achieving the ownership guideline, the Committee has the discretion to take action or adjust incentive award payments to concentrate payouts more heavily in Nucor common stock. All Executive Officers were in compliance with the stock ownership guidelines as of December 31, 2024.
Restricted stock units, stock that has been deferred under the AIP and LTIP plans, and shares held in qualified retirement plans count toward meeting the stock ownership guidelines. Options and unearned performance restricted stock are not counted.
Executive Officers have significant exposure to Nucor’s stock price through direct stock ownership and their target LTIP awards. The Committee believes aligning the long-term interests of Executive Officers with the long-term interests of Nucor’s stockholders in a material way promotes superior long-term performance. It also means that if Nucor’s stock price declines, then Executive Officers’ Nucor stock, stock options, LTIP awards and RSUs all decline in value.
No Hedging, Short Selling or Pledging
Nucor’s Trading Policy prohibits any hedging or short selling (profiting if the market price decreases) of Nucor securities by any director, officer or general manager of Nucor or any other employee of the Company whose function and responsibilities provide access to material, non-public
information about Nucor. The Trading Policy also prohibits such persons from pledging Nucor securities as collateral in a margin account with a broker-dealer. A copy of the policy is available on our website at www.nucor.com/esg.
Policy on Executive Officer Incentive Compensation Recoupment
The Committee has adopted the Executive Officer Incentive Compensation Recovery Policy (the “Clawback Policy”), which complies with the clawback rules adopted by the SEC pursuant to Section 10D and Rule
10D-1
of the Exchange Act, and the related NYSE listing requirements (together, the “Clawback Rules”). The Clawback Policy requires the Company to recover reasonably promptly any erroneously awarded incentive-based compensation received by current and former executive officers (as defined in the Clawback Policy) of the Company in the event that the Company is required to prepare an accounting restatement, in accordance with the Clawback Rules. The recovery of such compensation applies regardless of whether an executive officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. Under the Clawback Policy, the Company may recoup from current or former executive officers erroneously awarded incentive-based compensation received within a lookback period of the three most recently completed fiscal years preceding the date on which the Company is required to prepare an accounting restatement. A copy of the policy is available on our website at www.nucor.com/esg.

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Policies and Practices Related to Stock Option Grants
Nucor’s policies and practices for grants of stock options provide that:

•	the effective grant date for stock option grants, including grants to our Executive Officers, is June 1 of each year;

•	any newly hired Nucor teammates, including Executive Officers, are not eligible to be granted stock options until the first June 1 following their date of hire; and

•	the exercise price of all stock options must be equal to or greater than the market price of Nucor common stock on the date of grant.
The Committee approves stock option grants to Nucor teammates, including our Executive Officers, at the Committee meeting before the annual June 1 grant date. Nucor does not time the release of material nonpublic information to affect the value of our equity-based compensation.
Benefits
Executive Officer benefits are generally limited to benefits provided to all other full-time employees on the same basis and at the same cost as for all other full-time employees. Nucor does not provide any excise tax gross-ups.
Certain benefits such as Nucor’s Profit Sharing, Scholarship Program, Employee Stock Purchase Plan, Extraordinary Bonus and Service Awards Program are not available to Executive Officers.
EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The table below describes the total compensation of our Executive Officers in 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
Leon J. Topalian	2024	1,560,000	—	12,057,054	1,750,000	2,715,898	941,136	19,024,088
Chair, President and CEO	2023	1,500,000	—	12,203,031	1,750,000	5,062,500	1,985,095	22,500,626
	2022	1,400,000	—	11,882,413	1,750,000	4,914,000	3,126,758	23,073,171
Stephen D. Laxton	2024	702,650	—	4,141,739	250,000	1,061,016	791,105	6,946,510
Chief Financial Officer and	2023	640,000	—	4,112,882	250,000	1,620,000	690,503	7,313,385
Executive Vice President	2022	509,356	—	1,005,947	250,000	1,340,879	438,758	3,544,940
Allen C. Behr	2024	672,300	—	3,942,781	250,000	1,127,985	810,240	6,803,306
Executive Vice President
Daniel R. Needham	2024	672,300	—	4,224,777	250,000	902,388	1,185,764	7,235,229
Executive Vice President	2023	614,200	—	4,275,881	250,000	1,381,950	1,010,039	7,532,070
	2022	560,000	—	4,161,439	250,000	1,310,400	910,076	7,191,915
K. Rex Query	2024	672,300	—	3,942,781	250,000	1,127,985	1,206,366	7,199,432
Executive Vice President	2023	614,200	—	3,844,022	250,000	1,727,438	1,028,146	7,463,806
	2022	560,000	—	3,751,939	250,000	1,638,000	931,951	7,131,890
(1)	The amounts shown represent the grant date fair value of the shares or stock options awarded. The stock awards for 2024 include the following grant date fair values of the performance-based awards that may be earned under the LTIP for target-level performance during the 2024–2026 performance period: Mr. Topalian, $4,680,000; Mr. Laxton, $1,194,505; Mr. Behr, $1,142,910; Mr. Needham, $1,142,910; and Mr. Query, $1,142,910. The grant date fair values of the performance-based awards assuming performance at the maximum level over the three-year performance period would have been: Mr. Topalian, $9,360,000; Mr. Laxton, $2,389,010; Mr. Behr, $2,285,820; Mr. Needham, $2,285,820; and Mr. Query, $2,285,820. Our policy and assumptions made in the valuation of share-based payments are contained in Notes 2 and 16 of Item 8 of our Annual Report on Form
10-K
for the year ended December 31, 2024.

 2025 Proxy Statement 41

E
XECUTIVE
O
FFICER
C
OMPENSATION

(2)	The amounts presented in the “All Other Compensation” column for 2024 consist of the following:

	Supplemental Executive Retirement Plan Benefit	Matching Contribution to the Nucor 401(k) Retirement Savings Plan	Total
	($)	($)	($)

Leon J. Topalian	935,386	5,750	941,136

Stephen D. Laxton	785,355	5,750	791,105

Allen C. Behr	804,490	5,750	810,240

Daniel R. Needham	1,180,014	5,750	1,185,764

K. Rex Query	1,200,616	5,750	1,206,366
Grants of Plan-Based
Awards
Table
The table below presents the RSUs and stock options awarded June 1, 2024 and the potential payouts under the AIP for 2024 and the LTIP for the performance periods beginning in 2024.

Name	Grant Date	Committee Approval Date	Award Type		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
					Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)				(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Leon J. Topalian
	6/1/24	5/8/24	RSP	(1)							41,456			6,999,846	(7)
			AIP	(2)	312,000	2,340,000	6,240,000
	3/10/25	12/15/23	AIP	(3)							2,821			377,224	(8)
	1/1/24	12/15/23	LTIP	(4)				5,378	26,890	53,780				4,679,936	(9)
	6/1/24	5/8/24	OPT	(5)								25,799	168.85	1,750,000	(10)
Stephen D. Laxton
	6/1/24	5/8/24	RSP	(1)							16,582			2,799,871	(7)
			AIP	(6)	131,747	966,144	2,107,950
	3/10/25	12/15/23	AIP	(3)							1,102			147,359	(8)
	1/1/24	12/15/23	LTIP	(4)				1,373	6,863	13,726				1,194,437	(9)
	6/1/24	5/8/24	OPT	(5)								3,685	168.85	250,000	(10)
Allen C. Behr
	6/1/24	5/8/24	RSP	(1)							16,582			2,799,871	(7)
			AIP	(6)	126,056	924,413	2,016,900
	1/1/24	12/15/23	LTIP	(4)				1,313	6,566	13,132				1,142,747	(9)
	6/1/24	5/8/24	OPT	(5)								3,685	168.85	250,000	(10)
Daniel R. Needham
	6/1/24	5/8/24	RSP	(1)							16,582			2,799,871	(7)
			AIP	(6)	126,056	924,413	2,016,900
	3/10/25	12/15/23	AIP	(3)							2,109			282,015	(8)
	1/1/24	12/15/23	LTIP	(4)				1,313	6,566	13,132				1,142,747	(9)
	6/1/24	5/8/24	OPT	(5)								3,685	168.85	250,000	(10)
K. Rex Query
	6/1/24	5/8/24	RSP	(1)							16,582			2,799,871	(7)
			AIP	(6)	126,056	924,413	2,016,900
	1/1/24	12/15/23	LTIP	(4)				1,313	6,566	13,132				1,142,747	(9)
	6/1/24	5/8/24	OPT	(5)								3,685	168.85	250,000	(10)
(1)	Represents RSUs awarded June 1, 2024 under the 2014 Plan. As described in the CD&A, a portion of these RSUs are performance-based, earned for achievement of ROE during the immediately preceding year. Includes the following number of performance-based RSUs: 29,612 for Mr. Topalian and 14,806 for each of Messrs. Laxton, Behr, Needham and Query.

(2)	Mr. Topalian was eligible to earn a range of performance-based payments under the AIP for the Company’s performance during 2024. The threshold, target and maximum amounts shown are equal to 20%, 150% and 400%, respectively, of his base salary.

(3)	Represents common stock units deferred under the 2024 AIP. The awards were issued in March 2025.

42   2025 Proxy Statement

EXECUTIVE OFFICER COMPENSATION

(4)	Represents the range of performance-based awards that may be earned under the LTIP for the 2024-2026 performance period. Earned awards, if any, will be paid one-half in cash and the other half in the form of restricted shares of Nucor common stock in March 2027. The grant date fair value is calculated by multiplying the closing price of Nucor common stock on the grant date by the target number of shares.

(5)	Represents stock options awarded June 1, 2024 under the 2014 Plan.

(6)	Executive Officers (other than Mr. Topalian) were eligible to earn a range of performance-based payments under the AIP for the Company’s performance during 2024. The threshold, target and maximum amounts shown are equal to 18.75%, 137.5% and 300%, respectively, of each Executive Officer’s base salary.

(7)	The awards have been valued using the June 1, 2024 closing price of Nucor common stock of $168.85.

(8)	The awards have been valued using the March 7, 2025 closing price of Nucor common stock of $133.72.

(9)	The target awards have been valued using the December 31, 2023 closing price of Nucor common stock of $174.04.

(10)	The awards have been valued using a Black-Scholes value of $67.83.

Non-Equity Incentive Plan Awards

Under the AIP, the CEO and the other Executive Officers may earn a non-equity incentive award for each year of up to a total of 400% and 300%, respectively, of their base salary. The threshold, target and maximum award amounts for 2024 are reported in column (c), column (d) and column (e), respectively.

Equity Incentive Plan Awards

Restricted Stock Units

Each year, on or about June 1, participants are granted time- and performance-based RSUs. The number of performance-based RSUs is based on Nucor’s ROE for the prior year. The awards vest annually over the three-year period following the date of grant or upon retirement. The RSUs were granted on June 1, 2024 and are reported in column (i).

Stock Options

The Committee granted Executive Officers stock options to purchase shares of Nucor common stock reported in column (j) at an exercise price of $168.85. The stock options become vested and exercisable on June 1, 2027.

Long-Term Incentive Plan

The range of potential awards for the LTIP performance period January 1, 2024 through December 31, 2026 is reported in columns (f), (g) and (h). The Company pays one-half of the LTIP award in cash and the other half in the form of restricted shares of Nucor common stock.

Actual performance for the LTIP performance period ended December 31, 2023 resulted in cash payments and awards of restricted shares on March 10, 2024 as follows:

Name	Shares Issued (#)	Cash Paid ($)
Leon J. Topalian	31,960	5,562,474
Stephen D. Laxton	10,536	1,833,854
Allen C. Behr	12,629	2,198,095
Daniel R. Needham	12,432	2,163,810
K. Rex Query	12,629	2,198,095

Messrs. Topalian, Needham and Query were 55 or older as of March 10, 2024; therefore, their restricted shares vested upon issuance. Messrs. Laxton and Behr were under 55 as of March 10, 2024; therefore, their restricted shares vest one-third on each of the first three anniversaries of the award date, or upon the Executive Officer’s attainment of age 55, death or disability while employed by Nucor. These shares were granted at the beginning of the performance period, January 1, 2021, and are therefore not reported in the Grants of Plan-Based Awards Table for 2024.

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EXECUTIVE OFFICER COMPENSATION

Outstanding Equity Awards at Fiscal Year-End Table

The table below shows the outstanding equity awards for each Executive Officer on December 31, 2024.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
(a)	(b)	(c)		(e)	(f)	(g)		(h)	(i)		(j)
Leon J. Topalian	223,981			42.46	5/31/30	104,118	(5)	12,151,612	25,545	(6)	2,981,357
	54,179			110.74	5/31/31				39,261	(8)	4,582,151
		38,656	(2)	130.71	5/31/32
		35,268	(3)	133.03	5/31/33
		25,799	(4)	168.85	5/31/34
Stephen D. Laxton	—	5,522	(2)	130.71	5/31/32	37,331	(5)	4,356,901	6,520	(6)	760,949
		5,038	(3)	133.03	5/31/33	16,319	(7)	1,904,590	9,492	(8)	1,107,811
		3,685	(4)	168.85	5/31/34	1,677	(9)	195,723
Allen C. Behr	15,068			42.46	5/31/30	50,509	(5)	5,894,905	6,238	(6)	728,037
	7,739			110.74	5/31/31	23,770	(10)	2,774,197	9,299	(8)	1,085,286
		5,522	(2)	130.71	5/31/32	395	(11)	46,100
		5,038	(3)	133.03	5/31/33
		3,685	(4)	168.85	5/31/34
Daniel R. Needham	7,739			110.74	5/31/31	40,753	(5)	4,756,283	6,238	(6)	728,037
		5,522	(2)	130.71	5/31/32				9,109	(8)	1,063,111
		5,038	(3)	133.03	5/31/33
		3,685	(4)	168.85	5/31/34
K. Rex Query	7,739			110.74	5/31/31	70,073	(5)	8,178,220	6,238	(6)	728,037
		5,522	(2)	130.71	5/31/32				9,109	(8)	1,063,111
		5,038	(3)	133.03	5/31/33
		3,685	(4)	168.85	5/31/34
(1)	The awards have been valued using the December 31, 2024 closing price of Nucor common stock of $116.71.

(2)	Represents stock options vesting on June 1, 2025.

(3)	Represents stock options vesting on June 1, 2026.

(4)	Represents stock options vesting on June 1, 2027.

(5)	Represents RSUs vesting as follows:

	RSUs Vesting

Name	June 1, 2025	June 1, 2026	June 1, 2027	Upon Retirement	Total
	(#)	(#)	(#)	(#) (a)	(#)

Leon J. Topalian	49,209	31,359	13,819	9,731	104,118

Stephen D. Laxton	13,944	12,543	5,528	5,316	37,331

Allen C. Behr	19,684	12,543	5,528	12,754	50,509

Daniel R. Needham	19,684	12,543	5,528	2,998	40,753

K. Rex Query	19,684	12,543	5,528	32,318	70,073
(a)	These units vest upon the Executive Officer’s retirement, as defined in the CD&A, with the prior approval of the Committee.

(6)	Represents the expected number of shares that will be earned under the LTIP for the 2024-2026 performance period valued using the December 31, 2024 closing price of Nucor common stock of $116.71. The expected number of shares that will be earned has been calculated based on performance through December 31, 2024. One-half of the value of the shares that are earned will be paid in cash and the other half will be paid in the form of restricted shares of Nucor common stock after the end of the performance period.

(7)	Represents restricted stock issued under the LTIP vesting as follows: 7,039 shares vesting on March 10, 2025 and 9,280 shares vesting on December 22, 2025.

(8)	Represents the expected number of shares that will be earned under the LTIP for the 2023-2025 performance period valued using the December 31, 2024 closing price of Nucor common stock of $116.71. The expected number of shares that will be earned has been calculated based on performance through December 31, 2024. One-half of the value of the shares that are earned will be paid in cash and the other half will be paid in the form of restricted shares of Nucor common stock after the end of the performance period.

44   2025 Proxy Statement

EXECUTIVE OFFICER COMPENSATION

(9)	Represents common stock units deferred under the AIP vesting on December 22, 2025.

(10)	Represents restricted stock issued under the LTIP vesting as follows: 11,427 shares vesting on March 10, 2025, 8,133 shares vesting on March 10, 2026 and 4,210 shares vesting on March 10, 2027.

(11)	Represents common stock units deferred under the AIP vesting on July 3, 2028.

Options Exercised and Stock Vested Table

The table below presents the stock options exercised by each Executive Officer in 2024. Stock awards vested in 2024 are comprised of restricted stock granted under the LTIP for the performance periods ended December 31, 2020, December 31, 2021, December 31, 2022 and December 31, 2023 and RSUs issued in 2021, 2022 and 2023. Under the LTIP, awards vest over a three-year period unless the executive is age 55 or older, dies or becomes disabled. In 2024, Messrs. Topalian, Needham and Query were 55 or older and became fully vested upon grant in the restricted shares awarded for the three-year performance period ended December 31, 2023. Messrs. Laxton and Behr are under the age of 55; therefore, their restricted shares vest one-third on each of the first three anniversaries of the award date or upon their attainment of age 55.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)

Leon J. Topalian	—	—	73,190	12,955,464

Stephen D. Laxton	—	—	13,131	2,295,574

Allen C. Behr	—	—	24,690	4,326,818

Daniel R. Needham	—	—	27,823	4,930,268

K. Rex Query	—	—	28,020	4,967,213

Nonqualified Deferred Compensation Table

The table below presents information related to three programs: AIP Deferrals, LTIP Deferrals and the Supplemental Retirement Plan for Executive Officers.

AIP Deferrals – Executive Officers may elect to defer up to one-half of their AIP award into Nucor common stock units. The AIP provides an incentive for Executive Officers to defer their AIP awards by providing a grant of additional Nucor common stock units equal to 25% of the number of common stock units deferred. An Executive Officer is always vested in the common stock units attributable to the deferred award. The deferral incentive units become vested upon the Executive Officer’s attainment of age 55, death or disability while employed by Nucor. The vested common stock units are distributed to the Executive Officer in the form of Nucor common stock following the Executive Officer’s retirement or other termination of employment. Dividend equivalents are paid on deferred incentive units in cash within 30 days of when stockholders are paid.

LTIP Deferrals – Executive Officers may elect to defer payment of all (and not less than all) of the portion of an LTIP award that is payable in restricted stock into Nucor restricted stock units. The deferred restricted stock units vest one-third on each of the first three anniversaries of the award date, or upon the Executive Officer’s attainment of age 55, death or disability while employed by Nucor. Dividend equivalents are paid on the restricted stock units in cash within 30 days of when stockholders are paid. Nucor does not provide any incentive (such as a matching contribution credit) for the deferral LTIP awards.

Supplemental Retirement Plan for Executive Officers – The supplemental executive retirement plan (the “SERP”) provides a retirement benefit that is earned during service as an EVP or more senior executive. The normal retirement benefit under the SERP is equal to 3.36 times final monthly salary for 24 months upon retirement after age 60 or after age 55 and completion of seven years of service as an EVP or above. The SERP provides an early retirement benefit equal to 50% of the accrued retirement benefit upon retirement prior to satisfying the requirements for normal retirement. The SERP also provides a pre-retirement benefit in the event of

 2025 Proxy Statement 45

EXECUTIVE OFFICER COMPENSATION

an executive’s disability, death or not for cause termination equal to the greater of the accrued retirement benefit or 50% of the normal retirement benefit.

Name	Award Type	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY ($)		Aggregate Earnings in Last FY ($) (1)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
(a)		(b)		(c)		(d)	(e)	(f)
Leon J. Topalian	AIP Deferrals	562,499	(3)	140,625	(4)	(494,617)		916,176	(5)
	SERP (2)			935,386				10,483,200
Stephen D. Laxton	AIP Deferrals	180,000	(6)	45,000	(7)	(494,929)		978,519	(8)
	SERP (2)			785,355				1,903,865
Allen C. Behr	AIP Deferrals					(113,179)		230,404	(9)
	SERP (2)			804,490				2,985,391
Daniel R. Needham	AIP Deferrals	345,488	(10)	86,373	(11)	(1,421,845)		2,838,799	(12)
	LTIP Deferrals	2,163,665	(13)			(1,939,531)		3,948,416	(14)
	SERP (2)			1,180,014				3,682,839
K. Rex Query	SERP (2)			1,200,616				3,806,157
(1)	Represents the value of the units due to the change in Nucor’s common stock price from $174.04 on December 31, 2023 and $185.82 on March 8, 2024 to $116.71 on December 31, 2024.

(2)	Mr. Topalian has met the age and service requirements for normal retirement under the plan. The benefit above represents the benefit he will be entitled to receive upon retirement from the Company. Messrs. Laxton, Behr, Needham and Query have not met the age and service requirements for normal retirement and therefore the amounts shown above represent their accrued normal retirement benefit. If Messrs. Laxton, Behr, Needham and Query had retired on December 31, 2024, they would have been entitled to receive $951,933, $1,492,695, $1,841,419 and $1,903,078, respectively, which is 50% of their accrued normal retirement benefit.

(3)	Represents the value of 3,027 common stock units deferred by Mr. Topalian under the 2023 AIP valued using the closing price of Nucor common stock of $185.82 on March 8, 2024, the date the units were issued.

(4)	Represents the value of 757 additional common stock units granted to Mr. Topalian as a 25% match of the units deferred under the 2023 AIP. The units have been valued using the closing price of Nucor common stock of $185.82 on March 8, 2024, the date the units were issued.

(5)	Represents 7,850 deferred units valued using the closing price of Nucor common stock of $116.71 on December 31, 2024. Of the amount shown, $1,385,603 was reported in the Summary Compensation Tables of Nucor proxy statements for previous years for Mr. Topalian. The amount shown exceeds the amount reported in the Summary Compensation Tables by $469,427, which is equal to the net decrease in value of the deferred units since Mr. Topalian began deferring under the AIP.

(6)	Represents the value of 969 common stock units deferred by Mr. Laxton under the 2023 AIP valued using the closing price of Nucor common stock of $185.82 on March 8, 2024, the date the units were issued.

(7)	Represents the value of 242 additional common stock units granted to Mr. Laxton as a 25% match of the units deferred under the 2023 AIP. The units have been valued using the closing price of Nucor common stock of $185.82 on March 8, 2024, the date the units were issued.

(8)	Represents 8,384 deferred units valued using the closing price of Nucor common stock of $116.71 on December 31, 2024. Of the amount shown, $411,314 was reported in the Summary Compensation Tables of Nucor proxy statements for previous years for Mr. Laxton.

(9)	Represents 1,974 deferred units valued using the closing price of Nucor common stock of $116.71 on December 31, 2024. None of the amount shown has been reported in the Summary Compensation Tables of Nucor proxy statements for previous years for Mr. Behr.

(10)	Represents the value of 1,859 common stock units deferred by Mr. Needham under the 2023 AIP valued using the closing price of Nucor common stock of $185.82 on March 8, 2024, the date the units were issued.

(11)	Represents the value of 465 additional common stock units granted to Mr. Needham as a 25% match of the units deferred under the 2023 AIP. The units have been valued using the closing price of Nucor common stock of $185.82 on March 8, 2024, the date the units were issued.

(12)	Represents 24,324 deferred units valued using the closing price of Nucor common stock of $116.71 on December 31, 2024. Of the amount shown, $841,360 was reported in the Summary Compensation Tables of Nucor proxy statements for previous years for Mr. Needham.

(13)	Represents the value of 12,432 common stock units deferred by Mr. Needham under the 2021 LTIP valued using the closing price of Nucor common stock of $174.04 on December 31, 2023.

(14)	Represents 33,831 deferred units valued using the closing price of Nucor common stock of $116.71 on December 31, 2024. None of the amount shown has been reported in the Summary Compensation Tables of Nucor proxy statements for previous years for Mr. Needham.

46   2025 Proxy Statement

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Internal Revenue Code Section 162(m)

Under Section 162(m) of the Internal Revenue Code, as amended by the Tax Cuts and Jobs Act of 2017, the Company may not deduct compensation in excess of $1 million paid to “covered individuals” (as defined in Section 162(m), which includes all of the Executive Officers). Due to the deduction limitation, compensation in excess of $1 million paid to the Executive Officers is not deductible by the Company for federal income tax purposes.

The Committee will continue to consider tax implications (including the lack of deductibility under Section 162(m)) among other relevant factors in designing and implementing our executive compensation program. The Committee will continue to monitor taxation, applicable incentives, standard practice in our industry and other factors, and adjust our executive compensation program as needed.

Post-Termination Compensation Benefits

The following discussion and “Post-Termination Payments Summary” table reflect the non-compete and change in control benefits available to executives as of December 31, 2024.

Non-Compete and Non-Solicitation Agreements. Nucor has entered into employment agreements with the Executive Officers that include non-compete and non-solicitation provisions. Pursuant to these agreements, the Executive Officers have agreed not to compete with Nucor during the Restrictive Period following their termination of employment with Nucor for any reason in exchange for monthly cash payments from Nucor during a portion of the non-competition period. The agreements with the Executive Officers also restrict the disclosure of confidential information and prohibit the Executive Officers from encouraging Nucor customers to purchase steel or steel products from any Nucor competitor or encouraging any Nucor employee to terminate his or her employment with Nucor. Each agreement further provides that any inventions, designs or other ideas conceived by the Executive Officers during their employment with Nucor will be assigned to Nucor. Since Nucor began entering into non-compete and non-solicitation agreements with its executive officers in 1999, no Executive Officer or former named executive officer has left Nucor other than to retire.

The Restrictive Period depends on the age of the Executive Officer on the date of termination:

Executive Officer Age on Date of Termination	Restrictive Period

58 or older	24 months

57	30 months

56	36 months

55 or younger	42 months

The amount of the payments to be received by a particular Executive Officer will depend upon his or her age at the time of his or her termination, resignation, retirement or death and his or her length of service with Nucor. If the Executive Officer is younger than age 55, then the Executive Officer, or his or her estate, will be entitled to receive a monthly cash payment equal to the greater of (i) one month of his or her base salary for each year of service to Nucor with a minimum payment of six months’ base salary or (ii) the value of the total number of his or her unvested shares of Nucor common stock (including deferred shares) granted under the LTIP. If the Executive Officer is age 55 or older, then the Executive Officer, or his or her estate, will be entitled to receive a payment equal to one month of his or her base salary for each year of service to Nucor with a minimum payment of six months’ base salary.

If an Executive Officer who is receiving monthly installment payments dies within 12 months of his or her date of termination of employment, Nucor will continue to pay his or her estate the monthly payments only through the end of the first 12 months following termination of his or her employment. Nucor’s obligation to make the monthly installment payments to an Executive Officer terminates if the Executive Officer dies 12 or more months following termination of his or her employment.

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No Severance Benefits. The Executive Officers are not entitled to receive severance payments following termination of employment.

Change in Control Benefits. In the event of a change in control, benefits are provided through each plan and individual employment agreements. The benefits do not provide an excise tax gross-up for any payments that would be considered excess parachute payments under Section 280G of the Internal Revenue Code.

•

Non-Compete – If terminated within 24 months of a change in control, the employment agreements provide for a non-compete payment equal to a base amount multiplied by 3 in the case of the CEO, 2.5 in the case of the Chief Financial Officer and the Chief Operating Officer, and 2 in the case of any other Executive Vice President. The base amount is the sum of the executive’s base salary plus the greater of 150% of base salary or the three-year average actual award under the AIP. In addition, the Executive Officers would receive 36 months of medical, dental and life insurance continuation for the CEO, 30 months for the Chief Financial Officer and the Chief Operating Officer, and 24 months for all other Executive Officers.

•

Annual Incentive Plan – For the year in which a change in control occurs, the AIP award will be no less than an award equal to the greater of actual performance through the change in control or 150% of base salary, in each case prorated through the date of the executive’s termination of employment.

•

Long-Term Incentive Plan – The LTIP performance periods in progress on the date of the change in control will be terminated and awards will be paid based on a prorated basis through the date of the change in control in an amount equal to the greater of actual or target performance.

•

Acceleration of Unvested Equity – All unvested equity awards under the AIP and the LTIP, including deferred shares, and all outstanding unvested stock options and RSUs will vest upon a change in control.

•

Excess Parachute Payments – If any payments or benefits would be considered excess parachute payments under Section 280G of the Internal Revenue Code, then the payments or benefits would be reduced to the Section 280G safe harbor amount if the reduction results in a larger net benefit to the Executive Officer. The Executive Officers are responsible for taxes on all payments. No tax gross-ups are provided.

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EXECUTIVE OFFICER COMPENSATION

Post-Termination Payments Summary

The following is a summary of the post-termination payments that would have been payable to each Executive Officer if his employment had terminated on December 31, 2024.

	Executive Benefits and Payments Upon Termination	Voluntary Termination ($)	Retirement ($) (1)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Disability ($)	Death ($)	Change In Control ($)
Leon J. Topalian	Non-compete—cash	3,697,417	3,697,417	3,697,417	3,697,417	3,697,417	—	18,782,664
	Vesting of restricted stock	—	12,151,612	—	—	12,151,612	12,151,612	12,151,612
	Vesting of stock options	—	—	—	—	—	—	—
	Pro-Rata LTIP	—	—	—	—	—	—	52,286
	Non-Qualified/SERP	10,483,200	10,483,200	10,483,200	—	10,483,200	10,483,200	10,483,200
	Benefits and perquisites	—	—	—	—	—	—	55,507
	Total	14,180,617	26,332,229	14,180,617	3,697,417	26,332,229	22,634,812	41,525,269
Stephen D. Laxton	Non-compete—cash	2,685,030	—	2,685,030	2,685,030	1,285,264	—	5,480,601
	Vesting of restricted stock	—	—	—	—	7,267,109	7,267,109	7,267,109
	Vesting of stock options	—	—	—	—	—	—	—
	Pro-Rata LTIP	—	—	—	—	992,152	992,152	1,005,457
	Non-Qualified/SERP	952,026	—	1,904,052	—	1,904,052	2,360,904	1,904,052
	Benefits and perquisites	—	—	—	—	—	—	48,089
	Total	3,637,056	—	4,589,082	2,685,030	11,448,577	10,620,165	15,705,308
Allen C. Behr	Non-compete—cash	3,605,872	—	3,605,872	3,605,872	1,601,822	—	4,370,065
	Vesting of restricted stock	—	—	—	—	9,546,858	9,546,858	9,546,858
	Vesting of stock options	—	—	—	—	—	—	—
	Pro-Rata LTIP	—	—	—	—	966,125	966,125	978,847
	Non-Qualified/SERP	1,492,258	—	2,984,515	—	2,984,515	2,984,515	2,984,515
	Benefits and perquisites	—	—	—	—	—	—	47,897
	Total	5,098,130	—	6,590,387	3,605,872	15,099,320	13,497,498	17,928,182
Daniel R. Needham	Non-compete—cash	1,139,175	1,139,175	1,139,175	1,139,175	1,139,175	—	4,340,215
	Vesting of restricted stock	—	4,756,283	—	—	4,756,283	4,756,283	4,756,283
	Vesting of stock options	—	—	—	—	—	—	—
	Pro-Rata LTIP	—	—	—	—	—	—	12,721
	Non-Qualified/SERP	2,525,087	—	2,525,087	—	2,525,087	2,525,087	2,525,087
	Benefits and perquisites	—	—	—	—	—	—	31,558
	Total	3,664,262	5,895,458	3,664,262	1,139,175	8,420,545	7,281,370	11,665,864
K. Rex Query	Non-compete—cash	1,921,030	1,921,030	1,921,030	1,921,030	1,921,030	—	4,340,215
	Vesting of restricted stock	—	8,178,220	—	—	8,178,220	8,178,220	8,178,220
	Vesting of stock options	—	—	—	—	—	—	—
	Pro-Rata LTIP	—	—	—	—	—	—	12,721
	Non-Qualified/SERP	2,579,865	—	2,579,865	—	2,579,865	2,579,865	2,579,865
	Benefits and perquisites	—	—	—	—	—	—	26,102
	Total	4,500,895	10,099,250	4,500,895	1,921,030	12,679,115	10,758,085	15,137,123
(1)	Messrs. Laxton and Behr were not retirement-eligible as of December 31, 2024. Messrs. Needham and Query were retirement-eligible for equity awards as of December 31, 2024 but were not retirement-eligible for the SERP.

Pay Ratio Disclosure

The SEC rules require that we provide a comparison of the 2024 annual total compensation of Mr. Topalian, our CEO, to the annual total compensation of the individual identified as our median paid employee. For purposes of providing the comparison in accordance with the SEC rules, we identified a “median employee” and compared Mr. Topalian’s annual total compensation to that of the median employee. For 2024, our last completed fiscal year:

•	Mr. Topalian’s annual total compensation was $19,024,088.

•	Our median employee’s annual total compensation was $98,334.

•	The ratio of Mr. Topalian’s annual total compensation to our median employee’s annual total compensation was 193 to 1.

The methodology that we used to identify the median employee is described below. Annual total compensation is calculated in the same manner as the amount set forth in the “Total” column in the Summary Compensation Table. While the methodology involves several assumptions and adjustments, we believe the pay ratio information set forth above constitutes a reasonable estimate, calculated in a manner consistent with the applicable SEC rules. Because other companies may use different methodologies to identify their median employees, the pay ratio set forth above may not be comparable to the pay ratios reported by other companies.

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Methodology. The SEC rules permit companies to identify the median paid employee once every three years as long as there has been no change in the company’s employee population or compensation arrangements that significantly impacts the pay ratio disclosure. As we have had no changes in the organization that would significantly impact our pay ratio disclosure, we are employing the same methodology and median employee identified in 2022 for this year’s pay ratio disclosure.

Date Used to Determine Employee Population. For purposes of identifying the median employee, we selected December 31, 2022 to be the date as of which we would determine our employee population.

Composition of Employee Population. We determined that, as of December 31, 2022, we had 29,758 employees globally. Of that amount, 26,288 were U.S. employees and 3,470 were non-U.S. employees. In order to simplify the determination of the median employee and as permitted by the SEC rules, we excluded 1,102 non-U.S. employees (approximately 3.7% of our employees) located in four countries, comprising all of the employees in those countries, as set forth in the table below:

Country Excluded	Number of Employees Excluded
India	344
Mexico	747
Singapore	2
Switzerland	9

After excluding the 1,102 non-U.S. employees, we determined the identity of our median employee from a population of 28,655 employees (excluding the CEO), including 26,287 U.S. employees and 2,368 non-U.S. employees.

Given the availability of payroll data and the size, composition and global diversity of these 28,655 employees, we employed statistical sampling to assist in identification of the median employee. We stratified the employee population based on similarity of characteristics such as product line and geography into groups. We then took the natural log of compensation data for each employee within the group. From the lognormal data, we calculated median, standard deviation and variance of each group for the purposes of deriving sample sizes that fairly represented the grouping. Using this methodology, we generated a random sample of 3,771 employees. The group medians were then weighted by total group headcount relative to Nucor’s 28,655 employees to derive the median employee.

As permitted by SEC regulations, the employee population data described above does not include 1,555 employees of entities acquired in 2022.

Pay Data Used. To identify the median employee, we derived compensation information from our payroll records for 2022. We used a consistently applied compensation measure (“CACM”), which included total taxable income, or equivalent. We converted the amount of compensation paid to non-U.S. employees to U.S. dollars using average foreign currency exchange rates for 2022. We annualized compensation for employees hired during 2022.

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Pay Versus Performance Disclosure
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive “compensation actually paid” (“CAP”) and certain Company and peer group financial performance measures for the fiscal years listed below. Please refer to our CD&A for a complete description of how executive compensation relates to Company performance and how the Committee makes its decisions.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (1) (2) (3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (4)	Average Compensation Actually Paid to Non-PEO NEOs ($) (2) (3) (4)	Nucor TSR ($) (5)	Peer Group TSR ($) (5)	Net Income (in millions) ($)	ROE
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2024	19,024,088	334,785	7,046,119	1,183,362	229	253	2,027	9.8%

2023	22,500,626	40,100,366	7,436,632	12,599,657	337	299	4,525	23.0%

2022	23,073,171	37,341,765	6,499,047	8,430,764	252	216	7,607	46.9%

2021	11,618,019	52,148,691	5,246,942	23,557,361	215	179	6,827	55.0%

2020	11,265,538	12,399,819	7,296,327	5,762,046	98	106	721	6.8%
(1)	The principal executive officer, or PEO, for each of the years listed is Leon J. Topalian.
(2)	The dollar amounts shown in these columns reflect CAP computed in accordance with SEC rules. The SEC rules require the use of the fair value of Nucor common stock at points in time and do not reflect that a significant portion of CAP may never be earned or delivered to NEOs due to a number of factors, including the failure of the NEOs to satisfy vesting requirements or a decrease in the fair value of Nucor common stock. The Total Adjustments for Equity Awards are shown in the table below.

	2024	2023	2022	2021	2020
PEO	$	$	$	$	$

Total Compensation from Summary Compensation Table	$19,024,088	$22,500,626	$23,073,171	$11,618,019	$11,265,538

Adjustments for Equity Awards:

Grant date values in the Summary Compensation Table	(13,807,054)	(13,953,031)	(13,632,413)	(5,689,943)	(5,312,358)

Year-end fair value of unvested awards granted in the current year	8,633,098	20,034,869	18,173,840	12,422,466	6,896,426

Year-over-year difference of year-end fair values for unvested awards granted in prior years	(12,189,182)	7,651,801	7,527,586	28,207,308	81,777

Fair values at vest date for awards granted and vested in current year	443,693	688,608	546,000	—	—

Difference in prior year-end fair values and vest date fair values for awards granted in prior years	(1,995,672)	2,970,935	1,412,224	5,434,578	(690,755)

Dividends or dividend equivalents in the current year prior to vesting	225,814	206,558	241,357	156,263	159,191

Total Adjustments for Equity Awards	(18,689,303)	17,599,740	14,268,594	40,530,672	1,134,281

CAP (as calculated)	334,785	40,100,366	37,341,765	52,148,691	12,399,819

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	2024	2023	2022	2021	2020
Average Non-PEO NEOs	$	$	$	$	$

Total Compensation from Summary Compensation Table	7,046,119	7,436,632	6,499,047	5,246,942	7,296,327

Adjustments for Equity Awards:

Grant date values in the Summary Compensation Table	(4,313,020)	(4,372,935)	(3,844,616)	(2,431,870)	(2,578,948)

Year-end fair value of unvested awards granted in the current year	2,794,844	6,034,842	3,238,139	5,092,457	1,938,739

Year-over-year difference of year-end fair values for unvested awards granted in prior years	(4,189,878)	2,449,994	430,648	11,458,211	(483,507)

Fair values at vest date for awards granted and vested in current year	107,665	214,417	1,194,601	528,952	658,862

Difference between prior year-end fair values and vest date fair values for awards granted in prior years	(391,617)	732,283	834,710	3,512,002	(1,239,087)

Dividends or dividend equivalents in the current year prior to vesting	129,249	104,424	78,235	150,667	169,660

Total Adjustments for Equity Awards	(5,862,757)	5,163,025	1,931,717	18,310,419	(1,534,281)

CAP (as calculated)	1,183,362	12,599,657	8,430,764	23,557,361	5,762,046
(3)	Equity valuation assumptions for calculating CAP are not materially different from grant date valuation assumptions.
(4)	Information regarding non-PEO named executive officers, or NEOs, reflects the average Summary Compensation Table total compensation and average CAP for the following executives by year:

2024	2023	2022	2021	2020
Stephen D. Laxton	Stephen D. Laxton	James D. Frias	James D. Frias	James D. Frias
Allen C. Behr	Daniel R. Needham	Stephen D. Laxton	Douglas J. Jellison	Ladd R. Hall
Daniel R. Needham	K. Rex Query	Daniel R. Needham	David A. Sumoski	Raymond S. Napolitan, Jr.
K. Rex Query	David A. Sumoski	K. Rex Query	D. Chad Utermark	David A. Sumoski
		MaryEmily Slate		D. Chad Utermark
D. Chad Utermark
(5)	Total shareholder return (“TSR”) is calculated based on the value of an initial fixed investment of $100 on December 31, 2019, assuming reinvestment of dividends. The peer group TSR represents TSR of the S&P 1500 Steel Index, which is the peer group used by the Company for purposes of Item 201(e) of SEC Regulation
S-K
in the Company’s Annual Report on Form
10-K
for the fiscal year ended December 31, 2024.
Financial Performance Measures
In our assessment, the most important financial performance measures used to link CAP to our NEOs in 2024 to our performance were:

•	ROE;

•	ROAIC; and

•	stock price.

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Pay Versus Performance: Graphical Description
The illustrations below provide a graphical description of CAP and the following measures:

•	the Company’s cumulative TSR and the Peer Group’s cumulative TSR;

•	the Company’s Net Income; and

•	the Company Selected Measure, which for Nucor is ROE.

CAP vs. TSR

$60
$50
$40
$30
$20
$10
$0
CAP (in millions)
$340
$310
$280
$250
$220
$190
$160
$130
$100
$70
TSR
2020
2021
2022
2023
2024
PEO CAP
Average Non-PEO CAP
Nucor TSR
S&P 1500 Steel Index TSR

CAP vs. Net Income
$60
$50
$40
$30
$20
$10
$0
CAP (in millions)
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
Net Income (in millions)
2020
2021
2022
2023
2024
PEO CAP
Average Non-PEO CAP
Nucor Net Income

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CAP vs. ROE
$60
$50
$40
$30
$20
$10
$0
CAP (in millions)
60%
50%
40%
30%
20%
10%
0%
ROE
2020
2021
2022
2023
2024
PEO CAP
Avg. Non-PEO CAP
Nucor ROE

REPORT OF THE COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE
The Compensation and Executive Development Committee has reviewed and discussed the Compensation Discussion and Analysis with management of the Company. Based on that review and discussion, the Compensation and Executive Development Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form
10-K
for the year ended December 31, 2024.
THE COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE
Patrick J. Dempsey, Chair
Norma B. Clayton
Nicholas C. Gangestad
Christopher J. Kearney
Laurette T. Koellner
Michael W. Lamach
Nadja Y. West

54   2025 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth information regarding shares of Nucor’s common stock that may be issued under Nucor’s equity compensation plans as of December 31, 2024. There are no equity compensation plans that have not been approved by stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity compensation plans approved by stockholders (1)	3,051,219 (2)	89.06 (3)	3,025,959 (4)
(1)	Includes the AIP, the LTIP, the 2005 Plan, the 2010 Plan and the 2014 Plan. The 2014 Plan, which replaced and superseded the 2010 Plan, provides that any awards made under the 2010 Plan remain outstanding in accordance with their terms. The 2010 Plan, which replaced and superseded the 2005 Plan, provides that any awards made under the 2005 Plan remain outstanding in accordance with their terms.

(2)	Includes 497,738 deferred stock units awarded and outstanding under the AIP; 149,662 deferred stock units awarded and outstanding under the LTIP; 724,109 stock options awarded and outstanding under the 2014 Plan; 25,294 RSUs awarded and outstanding under the 2005 Plan; 46,635 RSUs awarded and outstanding under the 2010 Plan; and 1,607,781 RSUs awarded and outstanding under the 2014 Plan.

(3)	Weighted-average exercise price of awarded and outstanding stock options; excludes deferred stock units and RSUs.

(4)	All shares available for award in the future under the 2014 Plan.

 2025 Proxy Statement 55

PROPOSAL 3:

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the 1934 Act, Nucor is requesting stockholder approval of the compensation of its Executive Officers in 2024, which is described in the “Compensation Discussion and Analysis” section, the Executive Compensation Tables and the related narrative discussion of this Proxy Statement. This approval is not intended to address any specific item or element of compensation or the compensation of any particular Executive Officer, but rather the overall compensation of Executive Officers and the philosophy, principles and policies used to determine compensation.

Stockholders were most recently asked to vote on the compensation of Nucor’s Executive Officers at the Company’s 2024 annual meeting of stockholders, and approximately 92% of stockholders present in person or represented by proxy and entitled to vote on the matter approved our Executive Officer compensation on an advisory basis.

As described in the “Compensation Discussion and Analysis” section, compensation for all employees at Nucor, including Executive Officers, is performance-based. Nucor pays for results. The executive compensation program is designed to pay above the market median when performance is outstanding and, conversely, to pay below the market median when performance is below Nucor’s peers. This is accomplished through a compensation program for Executive Officers that is balanced but highly leveraged – a significant portion of each Executive Officer’s potential compensation is variable and based on results achieved. Executive Officer compensation is earned under incentive plans that are based on Nucor’s performance and the value delivered to its stockholders. Stock ownership requirements and the design of the long-term incentives ensure that Executive Officers are significantly exposed to Nucor’s financial performance and changes in stock price, thereby aligning their interests with stockholders’ interests.

The Compensation and Executive Development Committee monitors and reviews the executive compensation program to ensure that it continues to support Nucor’s unique culture, including its ability to attract, retain and motivate its workforce. The Compensation and Executive Development Committee also regularly reviews the program to ensure that it is not reasonably likely to incentivize Executive Officers to take risks that could have a material adverse impact on Nucor. Stockholders are urged to read the “Compensation Discussion and Analysis” section, along with the Executive Compensation Tables and the related narrative discussion, which more thoroughly discuss the Company’s compensation policies and procedures. The Compensation and Executive Development Committee and the Board believe that these policies and procedures are effective in implementing the Company’s overall compensation philosophy.

This vote is an advisory vote, which means that the stockholder vote on this proposal will not be binding on Nucor, the Compensation and Executive Development Committee or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, Nucor, the Compensation and Executive Development Committee or the Board. However, the Compensation and Executive Development Committee and the Board value the opinions of Nucor’s stockholders and will carefully consider the outcome of the vote when making future compensation decisions for Executive Officers.

Vote Recommendation

The Board of Directors recommends a vote “FOR” the below advisory resolution approving the compensation paid to Nucor’s Executive Officers in 2024.

RESOLVED, that the compensation paid to Nucor’s Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis” section, the Executive Compensation Tables and the related narrative discussion included in this Proxy Statement, is hereby APPROVED.

56   2025 Proxy Statement

PROPOSAL 4:

APPROVAL OF THE

NUCOR CORPORATION 2025 OMNIBUS INCENTIVE COMPENSATION PLAN

The Board of Directors proposes that stockholders approve the Nucor Corporation 2025 Omnibus Incentive Compensation Plan (the “2025 Plan”). Nucor’s Board of Directors has approved the 2025 Plan, subject to stockholder approval.

Introduction

Nucor currently maintains the Nucor Corporation 2014 Omnibus Incentive Compensation Plan, as amended and restated (the “2014 Plan”), under which the Company may award stock options, stock appreciation rights, restricted stock, RSUs and performance shares to key employees, directors, officers and consultants. On February 18, 2025, the Board of Directors, upon recommendation of the Compensation and Executive Development Committee, approved the adoption of the 2025 Plan to replace the 2014 Plan, subject to stockholder approval. The Board of Directors and the Compensation and Executive Development Committee believe that the adoption of the 2025 Plan is in the best interest of stockholders because it allows Nucor to continue to align the interest of participants in our compensation program with those of Nucor’s stockholders and enables Nucor to continue to include incentive and equity awards as a meaningful part of the compensation program design.

If stockholders approve the 2025 Plan, the 2025 Plan will become effective as of that date and no new awards will be made under the 2014 Plan. The termination of Nucor’s grant authority under the 2014 Plan, however, will not affect any awards outstanding under the 2014 Plan. All outstanding awards under the 2014 Plan will continue to be governed by the terms of the 2014 Plan. If stockholders do not approve the 2025 Plan, Nucor will continue to have the authority to grant awards under the 2014 Plan.

A copy of the 2025 Plan is attached to this Proxy Statement as Appendix A. The summary of the 2025 Plan described herein is qualified in its entirety by reference to the full text of the 2025 Plan.

Background

The Compensation and Executive Development Committee and the Board of Directors considered past and anticipated grant practices (including the overhang and run rate described below); peer group data provided by Nucor’s independent compensation consultant, Pearl Meyer; and major proxy advisory firm policy guidelines to determine the number of shares reserved for issuance under the 2025 Plan. They also considered the number of awards that remain outstanding under the 2014 Plan and the period of time that the authorized shares under the 2025 Plan will last.

The Board of Directors adopted the 2025 Plan and proposes that stockholders approve the 2025 Plan for the following reasons:

Incentive and Equity-Based Awards Are Essential Elements of Nucor’s Compensation Program. The Board of Directors firmly believes that performance-based incentive awards, stock options and other equity-based incentive awards play an important role in the Company’s ability to recruit, compensate and retain exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants). The 2025 Plan enables such individuals to participate in the long-term growth and financial success of the Company. Equity awards also strongly link the interests of Nucor’s stockholders with the interests of key employees who have the ability to enhance the value of the Company and encourage employee stock ownership.

The 2025 Plan is a Flexible “Omnibus” Incentive Compensation Plan. The 2025 Plan is an “omnibus” incentive compensation that will allow the Compensation and Executive Development Committee to continue the Company’s incentive and equity-based compensation program and respond to current industry and market-based executive compensation practices.

Adequate Shares Will Be Available for Future Awards. The 2014 Plan was originally approved by the Company’s stockholders in 2014 with an initial 13.0 million shares available for grant. In 2020, the 2014 Plan was subsequently amended, and the Company’s stockholders approved an increase of 6.0 million shares. As of the date of this Proxy Statement, approximately 3.0 million shares of common stock remain available for future

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APPROVAL OF THE NUCOR CORPORATION 2025 OMNIBUS INCENTIVE COMPENSATION PLAN

awards under the 2014 Plan. The number of shares of common stock that will initially be available for awards under the 2025 Plan will be approximately 7.0 million shares, subject to adjustments, which represents a net increase in the number of shares available for awards of approximately 4.0 million shares. The Board of Directors believes the shares available under the 2025 Plan will support the future administration of Nucor’s executive compensation program through approximately the end of 2030.

Summary of 2025 Plan

The principal features of the 2025 Plan are summarized below. This summary is not intended to be a complete description of the 2025 Plan and is qualified in its entirety by reference to the full text of the 2025 Plan, which is attached to this Proxy Statement as Appendix A.

Plan Administration

The 2025 Plan will be administered by the Compensation and Executive Development Committee, which has the discretionary power and authority to select the persons eligible to receive awards, determine the types of awards and number of shares to be awarded, and set the terms, conditions and provisions of the awards consistent with the 2025 Plan. The Compensation and Executive Development Committee has plenary authority to resolve any and all questions arising under the 2025 Plan.

The 2025 Plan provides that no member of the Board of Directors, the Compensation and Executive Development Committee or any employee of Nucor will be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the 2025 Plan. The Company will indemnify each such person for any liability or expense (including attorneys’ fees) resulting from any action, suit or proceeding to which such person may be a party by reason of any action taken or omitted to be taken under the 2025 Plan.

Eligibility

Any director, employee, officer or consultant of or to Nucor or its affiliates selected by the Compensation and Executive Development Committee for participation is eligible to participate in and receive awards under the 2025 Plan. A total of 683 employees participated in the 2014 Plan in 2024. Seven members of the Board of Directors who are not Nucor employees also participated in the 2014 Plan in 2024. The Board of Directors anticipates that substantially the same number of employees and seven non-employee directors will participate in 2025.

Equity-Based Incentive Awards

Stock Options. The Compensation and Executive Development Committee may grant stock options, which entitle the participant to purchase shares at a price equal to or greater than their fair market value on the date of grant. Stock options may include incentive stock options, non-qualified stock options, or any combination thereof. Each grant must specify the period of continuous employment that is necessary before the stock option becomes exercisable and may specify performance objectives that must be achieved as a condition to exercise the option. No stock option may be exercisable more than 10 years from the date of grant or provide for the payment of dividend equivalents to the holder of the option.

Restricted Stock; Restricted Stock Units. The Compensation and Executive Development Committee may issue or transfer shares under a restricted stock or RSU grant. Any such grants to employees must set forth a restriction period of at least three years during which the shares are subject to a substantial risk of forfeiture and may not be transferred. The Compensation and Executive Development Committee may provide for the earlier termination of the restriction period in the event of death, disability or, if the employee has achieved predetermined age and/or service requirements, retirement. In addition, a restricted stock or RSU grant for up to a maximum of 100 shares may be granted to an employee who is not an officer without minimum vesting if such grant is based on the length of the employee’s continuous full-time service and up to 5% of the shares authorized under the 2025 Plan may be awarded as restricted stock or RSUs without any minimum vesting requirements. Restricted stock or RSUs may be subject to performance objectives that, if achieved, will result in termination or early termination of the restrictions applicable to the shares or units. A restricted stock or RSU grant may require that any dividends paid with respect to the restricted stock or the RSUs during the restriction period be deferred and reinvested in additional restriction stock or RSUs subject to the same restrictions as the underlying award.

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APPROVAL OF THE NUCOR CORPORATION 2025 OMNIBUS INCENTIVE COMPENSATION PLAN

Stock Appreciation Rights. The Compensation and Executive Development Committee may grant stock appreciation rights, which represent the right to receive from the Company an amount, determined by the Compensation and Executive Development Committee and expressed as a percentage not exceeding 100% of the difference between the base price established for the stock appreciation rights and the market value of the shares on the date of exercise. Each stock appreciation right must have a base price that is not less than the fair market value of the shares on the date of grant and specify the period of continuous employment that is necessary before the stock appreciation right becomes exercisable (except that the stock appreciation right may provide for the earlier exercise in the event of death, disability or, if the employee has achieved predetermined age and/or service requirements, retirement). Stock appreciation rights may specify that the amount payable on exercise may be paid in cash, in shares or in any combination thereof, and stock appreciation rights may specify performance objectives that must be achieved as a condition to the exercise of the stock appreciation right. No stock appreciation right may be exercisable more than 10 years from the date of grant or provide for the payment of dividend equivalents to the holder of the right.

Performance Shares and Units. A performance unit is the equivalent of $1.00, and a performance share is the equivalent of one share of Nucor common stock. Performance units and performance shares will be subject to one or more performance objectives that must be met within a specified performance period of not less than one year. The specified performance period may be subject to earlier termination in the event of death, disability or, if the employee has achieved predetermined age and/or service requirements, retirement. The Compensation and Executive Development Committee will also establish a minimum level of acceptable achievement. At the end of the specified performance period, a determination will be made regarding the extent to which the performance objectives have been met. To the extent earned, the performance units or performance shares will be paid to the participant at the time and in the manner determined by the Compensation and Executive Development Committee in cash, in shares or in any combination thereof. The grant may provide for the payment of dividend equivalents in cash or in shares on a current, deferred or contingent basis.

Incentive Awards

Incentive awards may be made to participants based on the Company’s achievement of one or more performance objectives that must be met within a specified performance period. Following the completion of a specified performance period, the Compensation and Executive Development Committee will evaluate the Company’s achievement of the performance objectives. No incentive award may be paid without a determination by the Compensation and Executive Development Committee that the performance objectives have been met.

Other Awards

Other awards may be granted that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, the shares. In addition, cash awards, as an element of or supplement to any other award granted under the 2025 Plan, may also be granted. Shares may also be granted as a bonus or in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the 2025 Plan or under other plans or compensatory arrangements.

Performance Objectives

The 2025 Plan requires that the Compensation and Executive Development Committee establish performance objectives for purposes of incentive awards and awards of performance shares and performance units. When so determined by the Compensation and Executive Development Committee, stock options, stock appreciation rights, restricted stock and dividend equivalents may also be subject to the achievement of performance objectives established by the Compensation and Executive Development Committee. Performance objectives may be described in terms of either Company-wide objectives or objectives that are related to the performance of the individual participant or subsidiary, division, department or function within the Company or a subsidiary in which the participant is employed. The performance objectives may be made relative to the performance of other corporations.

Noncompetition and Non-solicitation

The Compensation and Executive Development Committee may require that an award held by a participant will be cancelled if the participant competes with the Company, solicits or offers employment to any employee of

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APPROVAL OF THE NUCOR CORPORATION 2025 OMNIBUS INCENTIVE COMPENSATION PLAN

the Company or solicits or attempts any customer of the Company to alter its business with the Company within a period of up to two years, unless a longer restrictive period applies, after the participant terminates employment with the Company. The Compensation and Executive Development Committee may also require a participant who engages in any such activity to return to the Company the economic value the participant received from the exercise or redemption of an award within the six-month period prior to the date the participant engaged in such activity.

Clawback of Awards

The Compensation and Executive Development Committee may require, as a condition to any award, a participant to agree to reimburse the Company for all or any portion of an award, terminate or rescind an award, or recapture any shares issued pursuant to an award in connection with any recoupment or clawback policy adopted by the Compensation and Executive Development Committee.

Transferability

Stock options and other derivative securities awarded under the 2025 Plan generally will not be transferable by a participant other than by will or the laws of descent and distribution. Any award made under the 2025 Plan may provide that any shares issued or transferred as a result of the award will be subject to further restrictions upon transfer.

Change in Control

The 2025 Plan provides that in the event of a change in control of Nucor, unless otherwise provided in an award agreement, if an existing award (i) is assumed, substituted, or converted and the participant’s employment is terminated without cause or for good reason within twenty-four months after the change in control (i.e., a double trigger) or (ii) is neither assumed, substituted, nor converted then:

•	any stock options or appreciation rights held by such participant that are unexercisable or unvested will become fully exercisable and vested;

•

all performance units, performance shares and incentive awards held by such participant will be paid and earned based on the greater of “actual” or “target” performance levels through the fiscal quarter end immediately preceding such termination of employment; and

•	all other outstanding awards held by such participant that are unexercisable, unvested or still subject to restrictions or forfeiture will become fully exercisable and vested.

A change in control is defined to mean (i) a change in the composition of a majority of the Board that is not supported by the incumbent members of the Board, (ii) an acquisition by any individual, entity or group of beneficial ownership of 25% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or (iii) the consummation of a merger, reorganization, consolidation, liquidation, dissolution or similar transaction whereby the stockholders immediately before the transaction do not own securities representing more than 50% of the voting power of the securities of the surviving company and the directors before the transaction do not comprise a majority of the directors of the surviving company.

Award Limitations

The 2025 Plan implements a limitation on non-employee director compensation. The limitation provides that the sum of the grant date fair value of equity-based grants and the maximum cash value of other awards granted under the 2025 Plan, plus any cash fees paid, to a non-employee director as compensation for services as a non-employee director in a single calendar year may not exceed $950,000.

Shares Available for Awards

Subject to adjustment as provided below, the aggregate number of shares of Nucor common stock that may be delivered pursuant to awards granted under the 2025 Plan would be 7,025,959 (which amount represents the sum of 3,025,959 (the number of shares available for issuance under the 2014 Plan as of December 31, 2024)

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APPROVAL OF THE NUCOR CORPORATION 2025 OMNIBUS INCENTIVE COMPENSATION PLAN

plus 4,000,000 (the incremental shares added by the 2025 Plan)) shares, less each share subject to an award granted under the 2014 Plan after December 31, 2024 and prior to the effective date of the 2025 Plan. Such shares may be original issue shares, treasury shares or a combination of original issue and treasury shares.

Any shares subject to an outstanding award under the 2014 Plan that terminate, lapse, are cancelled, are forfeited, become expired or are settled in cash will become available for future award under the 2025 Plan on a one-for-one basis.

The Compensation and Executive Development Committee may adopt reasonable counting procedures to ensure appropriate counting of the number of shares available under the 2025 Plan or in any award granted under the 2025 Plan if the number of shares actually delivered differs from the number of shares previously counted in connection with an award. Shares of common stock subject to an award that is cancelled, expired, forfeited, settled in cash or is otherwise terminated without a delivery of shares to the participant will again be available for awards. Shares withheld in payment of the exercise price or taxes relating to an award and shares surrendered in payment of any exercise price or taxes relating to an award will be considered delivered to the participant and will not be available for awards under the 2025 Plan. Shares repurchased using stock option exercise proceeds will not be available for awards under the 2025 Plan. In addition, if the amount payable upon exercise of a stock appreciation right is paid in shares, the total number of shares subject to the stock appreciation right will be considered delivered to the participant (regardless of the number of shares actually paid to the participant) and will not be available for awards under the 2025 Plan.

Changes in Capitalization

In the event of any change in the number of outstanding shares of Nucor common stock by reason of any stock dividend, split, spin-off, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, the aggregate number of shares of common stock with respect to which awards may be made under the 2025 Plan, the annual limit on individual awards and the terms, types of shares and number of shares of any outstanding awards under the 2025 Plan will be equitably adjusted by the Compensation and Executive Development Committee in its discretion to preserve the benefit of the award for the Company and the participant. In the event of any such corporate transaction, the Compensation and Executive Development Committee, in its discretion, may provide in substitution for any or all outstanding awards under the 2025 Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced.

Amendment and Termination

The Board of Directors may at any time further amend the 2025 Plan; provided, however, that any amendment that must be approved by the stockholders of the Company in order to comply with applicable law or the New York Stock Exchange will not be effective unless and until such approval has been obtained. The 2025 Plan specifically prohibits the re-pricing of stock options or stock appreciation rights without stockholder approval. In addition, the 2025 Plan provides that, without stockholder approval, neither the Compensation and Executive Development Committee nor the Board of Directors can authorize any option grant to provide for “reload” rights (i.e., the automatic grant of stock options to the participant upon the exercise of options using shares or other equity).

Federal Income Tax Consequences

The following is a brief summary of principal federal income tax consequences of grants under the 2025 Plan. This summary is not intended as tax advice to participants or to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants

Incentive Awards. A participant will recognize ordinary income for the full amount of an incentive award under the 2025 Plan when the award is paid to the participant.

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APPROVAL OF THE NUCOR CORPORATION 2025 OMNIBUS INCENTIVE COMPENSATION PLAN

Non-qualified Stock Options. No income will be recognized by an optionee upon the grant of a non-qualified stock option. At the time of exercise of a non-qualified stock option, the optionee will recognize ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. At the time of a sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as short-term or long-term capital gain (or loss) depending on the holding period.

Incentive Stock Options. No income will be recognized by an optionee upon the grant or exercise of an incentive stock option. However, the excess of the fair market value of the shares on the exercise date over the option price will be included in the optionee’s income for purposes of the alternative minimum tax. If shares are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of the grant or within one year after the transfer of such shares to the optionee, then upon sale of the shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or if less, the amount realized on the disposition of the shares in a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as either short-term or long-term capital gain (or loss) depending on the holding period.

Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the participant will be required to include as ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares received on the exercise.

Performance Units and Performance Shares. No income will be recognized upon the grant of performance units or performance shares. Upon earn-out of performance units or performance shares, the recipient will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares received.

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by an amount, if any, paid by the participant for the restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Internal Revenue Code Section 83 (“Restrictions”). However, a participant who so elects under Internal Revenue Code Section 83(b) within 30 days of the date of receipt of the shares will have taxable ordinary income on the date of receipt of the shares equal to the excess of the fair market value of the shares (determined without regard to the Restrictions) over the purchase price, if any, of the restricted stock. If an Internal Revenue Code Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services generally will be entitled to a corresponding deduction, subject to limitations imposed by the Internal Revenue Code, including Section 162(m).

Section 280G of the Internal Revenue Code

If awards under the 2025 Plan are granted, become vested or are paid contingent on a change in control of the Company, some or all of the value of the award could be considered an “excess parachute payment” under Section 280G of the Internal Revenue Code. A recipient of an excess parachute payment is subject to a 20% federal income tax on the payment, and the Company may not deduct an excess parachute payment for federal income tax purposes.

62   2025 Proxy Statement

APPROVAL OF THE NUCOR CORPORATION 2025 OMNIBUS INCENTIVE COMPENSATION PLAN

Future Benefits Under the 2025 Plan

The Compensation and Executive Development Committee has made no determination as to future grants or awards under the 2025 Plan. However, the Compensation and Executive Development Committee intends to make future incentive, stock option and restricted share awards under the 2025 Plan consistent with past practice. The closing price of Nucor common stock on the New York Stock Exchange on February 28, 2025 was $137.47.

Prior Benefits Under the 2014 Plan

The following table summarizes awards granted (and in the case of long-term incentive plan awards, paid) during 2024, 2023 and 2022 under the 2014 Plan.

	Type of Award
Grantee	Stock Options (#)	Restricted Stock Units (#)	Restricted Stock (#)
2024 CEO	38,656	53,553	28,427
Named Executive Officers (other than CEO)	33,132	130,275	64,670
Other Employees	26,505	681,536	321,476
Non-Employee Directors	—	8,069	1,262
Total	98,293	873,433	415,835
2023 CEO	35,268	56,685	31,982
Named Executive Officers (other than CEO)	20,152	99,097	31,823
Other Employees	35,266	747,855	322,792
Non-Employee Directors	—	7,440	1,240
Total	90,686	911,077	387,837
2022 CEO	25,799	45,240	31,960
Named Executive Officers (other than CEO)	14,740	82,295	35,794
Other Employees	32,428	705,372	315,217
Non-Employee Directors	—	6,036	1,006
Total	72,967	838,943	383,977

Overhang and Run Rate

In connection with its adoption of the 2025 Plan, the Board of Directors reviewed the dilutive effect of the Company’s equity compensation on its stockholders (sometimes called “overhang”). Assuming approval of the 2025 Plan, the total overhang would be approximately 4.1%. The overhang is calculated as follows as of December 31, 2024:

(a) Total shares currently available for future award under the 2014 Plan	3,025,959
(b) Additional shares requested under the 2025 Plan subject to stockholder approval	4,000,000
(c) Outstanding stock options	724,109
(d) Outstanding restricted stock units	2,327,110
(e) Total shares authorized or outstanding, pending stockholder approval (a+b+c+d)	10,077,178
(f) Total shares of common stock outstanding	232,775,787
Fully diluted overhang (e/(e+f))	4.1%

The Board of Directors also reviewed the rate at which the Company grants equity awards relative to its shares of common stock outstanding (sometimes referred to as the “run rate”). Over the past three fiscal years, the annual share usage has averaged approximately 0.6% of common shares outstanding.

Vote Recommendation

The Board of Directors recommends a vote “FOR” the approval of the 2025 Plan. Unless otherwise specified, proxies will be voted “FOR” the approval of the 2025 Plan.

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GENERAL INFORMATION

Delivery of Proxy Materials

The SEC rules allow companies to choose the method for delivery of proxy materials to stockholders. For most stockholders, we have elected to mail a notice regarding the availability of proxy materials online, rather than sending a full set of these materials in the mail. The notice, or a full set of the proxy materials (including the Proxy Statement and form of proxy), as applicable, was sent to stockholders beginning March 24, 2025, and the proxy materials were posted on the investor relations portion of the Company’s website, www.nucor.com/investors, and on the website referenced in the notice on the same day. Utilizing this method of proxy delivery expedites receipt of proxy materials by the Company’s stockholders and lowers the cost of the Annual Meeting. If you would like to receive a paper or e-mail copy of the proxy materials, you should follow the instructions in the notice for requesting a copy. The information on our website or linked to or from our website is not incorporated by reference into, and does not constitute a part of, this Proxy Statement.

Shares Entitled to Vote; Quorum

The record date for the Annual Meeting is March 10, 2025. Only holders of record of Nucor common stock as of the close of business on that date will be entitled to vote at the Annual Meeting. As of the close of business on the record date, 230,746,135 shares of Nucor common stock were issued and outstanding. The presence, in person or by proxy, of the holders of a majority of the shares of Nucor common stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the meeting. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of establishing a quorum at the meeting. Your shares are counted as being present if you participate in the Annual Meeting via live audio webcast and cast your vote online during the meeting prior to the closing of the polls by visiting www.virtualshareholdermeeting.com/NUE2025, or if you vote by proxy, online, by telephone or by returning a properly executed and dated proxy card or voting instruction form by mail.

Voting Rights and Procedures

Each share of Nucor common stock outstanding as of the close of business on the record date is entitled to one vote except with respect to the election of directors. With respect to the election of directors, each share of Nucor common stock is entitled to cumulative voting rights, which means that when voting for director nominees each share is entitled to a number of votes equal to the number of nominees for election as directors. Accordingly, when voting for director nominees, all of the votes to which a share of Nucor common stock is entitled may be voted in favor of one nominee or may be distributed among the nominees. The proxy holders will have the discretionary authority to cumulate votes in the election of directors.

Stockholders of record who wish to cumulate their votes must submit a proxy card and make an explicit statement of their intent to do so, by so indicating in writing on their proxy card. If a person who is the beneficial owner of shares held in street name wishes to cumulate his or her votes, the stockholder will need to contact the broker, bank, trustee or other nominee who is the record owner of the shares.

Voting Requirement to Approve Each of the Proposals

The following sets forth the voting requirement to approve each of the proposals:

Proposal 1, Election of Directors. Directors shall be elected by a plurality of the votes cast (meaning that the eight director nominees who receive the highest number of votes cast “for” their election will be elected as directors), subject to Corporate Governance Principles adopted by the Board of Directors as described on page 65 under the heading “‘Withhold’ Votes, Abstentions and Broker Non-Votes” and on page 3 under the heading “Proposal 1: Election of Directors.”

Proposal 2, Ratification of the Appointment of Independent Registered Public Accounting Firm. Ratification of the appointment of PricewaterhouseCoopers LLP to serve as Nucor’s independent registered public accounting firm for 2025 requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the proposal (meaning that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved).

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GENERAL INFORMATION

Proposal 3, Advisory Vote to Approve our Named Executive Officer Compensation. Advisory approval of Nucor’s named executive officer compensation in 2024 requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the proposal (meaning that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved on an advisory basis).

Proposal 4, Approval of the Nucor Corporation 2025 Omnibus Incentive Compensation Plan. Approval of the Nucor Corporation 2025 Omnibus Incentive Compensation Plan (the “2025 Plan”) requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the proposal (meaning that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved).

Other Items. Approval of any other matters requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the item (meaning that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” the item for it to be approved).

Methods of Voting

Electronically During the Annual Meeting. Stockholders of record and beneficial owners of shares held in street name may participate in the Annual Meeting via live audio webcast and cast their vote online during the meeting prior to the closing of the polls by visiting www.virtualshareholdermeeting.com/NUE2025; provided, however, if you hold your shares in the name of a broker, bank, trustee or other nominee, you may contact your broker, bank, trustee or other nominee for assistance with your control number.

Online or by Telephone. Stockholders of record may vote by proxy, online or by telephone, by following the instructions included in the proxy card or notice provided or the instructions that they receive by e-mail. If you are a beneficial owner of shares held in street name, your ability to vote online or by telephone depends on the voting procedures of the broker, bank, trustee or other nominee who is the record owner of your shares. Please follow the instructions included in the voting instruction form or notice provided to you by the stockholder of record.

By Mail. Stockholders of record and beneficial owners of shares held in street name may vote by proxy by completing, signing, dating and returning the proxy card or voting instruction form provided.

“Withhold” Votes, Abstentions and Broker Non-Votes

“Withhold” votes, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A broker non-vote occurs when a nominee holding shares in street name for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner.

Under the NYSE rules, proposal 2, the ratification of the appointment of PricewaterhouseCoopers LLP to serve as Nucor’s independent registered public accounting firm for 2025, is considered a “routine” matter, which means that brokerage firms may vote in their discretion on this proposal on behalf of clients who have not furnished voting instructions. However, proposal 1, the election of directors, proposal 3, the advisory vote on our named executive officer compensation, and proposal 4, the vote to approve our 2025 Plan, are “non-routine” matters under the NYSE rules, which means that brokerage firms that have not received voting instructions from their clients on these matters may not vote on these proposals.

With respect to proposal 1, the election of directors, only “for” and “withhold” votes may be cast. Broker non-votes are not considered votes cast for the foregoing purpose and will therefore have no effect on the election of director nominees. “Withhold” votes will also generally have no effect on the election of director nominees. However, the Board of Directors has adopted a Corporate Governance Principle intended to give effect to “withhold” votes in uncontested director elections under certain circumstances. This Corporate Governance Principle, which is described in more detail in this Proxy Statement under “Proposal 1: Election of Directors,”

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GENERAL INFORMATION

requires, in an uncontested election, any nominee for director who is an incumbent director and receives a greater number of “withhold” votes from his or her election than votes “for” his or her election to promptly tender his or her resignation to Nucor’s Corporate Secretary following certification of the stockholder vote for consideration by the Board.

With respect to proposals 2, 3, and 4, the ratification of the appointment of PricewaterhouseCoopers LLP to serve as Nucor’s independent registered public accounting firm for 2025, the advisory vote on Nucor’s named executive officer compensation, and the vote to approve the 2025 Plan, you may vote “for” or “against” these proposals or you may abstain from voting on these proposals. Abstentions will be counted as votes present or represented and entitled to vote on proposals and will therefore have the same effect as votes “against” these proposals. With respect to proposals 3 and 4, broker non-votes will not be considered entitled to vote and will therefore have no effect on the outcome of the respective proposals. As discussed above, because proposal 2, the ratification of the appointment of PricewaterhouseCoopers LLP to serve as Nucor’s independent registered public accounting firm for 2025, is considered a “routine” matter, we do not expect any broker non-votes with respect to this proposal.

Voting of Proxies

Each valid proxy received and not revoked before the Annual Meeting will be voted at the meeting. To be valid, a written proxy card must be properly executed and dated. Proxies voted online or by telephone must be properly completed pursuant to this solicitation. If you specify your vote regarding any matter presented at the Annual Meeting, your shares will be voted by one of the individuals named on the proxy card in accordance with your specification. If you do not specify your vote, your shares will be voted:

•	“FOR” the election of each of the eight directors nominated by the Board of Directors;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP to serve as Nucor’s independent registered public accounting firm for 2025;

•	“FOR” the approval, on an advisory basis, of Nucor’s named executive officer compensation in 2024; and

•	“FOR” the approval of the Nucor Corporation 2025 Omnibus Incentive Compensation Plan.

Revoking Your Proxy or Changing Your Vote

You may revoke your proxy or change your vote at any time before the vote is taken at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy or change your vote by (i) submitting a written notice of revocation to Nucor’s Corporate Secretary at Nucor Corporation, 1915 Rexford Road, Charlotte, North Carolina 28211; (ii) delivering a proxy bearing a later date online, by telephone or by mail until the applicable deadline for each method specified in the accompanying proxy card or the notice; or (iii) participating in the Annual Meeting via live audio webcast and voting online during the meeting prior to the closing of the polls. Participation in the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote online during the meeting prior to the closing of the polls. For all methods of voting, the last vote cast will supersede all previous votes. If you hold your shares in street name and you have instructed your broker, bank, trustee or other nominee to vote your shares, you may revoke or change your voting instructions by following the specific instructions provided to you by your broker, bank, trustee or other nominee.

66   2025 Proxy Statement

OTHER MATTERS

Discretionary Voting by Proxy Holders

The Board of Directors does not intend to present any matters at the Annual Meeting other than as set forth above and knows of no other matter to be brought before the meeting. However, if any other matter comes before the Annual Meeting, or any adjournment or postponement thereof, the matter may be excluded by Nucor as untimely or the persons named in the accompanying proxy card may vote such proxy on the matter as they may determine in their discretion.

Stockholder Proposals for the 2026 Annual Meeting of Stockholders

Any stockholder proposal intended to be included in Nucor’s proxy statement and form of proxy relating to the 2026 annual meeting of stockholders must be in writing and received by the Company not later than November 24, 2025. Any such stockholder proposal must also comply with Rule 14a-8 of the 1934 Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to the attention of A. Rae Eagle, Vice President and Corporate Secretary, at our principal executive offices, 1915 Rexford Road, Charlotte, North Carolina 28211. Pursuant to the SEC rules, submitting a proposal will not guarantee that it will be included in the Company’s proxy materials.

In addition, any stockholder proposal intended to be presented at the 2026 annual meeting of stockholders, but that will not be included in Nucor’s proxy statement and form of proxy relating to the 2026 annual meeting of stockholders, must be delivered in writing to our Corporate Secretary at the Company’s principal executive offices not later than the close of business on the 120th day before the first anniversary of the Annual Meeting nor earlier than the close of business on the 150th day before the first anniversary of the Annual Meeting. As a result, any proposals submitted by a stockholder pursuant to the provisions of Nucor’s Bylaws (other than proposals submitted pursuant to Rule 14a-8 of the 1934 Act) must be delivered not earlier than the close of business on December 9, 2025 and not later than the close of business on January 8, 2026. However, in the event that the date of the 2026 annual meeting of stockholders is more than 30 days before or more than 60 days after May 8, 2026, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of the 2026 annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Stockholder proposals must include the specified information concerning the proposal and the stockholder submitting the proposal as set forth in Nucor’s Bylaws. A copy of the Bylaws may be obtained by writing to the Company’s Corporate Secretary at Nucor Corporation, 1915 Rexford Road, Charlotte, North Carolina 28211.

Solicitation and Expenses

The Board is soliciting your proxy for use at the Annual Meeting. Nucor will bear the cost of soliciting proxies and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their proxies. Nucor has retained the services of Innisfree M&A Incorporated to assist in soliciting proxies from the Company’s stockholders for a fee of $17,500 plus reimbursement of reasonable expenses. In addition to soliciting the proxies by mail and online, certain of the Company’s directors, officers and employees, without compensation, may solicit proxies personally or by telephone, facsimile and e-mail.

Delivery of Documents to Stockholders Sharing an Address

As permitted by the 1934 Act, only one copy of this Proxy Statement and the 2024 Annual Report to Stockholders, or the notice regarding the availability of proxy materials online, as applicable, is being delivered to stockholders sharing an address, unless such stockholders have notified the Company of their desire to receive multiple copies of proxy statements, annual reports or notices.

The Company will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement and the 2024 Annual Report to Stockholders, or the notice regarding the availability of proxy materials online, as applicable, to any stockholder at a shared address to which only one copy was mailed. Requests for additional copies of this Proxy Statement, the 2024 Annual Report to Stockholders or the notice regarding the availability of

 2025 Proxy Statement 67

OTHER MATTERS

proxy materials online and/or requests to receive multiple copies of the proxy statement, the annual report or the notice in the future should be directed to Nucor’s Corporate Secretary at our principal executive offices, 1915 Rexford Road, Charlotte, North Carolina 28211 and (704) 366-7000.

Stockholders sharing an address and currently receiving multiple copies of the proxy statement, the annual report to stockholders or the notice regarding the availability of proxy materials online may contact Nucor’s Corporate Secretary at our principal executive offices to request that only a single copy of the proxy statement, the annual report or the notice be mailed in the future.

Miscellaneous

The information referred to in this Proxy Statement under the captions “Report of the Compensation and Executive Development Committee” and “Report of the Audit Committee” (to the extent permitted under the 1934 Act) (i) shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or to the liabilities of Section 18 of the 1934 Act, except to the extent that the Company specifically requests that it be treated as “soliciting material,” and (ii) shall not be deemed to be incorporated by reference into any filing by Nucor under the 1934 Act or the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates it by reference.

By order of the Board of Directors,

Leon J. Topalian

Chair, President and Chief Executive Officer

March 24, 2025

YOUR VOTE IS VERY IMPORTANT. TO ENSURE THAT YOU WILL BE REPRESENTED AT THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY AS SOON AS POSSIBLE VIA THE INTERNET,

BY TELEPHONE OR BY MAIL.

68   2025 Proxy Statement

Appendix A

NUCOR CORPORATION

2025 OMNIBUS INCENTIVE COMPENSATION PLAN

NUCOR CORPORATION

2025 OMNIBUS INCENTIVE COMPENSATION PLAN

NUCOR CORPORATION

2025 OMNIBUS INCENTIVE COMPENSATION PLAN

ARTICLE I

INTRODUCTION

The Company hereby adopts and establishes the Nucor Corporation 2025 Omnibus Incentive Compensation Plan to promote the interests of the Company and its stockholders by (a) attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of the Company and its Affiliates and (b) enabling such individuals to participate in the long-term growth and financial success of the Company.

ARTICLE II

DEFINITIONS; CONSTRUCTION

Section 2.1 Definitions. For purposes of the Plan, capitalized terms used herein shall have the following meanings:

“Appreciation Right” means a right granted pursuant to Article VI.

“Award” means an award of Stock Options, Appreciation Rights, Performance Units, Performance Shares, Restricted Shares, Restricted Share Units or Incentive Awards under the Plan.

“Award Agreement” means an agreement, certificate, resolution, supplement or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Award Agreement may be in an electronic medium, may be limited to a notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant.

“Base Price” means the price used as the basis for determining the Spread upon the exercise of an Appreciation Right.

“Board” means the Board of Directors of the Company.

“Cause” means a Participant’s (a) continued willful failure to substantially perform and fulfill the Participant’s duties to the Company, (b) willfully engaging in gross misconduct materially and demonstrably injurious to the Company or (c) material breach of any written agreement between the Participant and the Company, provided, that with respect to an event giving the Company Cause for termination described in either of the foregoing clauses (a) or (c), as determined by the Committee in good faith, the Company has provided the Participant written notice thereof and the Participant has not cured such event, as determined by the Committee in good faith within fifteen (15) days following the date the Company provides such notice.

“Change in Control” means the occurrence of any one of the following events:

(a) individuals who, at the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Exchange Act (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be an Incumbent Director;

(b) any person becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this subsection (b) shall not be a Change in Control if it is the result of any of the following acquisitions: (i) an acquisition directly by or from the Company or any Subsidiary; (ii) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (iii) an acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (c) below); or

(c) the consummation of a reorganization, merger, consolidation, statutory share exchange, liquidation, dissolution or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”), unless immediately following such Reorganization or Sale: (i) more than fifty percent (50%) of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of one hundred percent (100%) of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (ii) no person (other than (x) the Company, (y) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation, or (z) a person who immediately prior to the Reorganization or Sale was the beneficial owner of twenty-five percent (25%) or more of the outstanding Company Voting Securities) is the beneficial owner, directly or indirectly, of twenty-five percent (25%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the foregoing criteria, a “Non-Qualifying Transaction”).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute, and applicable regulations.

“Committee” means the Compensation and Executive Development Committee of the Board.

“Company” means Nucor Corporation, a Delaware corporation and any successor thereto, together with its Subsidiaries, collectively or individually, as the contest requires.

“Common Share” means a share of the common stock, par value of $0.40, of the Company or any security into which such share may be changed by reason of any transaction or event of the type referred to in Article XI.

“Date of Grant” means the date specified by the Committee on which an Award shall become effective.

“DGCL” is defined in Section 12.1.

“Disability” means “disability” or “disabled” as defined in any long-term disability plan sponsored by the Company in which the Participant participates. In the event the Participant does not participate in any long-term disability plan sponsored by the Company, “disability” means the Participant is unable to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. No Participant shall be considered to have a Disability unless he or she furnishes proof of the existence thereof in such form and manner, and at such times, as the Committee may require.

“Effective Date” means the date on which the Plan is approved by both the Board and the Company’s stockholders.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Fair Market Value” of a Common Share on any given date means (a) the closing price of such Common Share as reported on the New York Stock Exchange composite tape on the immediately preceding day or (b) if Common Shares were not traded on the New York Stock Exchange on such day, then on the next preceding day that Common Shares were traded on such exchange, all as reported by such source as the Committee may select.

“Good Reason” means, with respect to a Participant’s termination of employment with the Company following a Change in Control any of the following acts by the Company without the consent of the Participant (in each case, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company within 10 days after receipt of notice thereof given by the Participant): (i) diminution of the Participant’s position, authority, title, reporting requirements, duties or responsibilities as in effect on the date immediately prior to the Change in Control, (ii) a reduction by the Company in the Participant’s base salary or target bonus opportunity as in effect on the date immediately prior to the Change in Control, or (iii) the Company’s requiring the Participant, without his or her consent, to be based at any office or location more than thirty-five (35) miles from the office or location at which the Participant was based on the date immediately prior to the Change in Control, or to travel on Company business to a substantially greater extent than required immediately prior to the Change in Control.

“Incentive Award” means a cash award to a Participant pursuant to Article VIII.

“Incentive Stock Options” means Stock Options that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

“Option Price” means the purchase price payable on exercise of a Stock Option.

“Optionee” means the optionee named in an Award Agreement evidencing an outstanding Stock Option.

“Other Award” means an award to a Participant pursuant to Article IX.

“Outside Director” means a member of the Board who is not also an employee of the Company.

“Participant” means any director, officer, employee or consultant of the Company or its Subsidiaries who is selected by the Committee to receive an award under the Plan.

“Performance Objectives” means the measurable performance objective or objectives established pursuant to the Plan for Participants who have received grants of Performance Units or Performance Shares, Incentive Awards or, when so determined by the Committee, Stock Options, Appreciation Rights, Restricted Shares and Restricted Share Units. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company in which the Participant is employed. The Performance Objectives may be made relative to the performance of other corporations.

“Performance Period” means, in respect of a Performance Unit, Performance Share or Incentive Award, a period of time established pursuant to Article VII or VIII within which the Performance Objectives relating to such Performance Share, Performance Unit or Incentive Award are to be achieved.

“Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Article VII.

“Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Article VII.

“Plan” means the Nucor Corporation 2025 Omnibus Incentive Compensation Plan, including any supplement, as set forth herein and as amended from time to time.

“Prior Plan” means the Nucor Corporation 2014 Omnibus Incentive Compensation Plan, as amended and restated effective February 21, 2022, and as subsequently amended.

“Restricted Share” means a Common Share granted or sold pursuant to Article V of the Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Article V has expired.

“Restricted Share Unit” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Article V.

“Restrictive Period” means a period of time not to exceed two (2) years after the Participant’s termination of employment; provided however, that, if the Participant is in an Executive Vice President position or higher at the Company on the Date of Grant, such period shall expire on the following date after termination of employment: (i) forty-two (42) months thereafter if Participant is fifty-five (55) years of age or younger as of the date of terminiaton; (ii) thirty-six (36) months thereafter if Participant is fifty-six (56) years of age as of the date of terminiaton; (iii) thirty (30) months thereafter if Participant is fifty-seven (57) years of age as of the date of terminiaton or (iv) twenty-four (24) months thereafter if Participant is fifty-eight (58) years of age or older as of the date of terminiaton.

“Retirement” means the voluntary termination of a Participant’s employment after the date the Participant has attained such age and completed such years of service as may be specified by the Committee, and if required in the Award Agreement, with the approval of the Committee.

“Spread” means the excess of the Fair Market Value on the date when an Appreciation Right is exercised over the Base Price provided for in the Appreciation Right.

“Stock Option” means the right to purchase Common Shares from the Company upon the exercise of an option granted pursuant to Article IV.

“Subsidiary” means any corporation (other than the Company), limited liability company, or other business organization in an unbroken chain of entities beginning with the Company in which each of such entities other than the last one in the unbroken chain owns stock, units, or other interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock, units, or other interests in one of the other entities in that chain.

Section 2.2 Construction. To the extent the definitions ascribed to the terms in Section 2.1 are different from the definitions ascribed to the same or similar terms in any other employee benefit plan sponsored or maintained by the Company, the definitions in Section 2.1 shall govern and control for purposes of administering this Plan only and shall not affect or modify or otherwise be used for the administration of any such other employee benefit plan. Whenever used herein, unless the context clearly indicates otherwise, a pronoun in the masculine gender shall include the feminine gender, and the singular shall include the plural and the plural the singular. The conjunction “or” shall include both the conjunctive and disjunctive, and the adjective “any” shall mean one or more or all. Article, section and paragraph headings in the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. A reference to a “Section” or an “Article” means a Section or Article of the Plan and not of another source unless another source is specified or clearly indicated. Any reference in the Plan to the masculine gender is for convenience of expression only and includes the feminine gender unless the context clearly indicates otherwise.

ARTICLE III

COMMON SHARES SUBJECT TO THE PLAN

Section 3.1 General. Subject to adjustment as provided in Article XI, the number of Common Shares that may be issued or transferred from and after the Effective Date (a) upon the exercise of Stock Options or Appreciation Rights, (b) as Restricted Shares and released from substantial risks of forfeiture thereof, (c) in payment of Restricted Share Units that have become vested, (d) in payment of Performance Units or Performance Shares that have been earned, (e) in payment of awards granted under Article IX or (f) in payment of dividend equivalents paid with respect to awards made under the Plan shall not exceed in the aggregate 7,025,959, less any shares subject to awards granted under the 2014 Plan between December 31, 2024 and the effective date of the 2025 Plan, plus a number of additional Common Shares, on a one-to-one basis, underlying awards outstanding as of the Effective Date under the Prior Plan that thereafter terminate or expire unexercised, or are settled in cash, cancelled, forfeited or lapse for any reason. Such Common Shares may be shares of original issuance, treasury shares or a combination of the foregoing.

Section 3.2 Share Counting. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in the number of Common Shares available under Section 3.1 or otherwise specified in the Plan or in any award granted hereunder if the number of Common Shares actually delivered differs from the number of Common Shares previously counted in connection with an award, provided such counting procedures comply with the requirements of this Section 3.2. Common Shares subject to an award that is canceled, expired, forfeited, settled in cash or is otherwise terminated without a delivery of Common Shares to the Participant will again be available for awards. Common Shares withheld in payment of the exercise price or taxes relating to an award and Common Shares surrendered in payment of any exercise price or taxes relating to an award shall be considered Common Shares delivered to the Participant and shall not be available for awards under the Plan. Common Shares repurchased using Stock Option exercise proceeds will not be available for awards under the Plan. In addition, if the amount payable upon exercise of an Appreciation Right is paid in Common Shares, the total number of Common Shares subject to the Appreciation Right shall be considered Common Shares delivered to the Participant (regardless of the number of Common Shares actually delivered to the Participant) and shall not be available for awards under the Plan. This Section 3.2 shall apply to the number of Common Shares reserved and available for Incentive Stock Options only to the extent consistent with applicable regulations relating to Incentive Stock Options under the Code.

Section 3.3 Award Limitations. Notwithstanding any other provision of the Plan to the contrary, the sum of the grant date fair value of equity-based awards granted in Common Shares and the sum of the maximum cash value of any other Award granted under the Plan, plus any cash fees paid, to an Outside Director as compensation for services as an Outside Director in any calendar year shall not exceed $950,000.

ARTICLE IV

STOCK OPTIONS

The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Stock Options. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

(a) Each grant shall specify the number of Common Shares to which it pertains, subject to adjustments as provided in Article XI.

(b) Each grant shall specify an Option Price per share, which shall be equal to or greater than the Fair Market Value on the Date of Grant.

(c) Each grant shall specify whether the Option Price shall be payable (i) in cash or by check acceptable to the Company, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee, or (iii) by a combination of such methods of payment.

(d) To the extent permitted by applicable laws, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Common Shares to which such exercise relates.

(e) Successive grants may be made to the same Participant whether or not any Stock Options previously granted to such Participant remain unexercised.

(f) Each grant shall specify the period or periods of continuous service by the Optionee with the Company that is necessary before the Stock Options or installments thereof will become exercisable.

(g) Any grant of Stock Options may specify Performance Objectives that must be achieved as a condition to the exercise of such rights.

(h) Stock Options granted under the Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.

(i) No Stock Option shall be exercisable more than 10 years from the Date of Grant.

(j) Each grant of Stock Options shall be evidenced by an Award Agreement which shall contain such terms and provisions, consistent with the Plan and applicable sections of the Code, as the Committee may approve.

(k) No Stock Option may provide for the payment of dividend equivalents to the Optionee.

ARTICLE V

RESTRICTED SHARES AND RESTRICTED SHARE UNITS

The Committee may authorize the grant of Restricted Shares and Restricted Share Units or the sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

(a) Each grant or sale of Restricted Shares shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b) Each grant or sale of Restricted Shares may be made without additional consideration or in consideration of a payment by such Participant that is less than the Fair Market Value of a Restricted Share at the Date of Grant.

(c) The Restricted Shares covered by each such grant or sale shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code over a period of time and the Restricted Share Units covered by each such grant shall be subject to a vesting period determined by the Committee at the Date of Grant provided that the period for which such substantial risk of forfeiture or vesting is to continue shall not be less than three years with respect to grants to Participants who are employees, except, in either case, (i) in the event of the Participant’s death, Disability or Retirement or a Change in Control, (ii) a maximum of one hundred (100) Restricted Shares or Restricted Share Units may be granted to an employee who is not an officer without minimum vesting if such award is based on the length of the employee’s continuous full-time service and (iii) up to five percent (5%) of the Common Shares authorized under the Plan may be awarded as Restricted Shares or Restricted Share Units without any minimum vesting requirements.

(d) Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture or vesting is to continue (i) the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee) and (ii) the Restricted Share Units shall not be transferable.

(e) Any grant of Restricted Shares or Restricted Share Units may specify Performance Objectives that, if achieved, shall result in termination or early termination of the restrictions applicable to such shares or vested or early vesting of such units. Each grant may specify in respect of such Performance Objectives a minimum acceptable level of achievement and, if so specified, may also set forth a formula for determining the number of Restricted Shares on which restrictions will terminate or the number of Restricted Share Units which will become vested if performance is at or above the minimum level, but falls short of full achievement of the specified Performance Objectives. The grant of Restricted Shares or Restricted Share Units subject to Performance Objectives shall specify that, before the restrictions period with respect to the Restricted Shares is terminated or the Restricted Share Units become vested, the Committee must determine that the Performance Objectives have been satisfied.

(f) Each grant Restricted Share Units shall specify the time and manner of payment of Restricted Share Units that have become vested. Any grant may specify that the amount payable with respect thereto may be paid by the Company to the Participant in cash, in Common Shares or in any combination thereof, and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

(g) Any such grant or sale of Restricted Shares or Restricted Share Units may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares or Restricted Share Units, which may be subject to the same restrictions as the underlying award.

(h) Each grant or sale of Restricted Shares or Restricted Share Units shall be evidenced by an Award Agreement, which shall contain such terms and provisions, consistent with the Plan and applicable sections of the Code, as the Committee may approve. Unless otherwise directed by the Committee, each certificate representing a Restricted Share shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power executed by the Participant in whose name such certificate is registered, endorsed in blank and covering such Restricted Share.

ARTICLE VI

APPRECIATION RIGHTS

The Committee may authorize the granting to any Participant of Appreciation Rights. An Appreciation Right shall be a right of the Participant to receive from the Company an amount determined by the Committee, which shall be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. Each grant of Appreciation Rights may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

(a) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

(b) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

(c) Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(d) Each grant of an Appreciation Right shall be evidenced by an Award Agreement, which shall (i) describe such Appreciation Right, (ii) state that such Appreciation Right is subject to all the terms and conditions of the Plan and (iii) contain such other terms and provisions, consistent with the Plan and applicable sections of the Code, as the Committee may approve.

(e) No Appreciation Right may provide for the payment of dividend equivalents to the Participant.

(f) Each grant shall specify a Base Price, which shall be equal to or greater than the Fair Market Value on the Date of Grant.

(g) Successive grants may be made to the same Participant regardless of whether any Appreciation Rights previously granted to the Participant remain unexercised.

(h) No Appreciation Right granted under the Plan may be exercised more than 10 years from the Date of Grant.

ARTICLE VII

PERFORMANCE UNITS AND PERFORMANCE SHARES

The Committee may authorize the granting to Participants of Performance Units and Performance Shares that will become payable (or payable early) to a Participant upon achievement of specified Performance

Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

(a) Each grant shall specify the number of Performance Units or Performance Shares to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors.

(b) The Performance Period with respect to each Performance Unit or Performance Share shall be such period of time (not less than one year, except in the event of a Change in Control) commencing with the Date of Grant as shall be determined by the Committee at the time of grant.

(c) Any grant of Performance Units or Performance Shares shall specify Performance Objectives which, if achieved, shall result in payment or early payment of the award, and each grant may specify in respect of such specified Performance Objectives a minimum acceptable level of achievement and may also set forth a formula for determining the number of Performance Units or Performance Shares that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Performance Objectives. The grant of Performance Units or Performance Shares shall specify that, before the Performance Shares or Performance Units shall be earned and paid, the Committee must determine that the Performance Objectives have been satisfied. The grant of Performance Units or Performance Shares shall specify that, before the Performance Units or Performance Shares shall be earned and paid, the Committee must determine that the Performance Objectives have been satisfied.

(d) Each grant shall specify the time and manner of payment of Performance Units or Performance Shares that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company to the Participant in cash, in Common Shares or in any combination thereof, and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

(e) Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant. Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant.

(f) Each grant of Performance Units or Performance Shares shall be evidenced by an Award Agreement, which shall contain such terms and provisions, consistent with the Plan and applicable sections of the Code, as the Committee may approve.

(g) The Committee may, at or after the Date of Grant of Performance Units or Performance Shares, provide for the payment of contingent dividends or dividend equivalents to the holder thereof either in cash or in additional Common Shares, provided such dividends or dividend equivalents shall be paid to the Participant only if the Performance Units or Performance Shares with respect to which such dividends or dividend equivalents are payable are earned by the Participant.

ARTICLE VIII

INCENTIVE AWARDS

The Committee may authorize the granting to Participants of Incentive Awards that will become payable to a Participant upon achievement of specified Performance Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

(a) The Performance Period with respect to each Incentive Award shall be such period of time commencing with the Date of Grant as shall be determined by the Committee at the time of grant.

(b) Any grant of an Incentive Award shall specify Performance Objectives which, if achieved, will result in payment of the award, and each grant may specify in respect of such specified Performance Objectives a minimum acceptable level of achievement and may also set forth a formula for determining the amount of the Incentive Award that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Performance Objectives. The grant of an Incentive Award shall specify that, before the Incentive Award shall be earned and paid, the Committee must determine that the Performance Objectives have been satisfied.

(c) Each grant shall specify the time and manner of payment of the Incentive Award that has been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company to the Participant in cash, in Common Shares or in any combination thereof, and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

(d) Any grant of an Incentive Award may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant.

ARTICLE IX

OTHER AWARDS

The Committee is authorized, subject to limitations under applicable law, to grant to any Participant Other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of Common Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or other business units of, the Company. The Committee shall determine the terms and conditions of such Other Awards. Common Shares delivered pursuant to an Other Award in the nature of a purchase right granted under this Article IX shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Common Shares, notes or other property, as the Committee shall determine. Cash awards may also be granted as an element of, or as a supplement to, any Other Award granted under the Plan. The Committee is authorized to grant Common Shares as a bonus, or to grant Common Shares or other awards in lieu of obligations of the Company to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

ARTICLE X

RESTRICTIVE COVENANTS

Section 10.1 Noncompetition. An Award Agreement may require, as determined by the Committee in its sole discretion, that in the event a Participant, at any time during the Participant’s employment with the Company and for up to the maximum Restrictive Period thereafter, directly or indirectly (whether for compensation or otherwise), alone or as an agent, principal, partner, officer, employee, trustee, director, stockholder or in any other capacity, owns, manages, operates, joins, controls or participates in the ownership, management, operation or control of, or furnishes any capital to, or is connected in any manner with, or provides any services as a consultant for, any business which Competes with the Company, the Participant shall (a) immediately forfeit any portion of the award subject to the Award Agreement that is then outstanding and (b) return to the Company the economic value of the award subject to the Award Agreement that was realized or obtained by the Participant since the date that is six (6) months before the date of the Participant’s action as described in this section.

Section 10.2 Non-solicitation. An Award Agreement may also require, as determined by the Committee in its sole discretion, that for a period of up the maximum Restrictive Period from the date of termination of employment, in the event the Participant who received the award subject to the Award Agreement, on his or her own behalf or on behalf of any person, firm or company, directly or indirectly, solicits or offers employment to any person who has been employed by the Company at any time during the six (6) months immediately preceding such solicitation or solicits, contacts or attempts to influence any “Customer” or “Prospective Customer” of the Company to alter its business with the Company or to conduct business with another business which Competes with the Company, the Participant shall (a) immediately forfeit all of the award subject to the Award Agreement that is then outstanding and (b) return to the Company the economic value of the award subject to the Award Agreement that was realized or obtained by the Participant since the date that is six (6) months before the date of the Participant’s solicitation under this section. “Customer” means any customer of the Company with whom the Participant or the Participant’s direct reports had significant contact during the six (6) month period preceding the Participant’s termination of employment. “Prospective Customer” means any person or entity targeted by the Company as a potential user of the Company’s products or services, and whom the Participant or the Participant’s direct reports participated in the solicitation of during the six (6) month period preceding the Participant’s termination of employment.

ARTICLE XI

ADJUSTMENTS

The Committee shall make or provide for such adjustments in the numbers of Common Shares covered by outstanding Common Share-based awards outstanding hereunder, in the Option Price and Base Price provided in outstanding Stock Options or Appreciation Rights, and in the kind of shares covered thereby, as the Committee, in its sole discretion, exercised in good faith, shall determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets (including, without limitation, a special or large non-recurring dividend), issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing (a “Corporate Transaction”). Notwithstanding the foregoing, to the extent that a Corporate Transaction involves a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Common Shares underlying outstanding awards under the Plan to change, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend (an “Equity Restructuring”), the Committee shall be required to make or provide for such adjustments set forth in the preceding sentence that, in its sole discretion, are required to equalize the value of the outstanding awards under the Plan before and after the Equity Restructuring. In the event of any Corporate Transaction, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Committee may also make or provide for such adjustments in the numbers of shares specified in Article III as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Article XI; provided, however, that any such adjustment to a Stock Option intended to qualify as an Incentive Stock Option shall be made only if and to the extent such adjustment would not cause such Stock Option to fail to so qualify. Notwithstanding the foregoing, no adjustment shall be required pursuant to this Article XI if such action would cause an award to fail to satisfy the conditions of any applicable exception from the requirements of Article 409A of the Code or otherwise could subject a Participant to the additional tax imposed under Article 409A of the Code with respect to an outstanding award.

ARTICLE XII

ADMINISTRATION OF THE PLAN

Section 12.1 Committee Authority. The Plan shall be administered by the Committee. The Committee shall have all of the powers necessary to enable it to properly carry out its duties under the Plan. Not in limitation of the foregoing, the Committee shall have the power to construe and interpret the Plan and to determine all questions that shall arise thereunder and to make all other determinations necessary or advisable for the administration of the Plan. The Committee shall have such other and further specified duties, powers, authority and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties as the Committee may deem expedient or appropriate that are not inconsistent with the intent of the Plan to the fullest extent permitted under Delaware General Corporation Law (“DGCL”) Section 157 (or any successor provisions thereto) and related applicable DGCL Sections. The decision of the Committee or any agent of the Committee upon all matters within the scope of its authority shall be final and conclusive on all persons.

Section 12.2 Indemnification. No member of the Board, the Committee or any employee of the Company (each such person, an “Indemnified Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any award hereunder. Each Indemnified Person shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnified Person in connection with or resulting from any action, suit or proceeding to which such Indemnified Person may be a party or in which such Indemnified Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (b) any and all amounts paid by such Indemnified Person, with the Company’s approval, in settlement thereof, or paid by such Indemnified Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnified Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnified Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Indemnified Person giving rise to the indemnification claim resulted from such Indemnified Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Indemnified Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnified Persons or hold them harmless.

ARTICLE XIII

CHANGE IN CONTROL

Except as otherwise provided in the applicable Award Agreement and unless the applicable Award is assumed, substituted or converted in connection with the Committee’s authority provided in Article XI, upon the occurrence of a Change in Control:

(a) any Stock Options or Appreciation Rights then held by such Participant that are unexercisable or otherwise unvested shall become exercisable or otherwise vested, as the case may be;

(b) all Performance Units, Performance Shares and Incentive Awards then held by such Participant shall be paid out and earned based on the greater of “actual” or “target” performance levels through the fiscal quarter end immediately preceding such termination of employment; and

(c) all other outstanding awards then held by such Participant that are unexercisable, unvested or still subject to restrictions or forfeiture, shall become exercisable and vested and all restrictions and forfeiture provisions related thereto shall lapse.

With respect to Awards that are assumed, substituted or converted in connection with the Committee’s authority provided in Article XI and unless otherwise provided in the applicable Award Agreement, upon the termination of a Participant’s employment by the Company without Cause or by a Participant for Good Reason, in either case, within twenty-four (24) months after the occurrence of a Change in Control (i.e., a “double trigger”):

(a) any Stock Options or Appreciation Rights then held by such Participant that are unexercisable or otherwise unvested shall become exercisable or otherwise vested, as the case may be;

(b) all Performance Units, Performance Shares and Incentive Awards then held by such Participant shall be paid out and earned based on the greater of “actual” or “target” performance levels through the fiscal quarter end immediately preceding such termination of employment; and

(c) all other outstanding awards then held by such Participant that are unexercisable, unvested or still subject to restrictions or forfeiture, shall become exercisable and vested and all restrictions and forfeiture provisions related thereto shall lapse.

Notwithstanding the foregoing, nothing contained in this Article XIII shall affect the Committee’s authority to make the adjustments provided in Article XI in the event of a Change in Control.

ARTICLE XIV

AMENDMENTS AND TERMINATION

Section 14.1 Amendments to the Plan. Subject to any government regulation, to any requirement that must be satisfied if the Plan is intended to be a shareholder approved plan for purposes of the rules of the New York Stock Exchange or any successor exchange or quotation system on which the Common Shares may be listed or quoted, the Plan may be amended, modified or terminated by the Board or the Committee without the approval of the stockholders of the Company, except that stockholder approval shall be required for any amendment that would (a) increase the maximum number of Common Shares for which awards may be granted under the Plan or (b) change the class of employees or other individuals eligible to participate in the Plan. No modification, amendment or termination of the Plan may, without the consent of the Participant to whom any award has been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such award, unless otherwise provided by the Committee in the applicable Award Agreement. Notwithstanding the foregoing, the Company reserves the right to amend the Plan, by action of the Board or the Committee without the consent of any affected Participant, to the extent deemed necessary or appropriate for purposes of maintaining compliance with Section 409A of the Code.

Section 14.2 Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award theretofor granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any award theretofor granted shall not to that extent be effective without the consent of the impaired Participant, holder or beneficiary. Notwithstanding the foregoing, the Company reserves the right to amend any award granted under the Plan, by action of the Board or the Committee without the consent of any affected Participant, to the extent deemed necessary or appropriate for purposes of maintaining compliance with Section 409A of the Code.

Section 14.3 Prohibition of Certain Amendments and Re-Pricings. Notwithstanding any provision herein to the contrary, the repricing of Stock Options or Appreciation Rights is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (a) changing the terms of a Stock Option or Appreciation Right to lower its Option Price or Base Price; (b) any other action that is treated as a “repricing” under generally accepted accounting principles; and (c) repurchasing for cash or canceling a Stock Option or Appreciation Right at a time when its Option Price or Base Price is greater than the Fair Market Value of the underlying Shares in exchange for another award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Article XI. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant. Furthermore, neither the Board nor the Committee shall, without further approval of the stockholders of the Company, authorize any Stock Option grant to provide for automatic “reload” rights, the automatic grant of Stock Options to the Optionee upon the exercise of Stock Options using Shares or other equity.

ARTICLE XV

OTHER MATTERS

Section 15.1 Nontransferability. Except as otherwise specified in the applicable Award Agreement, during the Participant’s lifetime an award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under applicable law, by the Participant’s legal guardian or representative, and no award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided, that (a) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance and (b) the Board or the Committee may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability; provided, however, that (i) Incentive Stock Options granted under the Plan shall not be transferable in any way that would violate Section 1.422-2(a)(2) of the Treasury Regulations and (ii) in no event may a Stock Option or Appreciation Right be transferred for consideration. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.

Section 15.2 No Rights to Awards. No Participant or other person shall have any claim to be granted any award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of awards. The terms and conditions of awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

Section 15.3 Share Certificates. All certificates for Common Shares or other securities of the Company delivered under the Plan pursuant to any award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the Securities and Exchange Commission, the New York Stock Exchange or any other stock exchange or quotation system upon which such Common Shares or other securities are then listed or reported and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

Section 15.4 Withholding. A Participant may be required to pay to the Company, and the Company has the right and is hereby authorized to withhold from any award, from any payment due or transfer made under any award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Common Shares, other securities, other awards or other property) of any applicable withholding taxes in respect of an award, its exercise or any payment or transfer under an award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes. If Common Share withholding is applied, to the extent necessary to avoid adverse accounting consequences, the Company will withhold Common Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction.

Section 15.5 Award Agreements. Each award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the award and any rules applicable thereto, including, but not limited to, the effect on such award of the death, Disability, Retirement or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

Section 15.6 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares and other types of equity-based awards (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

Section 15.7 No Right to Employment. The grant of an award shall not be construed as giving a Participant the right to be retained as a director, officer, employee or consultant of or to the Company, nor shall it be construed as giving a Participant any rights to continued service on the Board. Further, the Company may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

Section 15.8 No Rights as Stockholder. No Participant or holder or beneficiary of any award has any rights as a stockholder with respect to any Common Shares to be distributed under the Plan until he or she has become the holder of such Common Shares. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall be entitled to the rights of a stockholder in respect of such Restricted Shares. Except as otherwise provided in Article XI, Section 14.2 or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Common Shares, other securities or other property), or other events relating to, Common Shares subject to an award for which the record date is prior to the date such Shares are delivered.

Section 15.9 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

Section 15.10 Severability. If any provision of the Plan or any award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or award, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the award, such provision shall be construed or deemed stricken as to such jurisdiction, person or award and the remainder of the Plan and any such award shall remain in full force and effect.

Section 15.11 Other Laws. The Committee may refuse to issue or transfer any Common Shares or other consideration under an award if, acting in its sole and plenary discretion, it determines that the issuance or transfer of such Common Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole and plenary discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the federal and any other applicable securities laws.

Section 15.12 No Trust or Fund Created. Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company, on one hand, and a Participant or any other person, on the other hand. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

Section 15.13 No Fractional Shares. No fractional Common Shares shall be issued or delivered pursuant to the Plan or any award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Common Shares or whether such fractional Common Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

Section 15.14 Requirement of Consent and Notification of Election Under Section 83(b) of the Code or Similar Provision. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If an award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make such an election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.

Section 15.15 Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. If any Participant makes any disposition of Common Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten (10) days of such disposition.

Section 15.16 Clawback of Awards. The Committee may require in any Award Agreement that any current or former Participant reimburse the Company for all or any portion of any award, terminate any outstanding, unexercised, unexpired or unpaid award, rescind any exercise, payment or delivery pursuant to an award or recapture any Common Shares (whether restricted or unrestricted) or proceeds from the Participant’s sale of Common Shares issued pursuant to an award to the extent required by any recoupment or clawback policy adopted by the Committee in its discretion or to comply with the requirements of any applicable laws. All incentive-based compensation received by any current or former Participant in the Plan, including any incentive-based compensation that is earned, awarded, or becomes vested in whole or in part based on an Award, shall be subject to recovery pursuant to the Nucor Corporation Executive Officer Incentive Compensation Recovery Policy, as amended, superseded or replaced from time to time. Any Award hereunder shall also be subject to rights of recovery that may be available to the Company under applicable law, rule or regulation or pursuant to the terms of any other policy of the Company or any provisions in any employment agreement.

Section 15.17 International Employees. In order to facilitate the making of any grant or combination of grants under the Plan, the Committee may provide for such special terms for awards to Participants who are nationals of an country other than the United States of America or who are employed by the Company outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Corporate Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

Section 15.18 Compliance with Code Section 409A.

(a) The Plan is intended to comply with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered consistent with this intent. For each award intended to comply with the short-term deferral exception provided for under Section 409A of the Code, the related Award Agreement shall provide that such award shall be paid out by the later of (a) the 15th day of the third month following the Participant’s first taxable year in which the award is no longer subject to a substantial risk of forfeiture or (b) the 15th day of the third month following the end of the Company’s first taxable year in which the award is no longer subject to a substantial risk of forfeiture. To the extent that the Committee determines that a Participant would be subject to the additional 20% tax imposed on certain deferred compensation arrangements pursuant to Section 409A of the Code as a result of any provision of any award, to the extent permitted by Section 409A of the Code, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The Committee shall determine the nature and scope of such amendment. To the extent required by Section 409A of the Code, any payment under the Plan made in connection with the separation from service of a “specified employee” (within the meaning of Section 409A of the Code) of an award that is deferred compensation that is subject to Section 409A of the Code shall not be made earlier than six (6) months after the date of such separation from service.

(b) If an award under the Plan is subject to Section 409A of the Code and a Change in Control is a payment event for the award under Section 409A of the Code, then for purposes of determining whether a payment event has occurred with respect to the award, a Change in Control will not be deemed to have occurred unless it also constitutes a “change in the ownership or effective control” of the Company as defined in Section 409A of the Code.

ARTICLE XVI

DURATION OF THE PLAN

No awards shall be made under the Plan after February 18, 2035, but all awards made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of the Plan.

NUCOR CORPORATION C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735

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NUCOR CORPORATION			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Nucor’s Board of Directors recommends a vote FOR ALL NOMINEES.
1.	Election of the eight nominees as directors		☐	☐	☐
Nominees:

	01) Norma B. Clayton	05) Laurette T. Koellner
	02) Patrick J. Dempsey	06) Michael W. Lamach
	03) Nicholas C. Gangestad	07) Leon J. Topalian
	04) Christopher J. Kearney	08) Nadja Y. West					For	Against	Abstain

To cumulate your vote for one or more of the listed nominees, mark the cumulative voting box below and write in your instructions on the reverse side. The cumulative number of votes you have is 8 times the number of shares of Common Stock you owned on March 10, 2025. All your votes may be cast for a single nominee or may be distributed among any number of nominees.

						3. Approval, on an advisory basis, of Nucor’s named executive officer compensation in 2024 4. Approval of the Nucor Corporation 2025 Omnibus Incentive Compensation Plan	☐ ☐	☐ ☐	☐ ☐
Nucor’s Board of Directors recommends a vote FOR proposals 2, 3 and 4.			For	Against	Abstain

In their discretion, the proxy holders are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof. Each of proposals 1, 2, 3 and 4 has been proposed by Nucor Corporation.

2. Ratification of the appointment of PricewaterhouseCoopers LLP to serve as Nucor’s independent registered public accounting firm for 2025			☐	☐	☐

If you wish to exercise cumulative voting, please mark the box to the right and write in your instructions on the reverse side.					☐

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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V63171-P25238-Z89317

NUCOR CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Leon J. Topalian and Stephen D. Laxton, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Nucor Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Eastern Time, on May 8, 2025 via live audio webcast at www.virtualshareholdermeeting.com/NUE2025 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as directed by the stockholder(s). If no such directions are made, this proxy will be voted FOR the election of the nominees listed on the reverse side for the board of directors, FOR proposals 2, 3 and 4 and in the discretion of the proxies with respect to such other business as may properly come before the meeting or any adjournment or postponement thereof. The proxy holders reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the applicable director nominees in their sole discretion.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CUMULATE

(If you noted cumulative voting instructions above, please check the corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE